Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of November 12, 2021 (this “Third Amendment”), is entered into among ANIKA THERAPEUTICS, INC., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors party hereto, each lender party hereto, and the Administrative Agent (as defined below), and modifies that certain Credit Agreement, dated as of October 24, 2017 (as amended by that certain First Amendment to Credit Agreement, dated as of August 13, 2019, as further amended by that certain Second Amendment to Credit Agreement and First Amendment to Security Agreement, dated as of May 14, 2020, and as may be further amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time and in effect immediately prior to the effectiveness of this Third Amendment, the “Existing Credit Agreement” and the Existing Credit Agreement, as amended by this Third Amendment, the “Amended Credit Agreement”), among (a) the Borrower, (b) the Subsidiary Guarantors, (c) the lenders from time to time party thereto (each a “Lender”, and collectively, the “Lenders”), and (c) BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”). Capitalized terms used herein and not defined herein shall have the meaning assigned to such terms in the Amended Credit Agreement.

PRELIMINARY STATEMENTS

A.       The Borrower has requested that the Administrative Agent and the Lenders agree to amend certain of the terms and provisions of the Existing Credit Agreement as specifically set forth in this Third Amendment.

B.       The Borrower has requested that (i) the Administrative Agent and the Lenders amend the Existing Credit Agreement, all as more specifically set forth herein, and the Lenders are willing to do so on the terms and subject to the conditions hereinafter set forth and (ii) each new lender identified as such on the signature pages hereto (each a “New Lender”) join the Amended Credit Agreement as a Lender.

Accordingly, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1.                  Amendments to the Existing Credit Agreement.

(a)               Amended Credit Agreement. The Existing Credit Agreement (excluding the schedules and exhibits thereto, which shall remain in full force and effect, except as specifically amended and restated pursuant to Section 1(b) and (c) of this Third Amendment) is hereby amended as set forth in Annex A attached hereto such that all of the newly inserted underlined text (indicated textually in the same manner as the following example: double-underlined text) and any formatting changes attached hereto shall be deemed to be inserted and all stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) shall be deemed to be deleted therefrom.

(b)               Amendments to Schedules to the Existing Credit Agreement. Each of the following schedules to the Existing Credit Agreement is hereby deleted in its entirety and replaced with the corresponding schedules set forth in Annex B-1 attached to this Third Amendment:

(i)	Schedule 1.01(a) (Address for Notices);

(ii)	Schedule 1.01(b) (Commitments);

(iii)	Schedule 1.01(c) (Responsible Officers);

(iv)	Schedule 1.01(d) (Material Contracts);

(v)	Schedule 5.09(b) (Environmental Matters);

(vi)	Schedule 5.12 (Pension Plans);

(vii)	Schedule 5.20(a) (Subsidiaries, Joint Ventures, Partnerships and Other Equity Investments);

(viii)	Schedule 5.20(b) (Loan Parties);

(ix)	Schedule 5.21(c) (Documents, Instruments, and Tangible Chattel Paper);

(x)	Schedule 5.21(d)(i) (Deposit Accounts & Securities Accounts);

(xi)	Schedule 5.21(d)(ii) (Electronic Chattel Paper & Letter-of-Credit Rights);

(xii)	Schedule 5.21(e) (Commercial Tort Claims);

(xiii)	Schedule 5.21(f) (Pledged Equity Interests);

(xiv)	Schedule 5.21(g)(i) (Mortgaged Properties);

(xv)	Schedule 5.21(g)(ii) (Other Properties);

(xvi)	Schedule 7.01 (Existing Liens);

(xvii)	Schedule 7.02 (Existing Indebtedness);

(xviii)	Schedule 7.03 (Existing Investments); and

(xix)	Schedule 7.08 (Transactions with Affiliates).

(c)               Amendments to Exhibits to the Existing Credit Agreement. Each of the following exhibits to the Existing Credit Agreement is hereby deleted in its entirety and replaced with the corresponding exhibits set forth in Annex B-2 attached to this Third Amendment:

(i)	Exhibit A (Form of Administrative Questionnaire);

(ii)	Exhibit B (Form of Assignment and Assumption);

(iii)	Exhibit C (Form of Compliance Certificate);

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(iv)	Exhibit D (Form of Joinder Agreement);

(v)	Exhibit E (Form of Loan Notice);

(vi)	Exhibit F (Form of Permitted Acquisition Certificate);

(vii)	Exhibit G (Form of Revolving Note);

(viii)	Exhibit H (Form of Secured Party Designation Notice);

(ix)	Exhibit I (Form of Solvency Certificate);

(x)	Exhibit J (Form of Swingline Loan Notice);

(xi)	Exhibit K (Forms of U.S. Tax Compliance Certificates);

(xii)	Exhibit L (Reserved);

(xiii)	Exhibit M (Form of Landlord Waiver);

(xiv)	Exhibit N (Form of Authorization to Share Insurance Information); and

(xv)	Exhibit O (Form of Notice of Loan Prepayment).

2.                  Reallocation of Revolving Facility; Joinder of New Lenders.

(a)               On and as of the Third Amendment Effective Date, the Revolving Facility shall be increased to $75,000,000 and shall be allocated among the Lenders under the Amended Credit Agreement, including New Lenders, such that immediately after giving effect to this Third Amendment on the Third Amendment Effective Date, each Lender shall hold Revolving Commitments and Revolving Loans in the amounts set forth opposite such Person’s name on Schedule 1.01(b) of the Amended Credit Agreement, in the form attached hereto in Annex B-1.

(b)               On the Third Amendment Effective Date:

(i)                 Each Lender shall remit to the Administrative Agent, in the manner contemplated by Section 2.02 of the Amended Credit Agreement, such amount as may be necessary for such Lender to hold Revolving Loans in the amounts ratably in accordance with its Applicable Percentage.

(ii)              The Administrative Agent shall remit to each existing Lender (with amounts received from the Borrower pursuant to Section 3(n) of this Third Amendment) such Person’s pro rata share of all unpaid interest, commitment fees, Letter of Credit participation fees and other amounts (including any breakage costs) in respect of the Loans and Commitments of the Lenders under the Existing Credit Agreement, in each case that have accrued to but excluding the Third Amendment Effective Date.

(c)               Each New Lender hereby joins the Amended Credit Agreement as a Lender and (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Third Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Amended Credit Agreement, (B) on and as of the Third Amendment Effective Date, it shall be bound by the provisions of the Amended Credit Agreement as a Lender thereunder and, to the extent of its Revolving Commitment (and Revolving Loans) and all other related rights and obligations under the Amended Credit Agreement, shall have the obligations of a Lender thereunder, (C) it has received a copy of the Existing Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.05 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Third Amendment and become a Lender under the Amended Credit Agreement, and (D) it has, independently and without reliance upon the Administrative Agent or any existing Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Third Amendment and become a Lender under the Amended Credit Agreement; and (ii) agrees that (A) it will, independently and without reliance on the Administrative Agent or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

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3.                  Conditions Precedent to Third Amendment. This Third Amendment shall become effective as of the date first written above (the “Third Amendment Effective Date”) upon the satisfaction of each of the following conditions precedent set forth in this Section 3.

(a)               Third Amendment. The Administrative Agent shall have received this Third Amendment, duly executed by (i) the Borrower and each Subsidiary Guarantor, (ii) each Lender (including the New Lenders), (iii) the L/C Issuer, and (iv) the Swingline Lender.

(b)               Officer’s Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of each Loan Party dated as of the Third Amendment Effective Date, certifying as to the Organization Documents of such Loan Party (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority), the resolutions of the governing body of such Loan Party, the good standing, existence or its equivalent of such Loan Party and of the incumbency (including specimen signatures) of the Responsible Officers of such Loan Party, each in form and substance reasonably satisfactory to the Administrative Agent.

(c)               Legal Opinions of Counsel. The Administrative Agent shall have received a favorable opinion of K&L Gates LLP, counsel for the Loan Parties, dated as of the Third Amendment Effective Date and addressed to the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent, covering such matters relating to the Third Amendment and the transactions contemplated hereby as the Administrative Agent and the Lenders shall reasonably request.

(d)               Financial Statements. The Administrative Agent and the Lenders shall have received copies of the financial statements referred to in Section 5.05 of the Amended Credit Agreement, each in form and substance reasonably satisfactory to each of them.

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(e)               Personal Property Collateral. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent:

(i)                 (A) searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Loan Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and (B) tax lien, judgment and litigation searches;

(ii)              [reserved];

(iii)            to the extent not previously delivered, completed UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral;

(iv)             to the extent not previously delivered, stock or membership certificates, if any, evidencing the Pledged Equity and undated stock or transfer powers duly executed in blank; in each case to the extent such Pledged Equity is certificated;

(v)               [reserved];

(vi)             to the extent required to be delivered, filed, registered or recorded (and not previously delivered, filed, registered, or recorded), pursuant to the terms and conditions of the Collateral Documents, all instruments, documents and chattel paper in the possession of any of the Loan Parties, together with allonges or assignments as may be necessary or appropriate to create and perfect the Administrative Agent’s and the Lenders’ security interest in the Collateral;

(vii)          to the extent not previously delivered, Qualifying Control Agreements satisfactory to the Administrative Agent to the extent required to be delivered pursuant to Section 6.14 of the Amended Credit Agreement; and

(viii)        evidence satisfactory to the Administrative Agent that (x) all other actions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement have been taken (including receipt of duly executed payoff letters, UCC-3 termination statements, and bailee waivers and consent agreements) and (y) all filing and recording fees and taxes shall have been duly paid.

(f)                [Reserved].

(g)               Solvency Certificate. The Administrative Agent shall have received a Solvency Certificate signed by a Responsible Officer of the Borrower as to the financial condition, Solvency and related matters of (x) the Borrower, individually and (y) the Loan Parties and their Subsidiaries, on a consolidated basis, in each case, after giving effect to the initial borrowings under the Third Amendment and the other transactions contemplated hereby.

(h)               Officer’s Certificate; Compliance Certificate; Perfection Certificate. The Administrative Agent shall have received (i) a certificate or certificates executed by a Responsible Officer of the Borrower as of the Third Amendment Effective Date, certifying as to the matters set forth in clauses (j) and (k) of this Section 3 and the matters set forth in Section 4, (ii) a Compliance Certificate dated as of the Third Amendment Effective Date, setting forth calculations demonstrating that (on a Pro Forma Basis) after giving effect to the incurrence of Indebtedness under the Loan Documents, the borrowing of Loans to be made on the Third Amendment Effective Date and the other transactions occurring on the Third Amendment Effective Date, that the Borrower is in Pro Forma Compliance with the financial covenants set forth in Section 7.11 of the Amended Credit Agreement, and (iii) the Perfection Certificate executed by a Responsible Officer of the Borrower.

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(i)                 Loan Notice. The Administrative Agent shall have received a Loan Notice with respect to any Loans to be made on the Third Amendment Effective Date.

(j)                 Existing Indebtedness of the Loan Parties. All of the existing Indebtedness for borrowed money of the Borrower and its Subsidiaries (other than Indebtedness permitted to exist pursuant to Section 7.02 of the Amended Credit Agreement) shall be repaid in full and all security interests related thereto shall be terminated substantially concurrently with the Third Amendment Effective Date.

(k)               Material Adverse Effect. (i) There shall have been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect and (ii) there shall exist no action, suit, investigation or proceeding pending or, to the actual knowledge of the Loan Parties, after due and diligent investigation, threatened in writing or contemplated in writing, in any court or before any arbitrator or governmental authority by or against any Loan Party or against any of their properties or revenues that (a) purport to affect or pertain to any Loan Document or any of the transactions contemplated thereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

(l)                 Consents. The Administrative Agent shall have received a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required, in each case, excluding the consents of the board of directors (or equivalent governing body) that will be attached to the Officer’s Certificates referenced in Section 3(h).

(m)             Fees and Expenses. The Administrative Agent shall have received all fees and out-of-pocket expenses (including the reasonable fees and out-of-pocket expenses of outside counsel (including any local counsel) for the Administrative Agent), if any, owing pursuant to the Fee Letter, Section 2.09 of the Amended Credit Agreement and the other Loan Documents; provided that in the case of any such expenses, such expenses shall be invoiced at least two (2) Business Days prior to the Third Amendment Effective Date.

(n)               Accrued Interest. The Borrower shall have paid to the Administrative Agent, for the account of the Lenders under the Existing Credit Agreement, all unpaid interest, commitment fees, Letter of Credit participation fees and other amounts (including any breakage costs) in respect of the Loans and Commitments of the Lenders under the Existing Credit Agreement, in each case that have accrued to but excluding the Third Amendment Effective Date.

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(o)               Due Diligence. The Lenders and the Administrative Agent shall have completed a due diligence investigation of the Borrower, the other Loan Parties and their Subsidiaries and Affiliates, including customary “know your customer”, PATRIOT Act, sanctions, OFAC, and FCPA diligence, in scope, and with results, satisfactory to the Administrative Agent. The Loan Parties shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent and the Lenders in order to comply with applicable law, including without limitation, the PATRIOT Act. To the extent the Borrower qualifies as a “legal entity customer” under 31 C.F.R. §1010.230 (the “Beneficial Ownership Regulation”), the Arranger shall have received a certification regarding beneficial ownership required by the Beneficial Ownership Regulation (the “Beneficial Ownership Certification”).

(p)               Notes. The Administrative Agent shall have received for the account of each Lender requesting a Note, a Note executed by a Responsible Officer of the Borrower.

(q)               Omnibus Reaffirmation of Loan Documents. The Administrative Agent shall have received an Omnibus Reaffirmation of Loan Documents, duly executed by the Borrower, the Subsidiary Guarantors, and the Administrative Agent.

(r)                Other Documents. All other documents provided for herein or which the Administrative Agent or any other Lender may reasonably request or require.

(s)                Additional Information. Such additional information and materials which the Administrative Agent and/or any Lender shall reasonably request or require.

Without limiting the generality of the provisions of the last paragraph of Section 9.03 of the Amended Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 3, each Lender (including each New Lender), to the extent such Person has signed this Third Amendment, shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to such Person unless the Administrative Agent shall have received notice from such Person prior to the proposed Third Amendment Effective Date specifying its objection thereto.

4.                  Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as of the Third Amendment Effective Date as follows:

(a)               Authorization; Enforceability. The execution, delivery and performance by such Loan Party of this Third Amendment, and the consummation of the transactions contemplated hereby taking place on or about the Third Amendment Effective Date, are within the Borrower’s and each Subsidiary Guarantor’s corporate powers and have been duly authorized by all necessary corporate, limited liability company or similar action and, if required, stockholder, member or similar action. This Third Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of the Borrower or such Subsidiary Guarantor (as the case may be), enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

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(b)               Governmental Approvals; No Conflicts. The transactions contemplated by this Third Amendment (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, (b) will not violate any applicable law or regulation or any order of any Governmental Authority, except for such violations that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (c) will not violate the charter, by-laws or other organizational documents of the Borrower or any of the Subsidiaries, (d) will not violate or result in a default under any indenture, agreement or other instrument evidencing or governing Indebtedness or any other material agreement binding upon the Borrower or any Subsidiary or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any Subsidiary, and (e) will not result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary.

(c)               Representations and Warranties. The representations and warranties of the Borrower and each other Loan Party contained in Article II or Article V of the Amended Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct on and as of the date of such Credit Extension (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date) and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the date of such Credit Extension (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date), and except that for purposes of this Section 4(c) the representations and warranties contained in Sections 5.05(a) and (b) of the Amended Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Amended Credit Agreement, respectively.

(d)               No Default. No Default or Event of Default exists or has occurred and is continuing on and as of the Third Amendment Effective Date or, after giving effect to the Third Amendment, would result from the Third Amendment and the transactions contemplated hereby.

5.                  Survival. All representations and warranties made by the Borrower (on behalf of itself and on behalf of the other Loan Parties) in this Third Amendment or any other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Third Amendment or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Third Amendment, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the L/C Issuer or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Loan Documents is outstanding.

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6.                  Third Amendment as a Loan Document. This Third Amendment constitutes a “Loan Document” under the Amended Credit Agreement.

7.                  Effect on Loan Documents. After giving effect to this Third Amendment on the Third Amendment Effective Date, the Amended Credit Agreement and the other Loan Documents shall be and remain in full force and effect in accordance with their terms and are hereby ratified and confirmed by the Borrower in all respects. The execution, delivery, and performance of this Third Amendment shall not operate as a waiver of any right, power, or remedy of the Administrative Agent or the Lenders under the Existing Credit Agreement or the other Loan Documents. The Borrower hereby acknowledges and agrees that, after giving effect to this Third Amendment, all of its obligations and liabilities under the Existing Credit Agreement and the other Loan Documents to which it is a party, as such obligations and liabilities have been amended by this Third Amendment, are reaffirmed and remain in full force and effect. All references to the Existing Credit Agreement in any Loan Document or other document or instrument delivered in connection therewith shall be deemed to refer to the Amended Credit Agreement. Nothing contained herein shall be construed as a novation of the Obligations outstanding under and as defined in the Existing Credit Agreement, which shall remain in full force and effect, except as modified hereby.

8.                  Limited Effect. This Third Amendment relates only to the specific matters expressly covered herein, shall not be considered to be an amendment or waiver of any rights or remedies that the Administrative Agent or any Lender may have under the Existing Credit Agreement or any other Loan Document (except as expressly set forth herein) or under applicable law, and shall not be considered to create a course of dealing or to otherwise obligate in any respect the Administrative Agent or any Lender to execute similar or other amendments or waivers or grant any amendments or waivers under the same or similar or other circumstances in the future.

9.                  Governing Law. THIS THIRD AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS THIRD AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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10.              Counterparts. This Third Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as to each party hereto. Delivery of an executed counterpart of a signature page of this Third Amendment, or any certificate delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Third Amendment or certificate. Without limiting the foregoing, to the extent a manually executed counterpart is not specifically required to be delivered under the terms of this Third Amendment, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Third Amendment and/or any document to be signed in connection with this Third Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to the Credit Agreement to be executed and delivered as of the date first above written.

ANIKA THERAPEUTICS, INC.,

as the Borrower

By: /s/ Michael Levitz

Name:	Michael Levitz
Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page – Third Amendment to Credit Agreement]

Arthrosurface Incorporated,

as a Subsidiary Guarantor

By: /s/ Michael Levitz

Name: Michael Levitz

Title: Treasurer

[Signature Page – Third Amendment to Credit Agreement]

PARCUS MEDICAL, LLC,

as a Subsidiary Guarantor

By: /s/ Michael Levitz

Name: Michael Levitz

Title: Treasurer

[Signature Page – Third Amendment to Credit Agreement]

BANK OF AMERICA, N.A.,

as the Administrative Agent

By: /s/ Carolen Alfonso

Name: Carolen Alfonso

Title: Assistant Vice President

[Signature Page – Third Amendment to Credit Agreement]

BANK OF AMERICA, N.A.,

as a Lender, L/C Issuer and Swingline Lender

By: /s/ Molly Kropp

Name: Molly Kropp

Title: Senior Vice President

[Signature Page – Third Amendment to Credit Agreement]

CITIZENS BANK, N.A.,

as a New Lender

By: /s/ Jason Upham

Name: Jason Upham

Title: Vice President

[Signature Page – Third Amendment to Credit Agreement]

BANK OF THE WEST,

as a New Lender

By: /s/ Michael Weinert

Name: Michael Weinert

Title: Director

[Signature Page – Third Amendment to Credit Agreement]

ANNEX A

Amended Credit Agreement

[Please See Attached]

Annex A to Third Amendment

Published CUSIP Number: 03525JAC2

CREDIT AGREEMENT

~~Dated~~dated as of October 24, 2017,

as amended on August 13, 2019,

as further amended on May 14, 2020, and

as further amended on November 12, 2021

among

ANIKA THERAPEUTICS, INC.,
as the Borrower,

CERTAIN SUBSIDIARIES OF THE BORROWER PARTY HERETO,
as the Subsidiary Guarantors,

BANK OF AMERICA, N.A.,
as Administrative Agent, Swingline Lender and
L/C Issuer,

and

THE LENDERS PARTY HERETO

~~MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED~~BofA SECURITIES, INC.,
as Sole Lead Arranger and Sole Bookrunner

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		1
1.01	Defined Terms	1
1.02	Other Interpretive Provisions	~~39~~40
1.03	Accounting Terms	~~40~~41
1.04	Rounding	~~40~~42
1.05	Times of Day	~~41~~43
1.06	Letter of Credit Amounts	~~41~~43
1.07	UCC Terms	~~41~~43
1.08	Rates; Currency Equivalents	~~41~~43
ARTICLE II COMMITMENTS AND CREDIT EXTENSIONS		~~42~~44
2.01	Loans	~~42~~44
2.02	Borrowings, Conversions and Continuations of Loans	~~42~~44
2.03	Letters of Credit	~~44~~46
2.04	Swingline Loans	~~53~~56
2.05	Prepayments	~~57~~59
2.06	Termination or Reduction of Commitments	~~58~~61
2.07	Repayment of Loans	~~59~~62
2.08	Interest and Default Rate	~~59~~62
2.09	Fees	~~60~~63
2.10	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate	~~61~~64
2.11	Evidence of Debt	~~62~~64
2.12	Payments Generally; Administrative Agent’s Clawback	~~62~~65
2.13	Sharing of Payments by Lenders	~~65~~67
2.14	Cash Collateral	~~66~~68
2.15	Defaulting Lenders	~~67~~70
2.16	Increase in Commitments	~~70~~73
ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY		~~72~~78
3.01	Taxes	~~72~~78
3.02	Illegality	~~78~~83
3.03	Inability to Determine Rates	~~78~~84
3.04	Increased Costs~~; Reserves on Eurodollar Rate Loans~~	~~81~~ 87

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3.05	Compensation for Losses	~~83~~88
3.06	Mitigation Obligations; Replacement of Lenders	~~83~~88
3.07	Survival	~~84~~89
ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		~~84~~89
4.01	Conditions of Initial Credit Extension	~~84~~89
4.02	Conditions to all Credit Extensions	~~88~~93
ARTICLE V REPRESENTATIONS AND WARRANTIES		~~88~~93
5.01	Existence, Qualification and Power	~~89~~93
5.02	Authorization; No Contravention	~~89~~94
5.03	Governmental Authorization; Other Consents	~~89~~94
5.04	Binding Effect	~~90~~94
5.05	Financial Statements; No Material Adverse Effect	~~90~~95
5.06	Litigation	~~91~~95
5.07	No Default	~~91~~96
5.08	Ownership of Property	~~91~~96
5.09	Environmental Compliance	~~91~~96
5.10	Insurance	~~92~~97
5.11	Taxes	~~92~~97
5.12	ERISA Compliance	~~92~~97
5.13	Margin Regulations; Investment Company Act	~~93~~98
5.14	Disclosure	~~94~~99
5.15	Compliance with Laws	~~94~~99
5.16	Solvency	~~97~~101
5.17	Casualty, Etc	~~97~~102
5.18	Sanctions Concerns and Anti-Corruption Laws	~~97~~102
5.19	Responsible Officers	~~97~~102
5.20	Subsidiaries; Equity Interests; Loan Parties	~~97~~102
5.21	Collateral Representations	~~98~~103
5.22	Compliance with Material Contracts	~~100~~105
5.23	Intellectual Property; Licenses, Etc	~~100~~105
5.24	Warning Letters	~~100~~105
5.25	EEA Financial Institutions; Beneficial Ownership Certification	~~100~~105
5.26	Covered Entities	105
5.27	Regulation H	~~101~~106

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ARTICLE VI AFFIRMATIVE COVENANTS		~~101~~106
6.01	Financial Statements	~~101~~106
6.02	Certificates; Other Information	~~102~~107
6.03	Notices	~~105~~110
6.04	Payment of Obligations	~~105~~110
6.05	Preservation of Existence, Etc	~~106~~111
6.06	Maintenance of Properties	~~106~~111
6.07	Maintenance of Insurance	~~106~~111
6.08	Compliance with Laws	~~107~~112
6.09	Books and Records	~~107~~112
6.10	Inspection Rights	~~108~~113
6.11	Use of Proceeds	~~108~~113
6.12	Material Contracts	~~108~~113
6.13	Covenant to Guarantee Obligations	~~108~~113
6.14	Covenant to Give Security	~~109~~114
6.15	Further Assurances	~~111~~115
6.16	Reserved	~~111~~116
6.17	Compliance with Environmental Laws	~~111~~116
6.18	Anti-Corruption Laws	~~111~~116
6.19	Post-Closing Covenants	~~112~~116
ARTICLE VII NEGATIVE COVENANTS		~~112~~117
7.01	Liens	~~112~~117
7.02	Indebtedness	~~115~~119
7.03	Investments	~~116~~121
7.04	Fundamental Changes	~~118~~122
7.05	Dispositions	~~119~~123
7.06	Restricted Payments	~~120~~125
7.07	Change in Nature of Business	~~121~~126
7.08	Transactions with Affiliates	~~121~~126
7.09	Burdensome Agreements	~~121~~126
7.10	Use of Proceeds	~~122~~127
7.11	Financial Covenants	~~122~~127
7.12	Amendments of Organization Documents; Fiscal Year; Legal Name, State of Formation; Form of Entity and Accounting Changes	~~122~~127

iii

7.13	Sale and Leaseback Transactions	~~122~~128
7.14	Prepayments, Etc	~~122~~128
7.15	Amendment, Etc	~~123~~128
7.16	Sanctions	~~123~~128
7.17	Massachusetts Security Corporation	~~123~~128
7.18	Anti-Corruption Laws	~~123~~129
ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		~~123~~129
8.01	Events of Default	~~123~~129
8.02	Remedies Upon Event of Default	~~127~~132
8.03	Application of Funds	~~127~~133
ARTICLE IX ADMINISTRATIVE AGENT		~~129~~134
9.01	Appointment and Authority	~~129~~134
9.02	Rights as a Lender	~~130~~135
9.03	Exculpatory Provisions	~~130~~135
9.04	Reliance by Administrative Agent	~~131~~136
9.05	Delegation of Duties	~~132~~137
9.06	Resignation of Administrative Agent	~~132~~137
9.07	Non-Reliance on Administrative Agent and Other Lenders	~~134~~139
9.08	No Other Duties, Etc	~~134~~140
9.09	Administrative Agent May File Proofs of Claim; Credit Bidding	~~134~~140
9.10	Collateral and Guaranty Matters	~~136~~141
9.11	Secured Cash Management Agreements and Secured Hedge Agreements	~~136~~142
9.12	Certain ERISA Matters	~~137~~143
9.13	Recovery of Erroneous Payments	144
ARTICLE X CONTINUING GUARANTY		~~138~~144
10.01	Guaranty	~~138~~144
10.02	Rights of Lenders	~~139~~145
10.03	Certain Waivers	~~139~~145
10.04	Obligations Independent	~~139~~146
10.05	Subrogation	~~140~~146
10.06	Termination; Reinstatement	~~140~~146
10.07	Stay of Acceleration	~~140~~147
10.08	Condition of Borrower	~~140~~147

iv

10.09	Appointment of Borrower	~~141~~147
10.10	Right of Contribution	~~141~~147
10.11	Keepwell	~~141~~147
ARTICLE XI MISCELLANEOUS		~~141~~148
11.01	Amendments, Etc	~~141~~148
11.02	Notices; Effectiveness; Electronic Communications	~~144~~150
11.03	No Waiver; Cumulative Remedies; Enforcement	~~146~~153
11.04	Expenses; Indemnity; Damage Waiver	~~147~~153
11.05	Payments Set Aside	~~149~~156
11.06	Successors and Assigns	~~150~~156
11.07	Treatment of Certain Information; Confidentiality	~~155~~161
11.08	Right of Setoff	~~157~~163
11.09	Interest Rate Limitation	~~157~~164
11.10	Counterparts; Integration; Effectiveness	~~158~~164
11.11	Survival of Representations and Warranties	~~158~~165
11.12	Severability	~~158~~165
11.13	Replacement of Lenders	~~159~~165
11.14	Governing Law; Jurisdiction; Etc	~~159~~166
11.15	Waiver of Jury Trial	~~161~~168
11.16	Subordination	~~161~~168
11.17	No Advisory or Fiduciary Responsibility	~~161~~168
11.18	Electronic Execution	~~162~~169
11.19	USA PATRIOT Act Notice	~~163~~170
11.20	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~163~~171
11.21	ENTIRE AGREEMENT	~~164~~171
11.22	Acknowledgement Regarding Any Supported QFCs	~~164~~171

v

SCHEDULES

Schedule 1.01(a)	Address for Notices
Schedule 1.01(b)	Commitments
Schedule 1.01(c)	Responsible Officers
Schedule 1.01(d)	Material Contracts
Schedule 5.09(b)	Environmental Matters
Schedule 5.12	Pension Plans
Schedule 5.20(a)	Subsidiaries, Joint Ventures, Partnerships and Other Equity Investments
Schedule 5.20(b)	Loan Parties
~~Schedule 5.21(b)~~	~~Intellectual Property~~
Schedule 5.21(c)	Documents, Instrument, and Tangible Chattel Paper
Schedule 5.21(d)(i)	Deposit Accounts & Securities Accounts
Schedule 5.21(d)(ii)	Electronic Chattel Paper & Letter-of-Credit Rights
Schedule 5.21(e)	Commercial Tort Claims
Schedule 5.21(f)	Pledged Equity Interests
Schedule 5.21(g)(i)	Mortgaged Properties
Schedule 5.21(g)(ii)	Other Properties
Schedule 7.01	Existing Liens
Schedule 7.02	Existing Indebtedness
Schedule 7.03	Existing Investments
Schedule 7.08	Transactions with Affiliates

EXHIBITS

Exhibit A	Form of Administrative Questionnaire
Exhibit B	Form of Assignment and Assumption
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Joinder Agreement
Exhibit E	Form of Loan Notice
Exhibit F	Form of Permitted Acquisition Certificate
Exhibit G	Form of Revolving Note
Exhibit H	Form of Secured Party Designation Notice
Exhibit I	Form of Solvency Certificate
Exhibit J	Form of Swingline Loan Notice
Exhibit K	Forms of U.S. Tax Compliance Certificates
Exhibit L	[Intentionally Omitted]
Exhibit M	Form of Landlord Waiver
Exhibit N	Form of Authorization to Share Insurance Information
Exhibit O	Form of Notice of Loan Prepayment

vi

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of October 24, 2017, among ANIKA THERAPEUTICS, INC., a ~~Massachusetts~~Delaware corporation (the “Borrower”), the Subsidiaries of the Borrower as are or may from time to time become parties to this Agreement as Subsidiary Guarantors (defined herein), the Lenders (defined herein), and BANK OF AMERICA, N.A., as Administrative Agent, Swingline Lender and L/C Issuer, with BofA Securities, Inc. acting as sole lead arranger and sole bookrunner.

PRELIMINARY STATEMENTS:

WHEREAS, the Borrower has requested that the Lenders, the Swingline Lender and the L/C Issuer make loans and other financial accommodations to the Borrower in an aggregate amount of $~~50,000,000~~75,000,000, in the form of a revolving credit facility.

WHEREAS, the Lenders, the Swingline Lender and the L/C Issuer have agreed to make such loans and other financial accommodations to the Borrower on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01	Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition” means the acquisition, whether through a single transaction or a series of related transactions, of (a) a majority of the Voting Stock or other controlling ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon the exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, or (b) assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person.

“Additional Secured Obligations” means (a) all obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements and (b) to the extent provided for in this Agreement and the Loan Documents, all out-of-pocket costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of outside counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding; provided that (i) Additional Secured Obligations of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party, (ii) any obligations or liabilities pursuant to any Secured Cash Management Agreement or Secured Hedge Agreement shall be guaranteed pursuant to the Loan Documents only ~~to the extent that, and for so long~~until such time as~~,~~ the ~~other Obligations are guaranteed~~Guaranty terminates pursuant to Section 10.06 and (iii) any release of any Guarantor effected in the manner permitted by this Agreement shall not require the consent of holders/lenders party to any Secured Cash Management Agreement or Secured Hedge Agreement.

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~~“Adjustment” has the meaning specified in Section 3.03(c).~~

“Administrative Agent” means Bank of America (or any of its designated branch offices or affiliates) in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 1.01(a), or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders. The Aggregate Commitments of all of the Lenders on the Third Amendment Effective Date is $75,000,000.

“Agreement” means this Credit Agreement, including all schedules, exhibits and annexes hereto.

“Applicable Percentage” means the percentage (carried out to the ninth decimal place) of the Revolving Facility represented by such Revolving Lender’s Revolving Commitment at such time, subject to adjustment as provided in Section 2.15. If the Commitment of all of the Revolving Lenders to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Commitments have expired, then the Applicable Percentage of each Revolving Lender shall be determined based on the Applicable Percentage of such Revolving Lender in respect of the Revolving Facility most recently in effect, giving effect to any subsequent assignments and to any Lender’s status as a Defaulting Lender at the time of determination. The Applicable Percentage of each Lender in respect of the Revolving Facility is set forth opposite the name of such Lender on Schedule 1.01(b) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any documentation executed by such Lender pursuant to Section 2.16.

2

“Applicable Rate” means, for any day, the rate per annum set forth below opposite the applicable Level then in effect (based on the Consolidated Leverage Ratio), it being understood that the Applicable Rate for (a) Revolving Loans that are Base Rate Loans shall be the percentage set forth under the column “Base Rate Loans”, (b) Revolving Loans that are ~~Eurodollar~~BSBY Rate Loans shall be the percentage set forth under the column “~~Eurodollar~~BSBY Rate Loans & Letter of Credit Fee”, (c) the Letter of Credit Fee shall be the percentage set forth under the column “~~Eurodollar~~BSBY Rate Loans & Letter of Credit Fee”, and (d) the Commitment Fee shall be the percentage set forth under the column “Commitment Fee”:

Applicable Rate
Level	Consolidated Leverage Ratio	~~Eurodollar~~BSBY Rate Loans & Letter of Credit Fee	Base Rate Loans	Commitment Fee
1	~~< 1.00:1.00~~< 1.50:1.00	1.25%	0.25%	~~0.25%~~0.20%
2	> ~~1.00:1.00~~1.50:1.00 and < 2.00:1.00	1.50%	0.50%	0.25%
3	> 2.00:1.00 and < 2.75:1.00	1.75%	0.75%	0.25%
4	> 2.75:1.00	2.00%	1.00%	0.30%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that (i) if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the election of the Administrative Agent, or at the request of the Required Lenders, Level ~~3~~4 shall apply, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the first Business Day following the date on which such Compliance Certificate is delivered and (ii) at the election of the Administrative Agent or the Required Lenders, while the Default Rate is in effect, the highest rate set forth in each column of the Applicable Rate shall apply.

Notwithstanding anything to the contrary contained in this definition, (x) the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b), and (y) the initial Applicable Rate shall be set forth in Level 1 until the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b) for the fiscal quarter ending ~~September 30~~December 31, ~~2017~~2021. Any adjustment in the Applicable Rate shall be applicable to all Credit Extensions then existing or subsequently made or issued.

3

“Applicable Revolving Percentage” means with respect to any Revolving Lender at any time, such Revolving Lender’s Applicable Percentage in respect of the Revolving Facility at such time.

“Appropriate Lender” means, at any time, (a) with respect to the Revolving Facility, a Lender that has a Commitment with respect to the Revolving Facility or holds a Revolving Loan thereunder at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03, the Revolving Lenders and (c) with respect to the Swingline Sublimit, (i) the Swingline Lender and (ii) if any Swingline Loans are outstanding pursuant to Section 2.04(a), the Revolving Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means ~~Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement~~BofA Securities, Inc. (or any of its designated affiliates), in its capacity as sole lead arranger and sole bookrunner.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit B or any other form (including an electronic documentation form generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease, (c) all Synthetic Debt of such Person, and (d) in respect of any Sale and Leaseback Transaction, the present value (discounted in accordance with GAAP at the debt rate implied in the applicable lease) of the obligations of the lessee for rental payments during the term of such lease.

“Audited Financial Statements” means the audited Consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, ~~2015~~2020, and the related Consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Authorization to Share Insurance Information” means the authorization substantially in the form of Exhibit N (or such other form as required by each of the Loan Party’s insurance companies).

4

“Availability Period” means the period from and including the ~~Closing~~Third Amendment Effective Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Revolving Commitments pursuant to Section 2.06, and (c) the date of termination of the Commitment of each Revolving Lender to make Revolving Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by ~~the Administrative Agent~~Bank of America as its “prime rate,” and (c) the ~~Eurodollar~~BSBY Rate plus 1.00%, subject to the interest rate floors set forth therein; provided that if the Base Rate shall be less than one percent (1.00%), such rate shall be deemed one percent (1.00%) for purposes of this Agreement. The “prime rate” is a rate set by ~~the Administrative Agent~~Bank of America based upon various factors including ~~the Administrative Agent~~Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by ~~the Administrative Agent~~Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means a Revolving Loan that bears interest based on the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

5

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Bloomberg” means Bloomberg Index Services Limited.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Revolving Borrowing or a Swingline Borrowing, as the context may require.

“BSBY” means the Bloomberg Short-Term Bank Yield Index rate.

“BSBY Contract Rate Loan” means a Revolving Loan that bears interest at a rate based on the BSBY Rate.

“BSBY Daily Floating Rate” means, for any day, a fluctuating rate of interest per annum equal to the BSBY Screen Rate two (2) Business Days prior to such day for a term equivalent to an Interest Period of one (1) month; provided, that, if the rate is not published on such determination date then BSBY Daily Floating Rate means the BSBY Screen Rate on the first business day immediately prior thereto; provided, further, if the BSBY Daily Floating Rate determined in accordance with the foregoing provisions of this definition would otherwise be less than zero, such rate shall be deemed zero for purposes of the Revolving Facility.

“BSBY Daily Floating Rate Loan” means a Revolving Loan that bears interest at a rate based on the BSBY Daily Floating Rate.

“BSBY Rate” means:

(a)	for any Interest Period with respect to a BSBY Contract Rate Loan, the rate per annum equal to the BSBY Screen Rate two (2) Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published on such determination date then BSBY Rate means the BSBY Screen Rate on the first Business Day immediately prior thereto; and

(b)	for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the BSBY Screen Rate with a term of one month commencing that day;

provided that if the BSBY Rate determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, the BSBY Rate shall be deemed zero for purposes of this Agreement.

6

“BSBY Rate Loan” means, as applicable and as the context may require, a BSBY Contract Rate Loan and/or a BSBY Daily Floating Rate Loan.

“BSBY Screen Rate” means the Bloomberg Short-Term Bank Yield Index rate administered by Bloomberg and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any ~~Eurodollar~~BSBY Rate Loan, ~~means any such day that is also a London Banking Day~~in New York City.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations). For purposes of this definition, “Capital Expenditures” shall exclude (a) expenditures made in connection with the acquisition, replacement, substitution or restoration of assets to the extent (i) financed with insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored, up to the amount so financed, (ii) financed with cash awards of compensation arising from the condemnation or other taking for public ~~us~~use of the assets being replaced, up to the amount so financed or (iii) simultaneously made with the trade-in of existing equipment, up to the credit granted by the seller of such equipment for the equipment being traded in at such time, and (b) expenditures made to fund the purchase price for assets acquired in Permitted Acquisitions.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer or Swingline Lender (as applicable) or the Lenders, as ~~collateral~~Collateral for L/C Obligations, the Obligations in respect of Swingline Loans, or obligations of the Revolving Lenders to fund participations in respect of either thereof (as the context may require), (a) cash or deposit account balances, (b) backstop letters of credit entered into on terms, from issuers and in amounts satisfactory to the Administrative Agent and the applicable L/C Issuer, and/or (c) if the Administrative Agent and the L/C Issuer or Swingline Lender shall agree, in their sole discretion, other credit support, in each case, in Dollars and pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer or Swingline Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such ~~cash collateral~~Cash Collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than Permitted Liens):

7

(a)       readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than three hundred sixty days (360) days from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;

(b)       time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than one hundred eighty (180) days from the date of acquisition thereof;

(c)       commercial paper issued by any Person organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than one hundred eighty (180) days from the date of acquisition thereof; and

(d)       Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

“Cash Management Agreement” means any agreement that is not prohibited by the terms hereof to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Cash Management Bank” means any Person in its capacity as a party to a Cash Management Agreement that, (a) at the time it enters into a Cash Management Agreement with a Loan Party or any Subsidiary, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Cash Management Agreement with a Loan Party or any Subsidiary, in each case in its capacity as a party to such Cash Management Agreement (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, however, that for any of the foregoing Cash Management Agreements to be included as a “Secured Cash Management Agreement” on any date of determination by the Administrative Agent, the applicable Cash Management Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

8

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued ~~by any Governmental Authority~~ in connection therewith or in the implementation thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted ~~or~~, issued or implemented.

“Change of Control” means an event or series of events by which:

(a)       any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of thirty percent (30)% or more of the Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or

(b)       during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

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(c)       a “change of control” or any comparable term under, and as defined in, any Subordinated Debt Document or other Material Indebtedness shall have occurred.

“Closing Date” means ~~the date hereof~~October 24, 2017.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of the “Collateral” and “Mortgaged Property” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties. For the avoidance of doubt, “Collateral” does not include Excluded Property.

“Collateral Documents” means, collectively, the Security Agreement, any Mortgages, any related Mortgaged Property Support Documents, the Qualifying Control Agreements, each Joinder Agreement, each of the other mortgages, collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.14, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means a Revolving Commitment, as the context may require.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communication” means this Agreement, any Loan Document and any document, any amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with BSBY or any proposed Successor Rate, as applicable, any conforming changes to the definitions of Base Rate, BSBY and Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of Business Day, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate, and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

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“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” means, when used with reference to financial statements or financial statement items of the Borrower and its Subsidiaries or any other Person, such statements or items on a consolidated basis in accordance with the consolidation principles of GAAP.

“Consolidated EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP, (a) Consolidated Net Income for the most recently completed Measurement Period plus (b) the following to the extent deducted in calculating such Consolidated Net Income (without duplication): (i) Consolidated Interest Charges, (ii) the provision for federal, state, local and foreign income taxes payable, (iii) depreciation and amortization expense, (iv) non-cash stock-based compensation expense (net of any cash payments related to stock-based compensation), (vi) non-cash charges and losses, including, without limitation, non-cash charges and losses relating to accounts receivable, inventory and intangibles and other asset charges and/or write-offs (but excluding any such non-cash charges or losses to the extent (A) there were cash charges with respect to such charges and losses in past accounting periods or (B) there is a reasonable expectation that there will be cash charges with respect to such charges and losses in future accounting periods), (vii) transaction fees and expenses incurred on or prior to the ~~Closing~~Third Amendment Effective Date in connection with the transactions contemplated under this Agreement and the other Loan Documents (including fees paid to the Administrative Agent, the Arranger or any Lender pursuant to this Agreement or the Fee Letter) in an aggregate amount not to exceed $500,000, (viii) transaction fees and expenses incurred in connection with any Permitted Acquisition, provided that the aggregate amount added back pursuant to this clause (viii) for any Measurement Period shall not exceed 10% of Consolidated EBITDA for such Measurement Period (prior to giving effect to the add-back in this clause (viii)), and (ix) transaction fees and expenses incurred in connection with any amendment, modification or waiver in respect of this Agreement or any other Loan Document, less (c) without duplication and to the extent reflected as a gain or otherwise included in the calculation of Consolidated Net Income for such period non-cash gains (excluding any such non-cash gains to the extent (A) there were cash gains with respect to such gains in past accounting periods or (B) there is a reasonable expectation that there will be cash gains with respect to such gains in future accounting periods).

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Borrower and its Subsidiaries on a Consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all purchase money Indebtedness; (c) the maximum amount available to be drawn under issued and outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (d) all obligations in respect of the deferred purchase price of property or services (other than (x) trade accounts payable in the ordinary course of business and (y) except to the extent not paid when due, all earnouts, milestone payments, working capital adjustments and other similar contingent payment obligations in connection with Permitted Acquisitions); (e) all Attributable Indebtedness; (f) all obligations to purchase, redeem, retire, defease or otherwise make any payment prior to the Maturity Date in respect of any Equity Interests or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (f) above of Persons other than the Borrower or any Subsidiary thereof; and (h) all Indebtedness of the types referred to in clauses (a) through (g) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary thereof is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary.

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“Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, in each case, of or by the Borrower and its Subsidiaries on a Consolidated basis for the most recently completed Measurement Period.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the most recently completed Measurement Period to (b) Consolidated Interest Charges for the most recently completed Measurement Period

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the most recently completed Measurement Period.

“Consolidated Net Income” means, at any date of determination, the net income (or loss) of the Borrower and its Subsidiaries on a Consolidated basis for the most recently completed Measurement Period; provided that Consolidated Net Income shall exclude (a) extraordinary non-cash gains and extraordinary non-cash losses for such Measurement Period, (b) the net income of any Subsidiary during such Measurement Period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Subsidiary during such Measurement Period, except that the Borrower’s equity in any net loss of any such Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income, and (c) any income (or loss) for such Measurement Period of any Person if such Person is not a Subsidiary, except that the Borrower’s equity in the net income of any such Person for such Measurement Period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such Measurement Period to the Borrower or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to the Borrower as described in clause (b) of this proviso).

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“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Cost of Acquisition” means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication): (a) the value of the Equity Interests of the Borrower or any Subsidiary to be transferred in connection with such Acquisition, (b) the amount of any cash and fair market value of other property (excluding property described in clause (a) and the unpaid principal amount of any debt instrument) given as consideration in connection with such Acquisition, (c) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed or acquired by the Borrower or any Subsidiary in connection with such Acquisition, (d) all additional purchase price amounts in the form of earnouts, milestone payments, royalty payments, working capital adjustments and other contingent obligations that should be recorded on the financial statements of the Borrower and its Subsidiaries in accordance with GAAP in connection with such Acquisition, (e) all amounts paid in respect of covenants not to compete and consulting agreements that should be recorded on the financial statements of the Borrower and its Subsidiaries in accordance with GAAP, and other affiliated contracts in connection with such Acquisition, and (f) the aggregate fair market value of all other consideration given by the Borrower or any Subsidiary in connection with such Acquisition. For purposes of determining the Cost of Acquisition for any transaction, the Equity Interests of the Borrower shall be valued in accordance with GAAP.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Daily Simple SOFR” with respect to any applicable determination date means the secured overnight financing rate (“SOFR”) published on such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source).

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“Debt Issuance” means the issuance by any Loan Party or any Subsidiary of any Indebtedness other than Indebtedness permitted under Section 7.02(a), (b) and Section 7.02(d) - (f).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the L/C Issuer or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer, the Swingline Lender and each other Lender promptly following such determination.

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“Default Rate” means (a) with respect to any Obligation (other than fees under Secured Cash Management Agreements and Secured Hedge Agreements) for which a rate is specified, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto and (b) with respect to any Obligation (other than fees under Secured Cash Management Agreements and Secured Hedge Agreements) for which a rate is not specified or available, a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Loans that are Base Rate Loans plus two percent (2%), in each case, to the fullest extent permitted by applicable Law.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any property by any Loan Party or Subsidiary thereof (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding any Involuntary Disposition.

“Disqualified Stock” shall mean, with respect to any Person, any Equity Interests of such Person that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition or pursuant to any agreement, (a) matures or is mandatorily redeemable (other than solely for Qualified Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a Change of Control or asset sale so long as any rights of the holders thereof upon the occurrence of a Change of Control or asset sale event shall be subject to the prior occurrence of the Facility Termination Date), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Stock) (except as a result of a Change of Control or asset sale so long as any rights of the holders thereof upon the occurrence of a Change of Control or asset sale event shall be subject to the prior occurrence of the Facility Termination Date), in whole or in part, (c) provides for the scheduled payments of dividends in cash or (d) is or may be convertible into or exchangeable for Indebtedness or any other Equity Interest that would constitute Disqualified Stock, in each case, prior to the date that is ninety-one (91) days after the Maturity Date; provided, that Equity Interests issued pursuant to a plan for the benefit of directors, officers, employees and consultants of Borrower or its Subsidiaries or by any such plan to such employees shall not constitute Disqualified Stock solely because it may be required to be repurchased by Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dollar” and “$” mean lawful money of the United States.

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“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

~~“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06 (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).~~

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them respectively, by 15 USC §7006, as it may be amended from time to time.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06 (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetland, flora and fauna.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the ~~environment~~Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

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“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Issuance” means, any issuance by any Loan Party or any Subsidiary thereof to any Person of its Equity Interests, other than (a) any issuance of its Equity Interests pursuant to the exercise of options or warrants, (b) any issuance of its Equity Interests pursuant to the conversion of any debt securities to equity or the conversion of any class of equity securities to any other class of equity securities, (c) any issuance of options or warrants relating to its Equity Interests, and (d) any issuance by the Borrower of its Equity Interests as consideration for a Permitted Acquisition. The term “Equity Issuance” shall not be deemed to include any Disposition or any Debt Issuance.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate or (i) a failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by the Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.

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“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

~~“Eurodollar Rate” means:~~

~~(a)       for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period) (“LIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and~~

~~(b)       for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m., London time, two (2) London Banking Days prior to such date for Dollar deposits with a term of one (1) month commencing that day;~~

~~provided that, if the Eurodollar Rate shall be less than one percent (1.00%) such rate shall be deemed one percent (1.00%) for purposes of this Agreement.~~

~~“Eurodollar Rate Loan” means a Revolving Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate”.~~

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Property” has the meaning set forth in the Security Agreement.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Loan Party of, or the grant by such Loan Party of a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.11 and any other “keepwell, support or other agreement for the benefit of such Loan Party and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Loan Party, or grant by such Loan Party of a Lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or Lien is or becomes excluded in accordance with the first sentence of this definition.

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“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Aggregate Commitments have terminated, (b) all Obligations have been paid in full (other than contingent indemnification obligations), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit that have been Cash Collateralized or as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the L/C Issuer shall have been made).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, as of the date of this Agreement (or any amended or successor version described above) and any intergovernmental ~~agreements~~agreement (and related fiscal or regulatory legislation, or related official rules or practices) implementing the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum ~~equal to~~calculated by the ~~weighted average of the rates~~Federal Reserve Bank of New York based on ~~overnight~~such day’s federal funds transactions ~~with members of~~by depository institutions (as determined in such manner as the Federal Reserve ~~System, as~~Bank of New York shall set forth on its public website from time to time) and published ~~by~~on the ~~Federal Reserve Bank of New York on the Business Day~~ next succeeding ~~such day~~Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that ~~(a)~~ if ~~such day is not a Business Day,~~ the Federal Funds Rate ~~for~~as so determined would be less than zero, such ~~day~~rate shall be ~~such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate~~deemed to be zero for ~~such day shall be~~ the ~~average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent~~purposes of this Agreement.

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“Fee Letter” means (a) prior to the Third Amendment Effective Date, the letter agreement, dated the Closing Date, and (b) on and after the Third Amendment Effective Date, the letter agreement, dated October 18, 2021, between the Borrower, the Administrative Agent and the Arranger.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Flood Hazard Property” means any Mortgaged Property that is in an area designated by the Federal Emergency Management Agency as having special flood or mudslide hazards.

“Fronting Exposure” means, at any time there is a Defaulting Lender that is a Revolving Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession) including, without limitation, the FASB Accounting Standards Codification, that are applicable to the circumstances as of the date of determination, consistently applied and subject to Section 1.03.

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“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of the kind described in clauses (a) through (g) of the definition thereof or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness of the kind described in clauses (a) through (g) of the definition thereof or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed or expressly undertaken by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning set forth in Section 10.01.

“Guarantors” means, collectively, (a) the Subsidiary Guarantors, and (b) with respect to Additional Secured Obligations owing by any Loan Party or any of its Subsidiaries and any Swap Obligation of a Specified Loan Party (determined before giving effect to Sections 10.01 and 10.11) under the Guaranty, the Borrower.

“Guaranty” means, collectively, the Guarantee made by the Guarantors under Article X in favor of the Secured Parties, together with each other guaranty delivered pursuant to Section 6.13.

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“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person in its capacity as a party to a Swap Contract that, (a) at the time it enters into a Swap Contract not prohibited under Article VI or VII, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Swap Contract not prohibited under Article VI or VII, in each case, in its capacity as a party to such Swap Contract (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, in the case of a Secured Hedge Agreement with a Person who is no longer a Lender (or Affiliate of a Lender), such Person shall be considered a Hedge Bank only through the stated termination date (without extension or renewal) of such Secured Hedge Agreement and provided further that for any of the foregoing Secured Hedge Agreements to be included as a “Secured Hedge Agreement” on any date of determination by the Administrative Agent, the applicable Hedge Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“Honor Date” has the meaning set forth in Section 2.03(c).

“Increasing Revolving Lender” has the meaning specified in Section 2.16(a).

“Incremental Revolving Amendment” has the meaning specified in Section 2.16(a).

“Incremental Revolving Facility” has the meaning specified in Section 2.16(a).

“Incremental Term Amendment” has the meaning specified in Section 2.16(b).

“Incremental Term Commitment” has the meaning specified in Section 2.16(b).

“Incremental Term Facility” has the meaning specified in Section 2.16(b).

“Incremental Term Facility Effective Date” has the meaning specified in Section 2.16(b).

“Incremental Term Lender” has the meaning specified in Section 2.16(b).

“Incremental Term Loans” has the meaning specified in Section 2.16(b).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)       all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

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(b)       the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)       net obligations of such Person under any Swap Contract;

(d)       all obligations (including, without limitation, earnouts, milestone payments, royalty payments, working capital adjustments and other contingent payment obligations) of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than ninety (90) days after the date on which such trade account was created);

(e)       indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)       all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;

(g)       all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends (excluding any employee compensation in the form of stock appreciation rights (and related obligations) granted in the ordinary course pursuant to a stock appreciation rights program approved by the board of directors of the Borrower, solely to the extent settled on a non-cash basis); and

(h)       all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Intellectual Property” has the meaning set forth in the Security Agreement.

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“Intercompany Debt” has the meaning specified in Section 7.02.

“Interest Payment Date” means, (a) as to any ~~Eurodollar~~BSBY Contract Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a ~~Eurodollar~~BSBY Contract Rate Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, BSBY Daily Floating Rate Loan or Swingline Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each ~~Eurodollar~~BSBY Contract Rate Loan, the period commencing on the date such ~~Eurodollar~~BSBY Contract Rate Loan is disbursed or converted to or continued as a ~~Eurodollar~~BSBY Contract Rate Loan and ending on the date one (1~~), two (2~~), three (3) or six (6) months thereafter (in each case, subject to availability), as selected by the Borrower in its Loan Notice~~, or such other period that is twelve (12) months or less requested by the Borrower and consented to by all of the Appropriate Lenders~~; provided that:

(a)       any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)       any Interest Period pertaining to a BSBY Contract Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)       no Interest Period shall extend beyond the Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person (including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guarantees Indebtedness of such other Person), or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Policy” means the Investment Policy of the Borrower and its Subsidiaries, dated August 30, 2016, as amended, restated, supplemented or otherwise modified as of the date hereof, with further changes as approved by the Borrower with the consent of the Administrative Agent, which consent shall not be unreasonably withheld.

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“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Loan Party or any Subsidiary thereof.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit D executed and delivered in accordance with the provisions of Section 6.13.

“Landlord Waiver” means a landlord or warehouse waiver substantially in the form of Exhibit M.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America, through itself or through one of its designated Affiliates or branch offices, in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts (including all L/C Borrowings). For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

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“Lender” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement and, their successors and assigns and, unless the context requires otherwise, includes the Swingline Lender.

“Lender Recipient Party” means collectively, the Lenders, the Swing Line Lender, and the L/C Issuer.

“Lending Office” means, as to the Administrative Agent, the L/C Issuer or any Lender, the office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Borrower and the Administrative Agent; which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate.

“Letter of Credit” means any standby letter of credit issued hereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven (7) days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $10,000,000 and (b) the Revolving Facility. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Facility.

~~“LIBOR” has the meaning specified in the definition of Eurodollar Rate.~~

~~“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).~~

~~“LIBOR Successor Rate” has the meaning specified in Section 3.03(c).~~

~~“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).~~

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“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving Loan or a Swingline Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) the Collateral Documents, (e) the Fee Letter, (f) each Issuer Document, (g) each Joinder Agreement, (h) any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.14, (i) each Compliance Certificate, and (j) any other certificates, agreements, documents and instruments now or hereafter executed, acknowledged and/or delivered by or on behalf of any Loan Party pursuant to the foregoing (but specifically excluding any Secured Hedge Agreement or any Secured Cash Management Agreement); provided, however, that for purposes of Section 11.01, “Loan Documents” shall mean this Agreement, the Guaranty and the Collateral Documents.

“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of ~~Eurodollar~~BSBY Contract Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit E or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Loan Parties” means, collectively, the Borrower and each Subsidiary Guarantor.

~~“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.~~

“Massachusetts Security Corporation” means a Person that qualifies as a Massachusetts “security corporation” under Mass. Gen. L. c. 63, §38B, but only to the extent, and during the time period, it so qualifies. As of the ~~Closing~~Third Amendment Effective Date, Anika Securities, Inc. is a Massachusetts Security Corporation.

“Master Agreement” has the meaning set forth in the definition of “Swap Contract.”

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Loan Parties and their Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of the Loan Parties, taken as a whole, to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

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“Material Contract” means, with respect to any Person, each contract or agreement of the Borrower and its Subsidiaries as to which the breach, nonperformance, cancellation or failure to renew by any party thereto, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. As of the ~~Closing~~Third Amendment Effective Date, all Material Contracts are set forth on Schedule 1.01(d).

“Material Indebtedness” means any Indebtedness in an aggregate principal amount in excess of the Threshold Amount.

“Material Intellectual Property” means, as of any date of determination, Intellectual Property of the Loan Parties and their Subsidiaries that as of such date is considered to have a material financial value to the operation or business of the Loan Parties and their Subsidiaries as conducted as of the date of determination, taken as a whole; provided, however, that any Intellectual Property that would otherwise be considered Material Intellectual Property, which is developed or acquired by the Borrower or its Subsidiaries after the ~~Closing~~Third Amendment Effective Date, shall be considered to be Material Intellectual Property as of the date of determination described above.

“Maturity Date” means ~~October 24~~November 12, ~~2022~~2026; provided, however, that, ~~in each case,~~ if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Measurement Period” means, at any date of determination, the most recently completed four (4) fiscal quarters of the Borrower (or, for purposes of determining Pro Forma Compliance, the most recently completed four (4) fiscal quarters of the Borrower for which financial statements have been delivered pursuant to Section 6.01).

“Medicaid” means that government-sponsored entitlement program under Title XIX, P.L. 89-97 of the Social Security Act, which provides federal grants to states for medical assistance based on specific eligibility criteria, as set forth on Section 1396, et seq. of Title 42 of the United States Code.

“Medicare” means that government-sponsored insurance program under Title XVIII, P.L. 89-97, of the Social Security Act, which provides for a health insurance system for eligible elderly and disabled individuals, as set forth at Section 1395, et seq. of Title 42 of the United States Code.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during any period when a Lender constitutes a Defaulting Lender, an amount equal to 100% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.14(a)(i), (a)(ii) or (a)(iii), an amount equal to 103% of the Outstanding Amount of all L/C Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.

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“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” or “Mortgages” means, individually and collectively, as the context requires, each of the fee mortgages, deeds of trust and deeds executed by a Loan Party that purport to grant a Lien to the Administrative Agent (or a trustee for the benefit of the Administrative Agent) for the benefit of the Secured Parties in any Mortgaged Properties, in form and substance reasonably satisfactory to the Administrative Agent.

“Mortgaged Property” means any owned property of a Loan Party listed on Schedule 5.21(g)(i) and any other owned real property of a Loan Party that is subject to a Mortgage in favor of the Administrative Agent in accordance with the terms of this Agreement.

“Mortgaged Property Support Documents” means with respect to any owned real property subject to a Mortgage, the following, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent: (a) to the extent requested by the Administrative Agent, a favorable opinion of counsel to the Loan Parties covering such matters as to the applicable Mortgage as the Administrative Agent may reasonably request, (b) a mortgagee title policy (or binder therefor) covering the Administrative Agent’s interest under the Mortgage, in a form and amount and by an insurer reasonably acceptable to the Administrative Agent, which must be fully paid on such effective date of the Mortgage, (c) such assignments of leases, rents, estoppel letters, attornment agreements, consents, waivers and releases as the Administrative Agent may require with respect to other Persons having an interest in the real property, (d) to the extent requested by the Administrative Agent, a current, as-built survey of the real property, containing a metes and bounds property description and flood plain certification, and certified by a licensed surveyor reasonably acceptable to the Administrative Agent, (e) to the extent requested by the Administrative Agent, a current appraisal of the Real Estate of such real property complying with the requirements of FIRREA by a third party appraiser reasonably acceptable to the Administrative Agent, (f) to the extent requested by the Administrative Agent, a Phase I (and to the extent appropriate, Phase II) environmental assessment report, prepared by an environmental consulting firm reasonably satisfactory to the Administrative Agent, and accompanied by such reports, certificates, studies or data as Administrative Agent may reasonably require, (g) the results of title searches, (h) (x) completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by each Loan Party relating thereto and (y) flood insurance in an amount, with endorsements and by an insurer reasonably acceptable to the Administrative Agent, if the real property is within a flood zone; and (i) such other documents, instruments, reports, surveys and information as may be reasonably requested by the Administrative Agent in its reasonable discretion, including, without limitation, such as may be necessary to comply with FIRREA.

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“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means any employee benefit plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders, in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.

“Non-Core Assets” means, as of any date of determination, any line or lines of business, or assets relating thereto of the Borrower and its Subsidiaries that, as of the last day of the then ended Measurement Period, (a) generated less than eight percent (8%) of the Consolidated total revenues of the Borrower and its Subsidiaries and (b) accounted for less than eight percent (8%) of the Consolidated total assets of the Borrower and its Subsidiaries. In determining Non-Core Assets, Acquisitions shall be given Pro Forma Effect.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iv).

“Note” means a Revolving Note, as the context may require.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit O or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, or Letter of Credit and (b) to the extent provided for in this Agreement and the Loan Documents, all out-of-pocket costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of outside counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof pursuant to any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding; provided that Obligations of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.

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“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction) and (d) with respect to all entities, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (a) Revolving Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any ~~borrowings~~Borrowings and prepayments or repayments of Revolving Loans and Swingline Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

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“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Perfection Certificate” means a Perfection and Information Certificate, dated as of the Closing Date (as supplemented in connection with the Third Amendment), executed by the Borrower and the other Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.

“Permitted Acquisition” means an Acquisition by a Loan Party (the Person or division, line of business or other business unit of the Person to be acquired in such Acquisition shall be referred to herein as the “Target”), in each case that is a type of business (or assets used in a type of business) permitted to be engaged in by the Borrower and its Subsidiaries pursuant to the terms of this Agreement, in each case so long as:

(a)       no Default or Event of Default shall then exist or would exist after giving effect thereto;

(b)       the Loan Parties shall demonstrate to the reasonable satisfaction of the Administrative Agent that, after giving effect to such Acquisition on a Pro Forma Basis, the Loan Parties are in Pro Forma Compliance, including, without limitation, with each financial covenant set forth in Section 7.11; provided, however, that the Consolidated Leverage Ratio on a Pro Forma Basis shall not exceed ~~2.50 to 1.00~~the maximum permitted ratio then in effect pursuant to Section 7.11 (including, if applicable, the Adjusted Consolidated Leverage Ratio) less 0.25x (i.e., a quarter turn) ;

(c)       the Administrative Agent, on behalf of the Secured Parties, shall have received (or shall receive in connection with the closing of such Acquisition) a first priority perfected security interest (subject to Permitted Liens) in all property (including, without limitation, Equity Interests) acquired with respect to the Target to the extent required by the terms of Section 6.14 and the Target, to the extent such Acquisition results in a Loan Party acquiring the Equity Interests of the Target or any other Person, shall have executed a Joinder Agreement to the extent required by the terms of Section 6.13;

(d)       in the case of any Acquisition (i) for which the Cost of Acquisition paid by or on behalf of the Borrower and its Subsidiaries exceeds $30,000,000 or (ii) which on a Pro Forma Basis results in a decrease in the Consolidated EBITDA in excess of ten percent (10%) of the Consolidated EBITDA calculated in the Compliance Certificate most recently delivered to the Administrative Agent pursuant to Section 6.02, the Administrative Agent shall have received not less than ten (10) days, or such shorter period as may be approved by the Administrative Agent in its sole discretion, prior to the consummation of any such Acquisition a description of any proposed earn-outs, milestone payments, royalty payments, working capital adjustments and other similar payments or other deferred or contingent liabilities to be incurred by (including any such liabilities of the Target to be assumed by) the Borrower and its Subsidiaries in connection with such Acquisition shall be reasonably acceptable to the Administrative Agent, and (ii) historical financial statements relating to the business of the Target and financial projections relating to the Borrower and its Subsidiaries after giving effect to such Acquisition as reasonably requested by the Administrative Agent;

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(e)       prior to the consummation of any Permitted Acquisition (or simultaneously in connection therewith), a Permitted Acquisition Certificate, executed by a Responsible Officer of the Borrower certifying that such Permitted Acquisition complies with the requirements of this Agreement;

(f~~) [reserved];~~

~~(g~~) such Acquisition shall not be a “hostile” Acquisition and shall have been approved by the board of directors (or equivalent) and/or shareholders (or equivalent) of the applicable Loan Party and the Target; and

(~~h~~g) the Administrative Agent and the Lenders shall have received such other information (including, without limitation, drafts of any acquisition documents) related to such Acquisition as the Administrative Agent may reasonably request.

“Permitted Acquisition Certificate” means a certificate substantially the form of Exhibit F or any other form reasonably approved by the Administrative Agent.

“Permitted Liens” has the meaning set forth in Section 7.01.

“Permitted Material Acquisition” has the meaning set forth in Section 7.11(a).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Pledged Equity” has the meaning specified in the Security Agreement.

“Pro Forma Basis” and “Pro Forma Effect” means, for any Disposition of all or substantially all of a division or a line of business, for any Acquisition or any other transaction specified herein, whether actual or proposed, for purposes of determining compliance with the financial covenants set forth in Section 7.11, each such transaction or proposed transaction shall be deemed to have occurred on and as of the first day of the relevant Measurement Period, and the following pro forma adjustments shall be made:

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(a)       in the case of an actual or proposed Disposition, all income statement items (whether positive or negative) attributable to the line of business or the Person subject to such Disposition shall be excluded from the results of the Borrower and its Subsidiaries for such Measurement Period;

(b)       in the case of an actual or proposed Acquisition, income statement items (whether positive or negative) attributable to the property, line of business or the Person subject to such Acquisition shall be included in the results of the Borrower and its Subsidiaries for such Measurement Period;

(c)       interest accrued during the relevant Measurement Period on, and the principal of, any Indebtedness repaid or to be repaid or refinanced in such transaction shall be excluded from the results of the Borrower and its Subsidiaries for such Measurement Period; and

(d)       any Indebtedness actually or proposed to be incurred or assumed in such transaction shall be deemed to have been incurred as of the first day of the applicable Measurement Period, and interest thereon shall be deemed to have accrued from such day on such Indebtedness at the applicable rates provided therefor (and in the case of interest that does or would accrue at a formula or floating rate, at the rate in effect at the time of determination) and shall be included in the results of the Borrower and its Subsidiaries for such Measurement Period.

“Pro Forma Compliance” means, with respect to any transaction, that such transaction does not cause, create or result in a Default after giving Pro Forma Effect, based upon the results of operations for the most recently completed Measurement Period to (a) such transaction and (b) all other transactions which are contemplated or required to be given Pro Forma Effect hereunder that have occurred on or after the first day of the relevant Measurement Period.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Stock” shall mean any Equity Interest that is not Disqualified Stock.

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“Qualifying Control Agreement” means an agreement, among a Loan Party, a depository institution or securities intermediary and the Administrative Agent, which agreement is in form and substance reasonably acceptable to the Administrative Agent and which provides the Administrative Agent with “control” (as such term is used in Article 9 of the UCC) over the deposit account(s) or securities account(s) described therein.

“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Register” has the meaning specified in Section 11.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, independent contractors, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve ~~Board and/~~System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve ~~Board and/~~Systems or the Federal Reserve Bank of New York ~~for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Agreement~~, or any successor thereto.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Revolving Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swingline Loan, a Swingline Loan Notice.

“Required Lenders” means, at any time, Revolving Lenders having Total Revolving Credit Exposures representing more than 50% of the Total Revolving Credit Exposures of all Revolving Lenders, provided, however, that at any time there shall be at least two (2) ~~or fewer Revolving~~unaffiliated Non-Defaulting Lenders, Required Lenders shall mean ~~all~~at least two (2) Non-Defaulting Lenders. The Total Revolving Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, the amount of any participation in any Swingline Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Revolving Lender that is the Swingline Lender or L/C Issuer, as the case may be, in making such determination.

“Rescindable Amount” has the meaning as defined in Section 2.12(b)(ii).

“Resignation Effective Date” has the meaning set forth in Section 9.06.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

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“Responsible Officer” means the chief executive officer, president, chief financial officer or treasurer of a Loan Party (or such other officer designated by the manager or member of such Loan Party, as applicable), and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party (or by the manager or member of such Loan Party, as applicable) and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party and any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of each Subsidiary Guarantor and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Subsidiary Guarantor. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Administrative Agent, appropriate authorization documentation, in form and substance reasonably satisfactory to the Administrative Agent.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares (or equivalent) of any class of Equity Interests of the Borrower or any of its Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares (or equivalent) of any class of Equity Interests of the Borrower or any of its Subsidiaries, now or hereafter outstanding, and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding.

“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of ~~Eurodollar~~BSBY Contract Rate Loans, having the same Interest Period made by each of the Revolving Lenders pursuant to Section 2.01(b).

“Revolving Commitment” means, as to each Revolving Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01(b) under the caption “Revolving Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Revolving Commitment of all of the Revolving Lenders on the ~~Closing Date shall be $50,000,000~~Third Amendment Effective Date is $75,000,000.

“Revolving Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s participation in L/C Obligations and Swingline Loans at such time.

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“Revolving Facility” means, at any time, the aggregate amount of the Revolving Lenders’ Revolving Commitments at such time.

“Revolving Facility Increase Effective Date” has the meaning specified in Section 2.16(a)(iv).

“Revolving Lender” means, at any time, (a) so long as any Revolving Commitment is in effect, any Lender that has a Revolving Commitment at such time or (b) if the Revolving Commitments have terminated or expired, any Lender that has a Revolving Loan or a participation in L/C Obligations or Swingline Loans at such time.

“Revolving Loan” has the meaning specified in Section 2.01.

“Revolving Note” means a promissory note made by the Borrower in favor of a Revolving Lender evidencing Revolving Loans or Swingline Loans, as the case may be, made by such Revolving Lender, substantially in the form of Exhibit G.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of ~~The McGraw-Hill Companies,~~S&P Global Inc., and any successor thereto.

“Sale and Leaseback Transaction” means, with respect to any Loan Party or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby such Loan Party or such Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Scheduled Unavailability Date” has the meaning specified in Section 3.03(~~c~~b)(ii).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment Effective Date” means May 14, 2020.

“Secured Cash Management Agreement” means any Cash Management Agreement between any Loan Party and any of its Subsidiaries and any Cash Management Bank.

“Secured Hedge Agreement” means any interest rate, currency, foreign exchange, or commodity Swap Contract not prohibited under Article VII between any Loan Party and any of its Subsidiaries and any Hedge Bank.

“Secured Obligations” means all Obligations and all Additional Secured Obligations.

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“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks, the Cash Management Banks, the Indemnitees and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05.

“Secured Party Designation Notice” means a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit H.

“Securities Act” means the Securities Act of 1933, including all amendments thereto and regulations promulgated thereunder.

“Security Agreement” means the security and pledge agreement, dated as of the Closing Date, executed in favor of the Administrative Agent by each of the Loan Parties.

“SOFR Adjustment” with respect to Daily Simple SOFR means 0.26161% (26.161 basis points); and with respect to Term SOFR means 0.11448% (11.448 basis points) for an interest period of one month’s duration, 0.26161% (26.161 basis points) for an interest period of three month’s duration, 0.42826% (42.826 basis points) for an interest period of six months’ duration, and 0.71513% (71.513 basis points) for an interest period of twelve months’ duration.

“Social Security Act” means the Social Security Act of 1965.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website ~~and that has been selected or recommended by the Relevant Governmental Body~~(or any successor source).

“SOFR-Based Rate” means SOFR or Term SOFR.

“Solvency Certificate” means a solvency certificate in substantially in the form of Exhibit I.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

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“Specified Acquisitions” means, collectively, the acquisition by the Borrower of (a) Parcus Medical, LLC, a Wisconsin limited liability company (“Parcus”) pursuant to the terms of the Agreement and Plan of Merger, dated as of January 4, 2020 (the “Parcus Merger Agreement”), by and among the Borrower, Parcus, Sunshine Merger Sub LLC, a Wisconsin limited liability company and a wholly-owned subsidiary of the Borrower (“Parcus Merger Sub”) and Philip Mundy, an individual, solely in his capacity as the representative, agent and attorney-in-fact of the Equityholders (as defined in the Parcus Merger Agreement) and (b) ArthroSurface Incorporated, a Delaware corporation (“ArthroSurface”) pursuant to the terms of the Agreement and Plan of Merger, dated as of January 4, 2020 (the “ArthroSurface Merger Agreement”), by and among the Borrower, ArthroSurface, Button Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Borrower (“ArthroSurface Merger Sub”) and Boston Millennia Partners Button Shareholder Representation, Inc., a Delaware corporation, solely in its capacity as the representative, agent and attorney-in-fact of the Equityholders (as defined in the ArthroSurface Merger Agreement).

“Specified Loan Party” means any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.11).

“Stated Ratio” has the meaning set forth in Section 7.11(a).

“Subordinated Debt” means Indebtedness incurred by any Loan Party which by its terms (a) is expressly subordinated in right of payment to the prior payment of the Obligations and (b) contains other terms, including without limitation, standstill, interest rate, maturity and amortization, and insolvency-related provisions, in all respects reasonably acceptable to the Administrative Agent, including, without limitation, Intercompany Debt (but only to the extent required pursuant to Section 7.02(d)).

“Subordinated Debt Documents” means all agreements (including, without limitation, intercreditor agreements, instruments and other documents) pursuant to which Subordinated Debt has been issued or otherwise setting forth the terms of any Subordinated Debt.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Loan Parties.

“Subsidiary Guarantors” means, collectively, the Subsidiaries of the Borrower set forth on Schedule 5.20(a) (other than the Massachusetts Security Corporation and Anika Therapeutics S.r.l.) and each other Subsidiary of the Borrower that shall execute and delivery a Joinder Agreement or otherwise become party to this Agreement from time to time pursuant to the requirements of Section 6.13.

“Successor Rate” has the meaning specified in Section 3.03(b).

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“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swingline Borrowing” means a borrowing of a Swingline Loan pursuant to Section 2.04.

“Swingline Lender” means Bank of America, in its capacity as provider of Swingline Loans, or any successor swingline lender hereunder.

“Swingline Loan” has the meaning specified in Section 2.04(a).

“Swingline Loan Notice” means a notice of a Swingline Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit J or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swingline Sublimit” means an amount equal to the lesser of (a) $5,000,000 and (b) the Revolving Facility. The Swingline Sublimit is part of, and not in addition to, the Revolving Facility.

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“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the Consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including Sale and Leaseback Transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Target” has the meaning set forth in the definition of “Permitted Acquisition.”

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means ~~the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent”) as long as any of the~~, for the applicable corresponding Interest Period ~~options set forth in the definition of “~~of BSBY (or if any Interest Period~~” and that is~~ does not correspond to an interest period applicable to SOFR, the closest corresponding interest period of SOFR, and if such interest period of SOFR corresponds equally to two Interest Periods of BSBY, the corresponding interest period of the shorter duration shall be applied) the forward-looking term rate based on SOFR ~~and~~ that has been selected or recommended by the Relevant Governmental Body ~~,in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion~~.

“Third Amendment” means the Third Amendment to Credit Agreement, dated as of the Third Amendment Effective Date, by and among the Borrower, the Subsidiary Guarantors, the Lenders, the L/C Issuer, Swingline Lender, Administrative Agent, and the other agents party thereto.

“Third Amendment Effective Date” means November 12, 2021.

“Threshold Amount” means $7,500,000.

“Total Revolving Credit Exposure” means, as to any Revolving Lender at any time, the unused Commitments and Revolving Exposure of such Revolving Lender at such time.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans, Swingline Loans and L/C Obligations.

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“Type” means, with respect to a Loan, its character as a Base Rate Loan, a BSBY Daily Floating Rate Loan or a ~~Eurodollar~~BSBY Contract Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right to so vote has been suspended by the happening of such contingency.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

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1.02	Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)               The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Loan Documents and any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)               In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)               Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)              Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

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1.03	Accounting Terms.

(a)               Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded and (ii) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC Topic 825 “Financial Instruments” (or any other financial accounting standard having a similar result or effect) to value any Indebtedness of the Borrower or any Subsidiary at “fair value”, as defined therein. For purposes of determining the amount of any outstanding Indebtedness, no effect shall be given to any election by the Borrower to measure an item of Indebtedness using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification 825-10-25 (formerly known as FASB 159) or any similar accounting standard).

(b)               Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding the foregoing if at any time any change in GAAP would require operating leases or real estate leases to be capitalized, the GAAP treatment of operating and real estate leases on the Closing Date shall continue to apply for purposes of this Agreement and the other Loan Documents, including for purposes of the definitions of “Consolidated EBITDA”, “Consolidated Interest Charges” and “Consolidated Funded Indebtedness” and the calculation of the financial covenants under this Agreement.

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(c)               Pro Forma Treatment. Each Disposition of all or substantially all of a line of business, and each Acquisition, by the Borrower and its Subsidiaries that is consummated during any Measurement Period shall, for purposes of determining compliance with the financial covenants set forth in Section 7.11 and for purposes of determining the Applicable Rate, be given Pro Forma Effect as of the first day of such Measurement Period.

1.04	Rounding.

Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05	Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06	Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07	UCC Terms.

Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

1.08	Rates; Currency Equivalents.

(a)               The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to ~~the rates in the definition of “Eurodollar Rate”~~any reference rate referred to herein or with respect to any rate (including for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any ~~of~~ such ~~rates~~rate (including, without limitation, any ~~LIBOR~~ Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of ~~any LIBOR Successor Rate~~ Conforming Changes.

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(b)               Any amount specified in this Agreement (other than in Articles II, IX, and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars. For purposes of this Section 1.08, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such Spot Rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

ARTICLE II

COMMITMENTS AND CREDIT EXTENSIONS

2.01	Loans. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrower, in Dollars from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Revolving Borrowing, (i) the Total Revolving Outstandings shall not exceed the Revolving Facility, and (ii) the Revolving Exposure of any Lender shall not exceed such Revolving Lender’s Revolving Commitment. Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow Revolving Loans, prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Loans may be Base Rate Loans or ~~Eurodollar~~BSBY Rate Loans, as further provided herein.

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2.02	Borrowings, Conversions and Continuations of Loans.

(a)               Notice of Borrowing. Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of ~~Eurodollar~~BSBY Contract Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by: (A) telephone or (B) a Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than 12:00 p.m. (i) ~~three~~two (~~3~~2) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of ~~Eurodollar~~BSBY Contract Rate Loans or of any conversion of ~~Eurodollar~~BSBY Contract Rate Loans to Base Rate Loans or BSBY Daily Floating Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans~~; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one (1), two (2), three (3) or six (6) months in duration as provided in the definition of “Interest Period”, the applicable notice must be received by the Administrative Agent not later than 12:00 p.m. four (4) Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 12:00 p.m., three (3) Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders~~  or BSBY Daily Floating Rate Loans. Each Borrowing of, conversion to or continuation of ~~Eurodollar~~BSBY Contract Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans or BSBY Daily Floating Rate Loans shall be in a principal amount of $250,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice and each telephonic notice shall specify (A) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Loans, as the case may be, (B) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (C) the principal amount of Loans to be borrowed, converted or continued, (D) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (E) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable ~~Eurodollar~~BSBY Contract Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of ~~Eurodollar~~BSBY Contract Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. Notwithstanding anything to the contrary herein, each Swingline Loan shall be made as a Base Rate Loan and may not be converted to a ~~Eurodollar~~BSBY Rate Loan.

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(b)               Advances. Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Loan Notice with respect to a Revolving Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c)               ~~Eurodollar~~BSBY Contract Rate Loans. Except as otherwise provided herein, a ~~Eurodollar~~BSBY Contract Rate Loan may be continued or converted only on the last day of an Interest Period for such ~~Eurodollar~~BSBY Contract Rate Loan. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as ~~Eurodollar~~BSBY Contract Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the outstanding ~~Eurodollar~~BSBY Contract Rate Loans be converted immediately to Base Rate Loans.

(d)               Notice of Interest Rates. The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for ~~Eurodollar~~BSBY Contract Rate Loans upon determination of such interest rate. At any time that BSBY Daily Floating Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in BSBY Daily Floating Rate promptly following the public announcement of such change. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)               Interest Periods. After giving effect to all Revolving Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, there shall not be more than six (6) Interest Periods in effect in respect of the Revolving Facility.

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(f)                Cashless Settlement Mechanism. Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

(g)               With respect to BSBY the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment become effective.

2.03	Letters of Credit.

(a)               The Letter of Credit Commitment.

(i)                 Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars for the account of the Borrower or any of its Domestic Subsidiaries or, in the L/C Issuer’s sole and absolute discretion, any of its Foreign Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Outstandings shall not exceed the Revolving Facility, (y) the Revolving Exposure of any Revolving Lender shall not exceed such Lender’s Revolving Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)              The L/C Issuer shall not issue any Letter of Credit if:

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(A)             subject to Section 2.03(b)(iv), the expiry date of the requested Letter of Credit would occur more than twelve (12) months after the date of issuance or last extension, unless the Administrative Agent and the L/C Issuer have approved such expiry date; or

(B)              the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless the Administrative Agent and the L/C Issuer have approved such expiry date (it being understood that in the event the expiry date of any requested Letter of Credit would occur after the Letter of Credit Expiration Date, from and after the Letter of Credit Expiration Date, the Borrower shall Cash Collateralize the then Outstanding Amount of all L/C Obligations in respect of such Letters of Credit in accordance with Section 2.14).

(iii)            The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)             any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the ~~Closing~~Third Amendment Effective Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the ~~Closing~~Third Amendment Effective Date and which the L/C Issuer in good faith deems material to it;

(B)              the issuance of the Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C)              except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000;

(D)             except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is to be denominated in a currency other than Dollars;

(E)              any Revolving Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Revolving Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion;

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(F)              the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(G)             the L/C Issuer does not as of the issuance date of the requested Letter of Credit issue Letters of Credit in the requested currency.

(iv)             The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v)               The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi)             The L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)               Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)                 Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower and/or such Subsidiary, as required by the L/C Issuer. Such Letter of Credit Application may be sent by fax transmission, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 12:00 p.m. at least five (5) Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

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(ii)              Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Lender, the Administrative Agent or any Loan Party, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender’s Applicable Revolving Percentage times the amount of such Letter of Credit.

(iii)            Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(iv)             If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a standby Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve (12) month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve (12) month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

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(c)               Drawings and Reimbursements; Funding of Participations.

(i)                 Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Lender’s Applicable Revolving Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)              Each Revolving Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

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(iii)            With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section.

(iv)             Until each Revolving Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Revolving Percentage of such amount shall be solely for the account of the L/C Issuer.

(v)               Each Revolving Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower, any Subsidiary thereof or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)             If any Revolving Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

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(d)               Repayment of Participations.

(i)                 At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Percentage thereof in the same funds as those received by the Administrative Agent.

(ii)              If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)               Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)                 any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)              the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement or by such Letter of Credit, the transactions contemplated hereby or any agreement or instrument relating thereto, or any unrelated transaction;

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(iii)            any draft, demand, endorsement, certificate or other document presented under or in connection with such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)             waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrower;

(v)               honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi)             any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii)          any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(viii)        any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Subsidiaries.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

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(f)                Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight or time draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves, as determined by a final nonappealable judgment of a court of competent jurisdiction, were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight or time draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring, endorsing or assigning or purporting to transfer, endorse or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g)               Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each standby Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

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(h)               Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance, subject to Section 2.15, with its Applicable Revolving Percentage, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit (determined in accordance with Section 1.06). Letter of Credit Fees shall be (1) due and payable on the first Business Day following each fiscal quarter end, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (2) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(i)                 Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Fee Letter , computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on or prior to the date that is ten (10) Business Days following each fiscal quarter end, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j)                 Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k)               Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

2.04	Swingline Loans.

(a)               The Swingline. Subject to the terms and conditions set forth herein, the Swingline Lender, in reliance upon the agreements of the other Lenders set forth in this Section, may in its sole discretion make loans to the Borrower (each such loan, a “Swingline Loan”). Each such Swingline Loan may be made, subject to the terms and conditions set forth herein, to the Borrower, in Dollars, from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swingline Sublimit, notwithstanding the fact that such Swingline Loans, when aggregated with the Applicable Revolving Percentage of the Outstanding Amount of Revolving Loans and L/C Obligations of the Lender acting as Swingline Lender, may exceed the amount of such Lender’s Revolving Commitment; provided, however, that (i) after giving effect to any Swingline Loan, (A) the Total Revolving Outstandings shall not exceed the Revolving Facility at such time, and (B) the Revolving Exposure of any Revolving Lender at such time shall not exceed such Lender’s Revolving Commitment, (ii) the Borrower shall not use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan, and (iii) the Swingline Lender shall not be under any obligation to make any Swingline Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section, prepay under Section 2.05, and reborrow under this Section. Each Swingline Loan shall bear interest only at a rate based on the Base Rate plus the Applicable Rate. Immediately upon the making of a Swingline Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Revolving Lender’s Applicable Revolving Percentage times the amount of such Swingline Loan.

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(b)               Borrowing Procedures.

Subject to the terms and conditions hereof, each Swingline Borrowing shall be made upon the Borrower’s irrevocable notice to the Swingline Lender and the Administrative Agent, which may be given by: (A) telephone or (B) a Swingline Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swingline Lender and the Administrative Agent of a Swingline Loan Notice. Each such Swingline Loan Notice must be received by the Swingline Lender and the Administrative Agent not later than 2:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested date of the Borrowing (which shall be a Business Day). Promptly after receipt by the Swingline Lender of any Swingline Loan Notice, the Swingline Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swingline Loan Notice and, if not, the Swingline Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Lender) prior to 3:00 p.m. on the date of the proposed Swingline Borrowing (A) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender may, make the amount of its Swingline Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swingline Lender in immediately available funds.

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(c)               Refinancing of Swingline Loans.

(i)                 The Swingline Lender at any time in its sole discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swingline Lender to so request on its behalf), that each Revolving Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Revolving Percentage of the amount of Swingline Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Facility and the conditions set forth in Section 4.02. The Swingline Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Applicable Revolving Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swingline Loan) for the account of the Swingline Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swingline Lender.

(ii)              If for any reason any Swingline Loan cannot be refinanced by such a Revolving Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Revolving Lenders fund its risk participation in the relevant Swingline Loan and each Revolving Lender’s payment to the Administrative Agent for the account of the Swingline Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)            If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swingline Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swingline Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Borrowing or funded participation in the relevant Swingline Loan, as the case may be. A certificate of the Swingline Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

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(iv)             Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided however, that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice). No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swingline Loans, together with interest as provided herein.

(d)               Repayment of Participations.

(i)                 At any time after any Revolving Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Revolving Lender its Applicable Revolving Percentage thereof in the same funds as those received by the Swingline Lender.

(ii)              If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Revolving Lender shall pay to the Swingline Lender its Applicable Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swingline Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)               Interest for Account of Swingline Lender. The Swingline Lender shall be responsible for invoicing the Borrower for interest on the Swingline Loans. Until each Revolving Lender funds its Base Rate Loan or risk participation pursuant to this Section to refinance such Revolving Lender’s Applicable Revolving Percentage of any Swingline Loan, interest in respect of such Applicable Revolving Percentage shall be solely for the account of the Swingline Lender.

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(f)                Payments Directly to Swingline Lender. The Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender.

2.05	Prepayments.

(a)               Optional.

(i)                 The Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Revolving Loans in whole or in part without premium or penalty subject to Section 3.05; provided that, unless otherwise agreed by the Administrative Agent, (A) such notice must be received by the Administrative Agent not later than 12:00 p.m. (1) ~~three~~two (~~3~~2) Business Days prior to any date of prepayment of ~~Eurodollar~~BSBY Contract Rate Loans and (2) on the date of prepayment of Base Rate Loans or BSBY Daily Floating Rate Loans; (B) any prepayment of ~~Eurodollar~~BSBY Contract Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; and (C) any prepayment of Base Rate Loans or BSBY Daily Floating Rate Loans shall be in a principal amount of $250,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if ~~Eurodollar~~BSBY Contract Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of principal shall be accompanied by all accrued interest on the amount prepaid, together with, in the case of any BSBY Contract Rate Loan, any additional amounts required pursuant to Section 3.05. Subject to Section 2.15, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages.

(ii)              The Borrower may, upon notice to the Swingline Lender pursuant to delivery to the Swingline Lender of a Notice of Loan Prepayment (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swingline Loans in whole or in part without premium or penalty; provided that, unless otherwise agreed by the Swingline Lender, (A) such notice must be received by the Swingline Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess hereof (or, if less, the entire principal thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of principal shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.

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(b)               Mandatory.

(i)                 If for any reason the Total Revolving Outstandings at any time exceed the Revolving Facility at such time, the Borrower shall promptly (and, in any event, within one (1) Business Day) prepay Revolving Loans, Swingline Loans and L/C Borrowings (together with all accrued but unpaid interest thereon) and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i) unless, after the prepayment of the Revolving Loans and Swingline Loans, the Total Revolving Outstandings exceed the Revolving Facility at such time.

(ii)              Except as otherwise provided in Section 2.15, prepayments of the Revolving Facility made pursuant to this Section 2.05(b), first, shall be applied ratably to the L/C Borrowings and the Swingline Loans, second, shall be applied to the outstanding Revolving Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party or any Defaulting Lender that has provided Cash Collateral) to reimburse the L/C Issuer or the Revolving Lenders, as applicable.

Within the parameters of the applications set forth above in Section 2.05(b), prepayments pursuant to Section 2.05(b) shall be applied first to Base Rate Loans, then to BSBY Daily Floating Rate Loan and ~~then~~finally to ~~Eurodollar~~BSBY Contract Rate Loans in direct order of Interest Period maturities. All prepayments under Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

2.06	Termination or Reduction of Commitments.

(a)               Optional. The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Facility, the Letter of Credit Sublimit or the Swingline Sublimit, or from time to time permanently reduce the Revolving Facility, the Letter of Credit Sublimit or the Swingline Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 12:00 p.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce (A) the Revolving Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Revolving Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swingline Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swingline Loans would exceed the Swingline Sublimit.

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(b)               Mandatory. If after giving effect to any reduction or termination of Revolving Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swingline Sublimit exceeds the Revolving Facility at such time, the Letter of Credit Sublimit or the Swingline Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(c)               Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swingline Sublimit or the Revolving Commitment under this Section 2.06. Upon any reduction of the Revolving Commitments, the Revolving Commitment of each Revolving Lender shall be reduced by such Lender’s Applicable Revolving Percentage of such reduction amount. All fees in respect of the Revolving Facility accrued until the effective date of any termination of the Revolving Facility shall be paid on the effective date of such termination.

2.07	Repayment of Loans.

(a)               Revolving Loans. The Borrower shall repay to the Revolving Lenders on the Maturity Date the aggregate principal amount of all Revolving Loans outstanding on such date.

(b)               Swingline Loans. The Borrower shall repay each Swingline Loan on the earlier to occur of (i) the date ten (10) Business Days after such Loan is made and (ii) the Maturity Date.

2.08	Interest and Default Rate.

(a)               Interest. Subject to the provisions of Section 2.08(b), (i) each ~~Eurodollar~~BSBY Contract Rate Loan under the Revolving Facility shall bear interest on the outstanding principal amount thereof for each Interest Period from the applicable borrowing date at a rate per annum equal to the ~~Eurodollar~~BSBY Rate for such Interest Period plus the Applicable Rate; (ii) each BSBY Daily Floating Rate Loan under the Revolving Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the BSBY Daily Floating Rate plus the Applicable Rate; (iii) each Base Rate Loan under the Revolving Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (~~iii~~iv) each Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate. To the extent that any calculation of interest or any fee required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement.

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(b)               Default Rate.

(i)                 If any amount of principal of any Loan is not paid when due (subject to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)              If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (subject to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then at the election of the Administrative Agent or upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)            At the election of the Administrative Agent or upon the request of the Required Lenders, while any Event of Default exists (other than an Event of Default under Section 8.01(a) and other than events described in Section 2.08(b)(i) and Section 2.08(b)(ii) above), all outstanding fees (including Letter of Credit Fees and commitment fees) may accrue at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)             Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)               Interest Payments. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law. Notwithstanding anything herein to the contrary, Interest on BSBY Contract Rate Loans shall be payable at the end of the selected interest period, but no less frequently than quarterly, and on the Maturity Date.

2.09	Fees.

In addition to certain fees described in subsections (h) and (i) of Section 2.03:

(a)               Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Revolving Percentage, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Revolving Facility exceeds the sum of (i) the Outstanding Amount of Revolving Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15. For the avoidance of doubt, the Outstanding Amount of Swingline Loans shall not be counted towards or considered usage of the Revolving Facility for purposes of determining the commitment fee. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the ~~Closing~~Third Amendment Effective Date, and on the last day of the Availability Period for the Revolving Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

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(b)               Other Fees.

(i)                 The Borrower shall pay to the Persons entitled thereto, for their own account, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)              The Borrower shall pay to the Lenders, such fees as shall have been separately agreed upon in writing and disclosed to the Administrative Agent in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a)               Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the ~~Eurodollar~~BSBY Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365 day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)               Financial Statement Adjustments or Restatements. If, as a result of any restatement of or other adjustment to the financial statements of the Borrower and its Subsidiaries or for any other reason, the Borrower, or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under any provision of this Agreement to payment of any Obligations hereunder at the Default Rate or under Article VIII. The Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

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2.11	Evidence of Debt.

(a)               Maintenance of Accounts. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 11.06(c). The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the ~~accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent~~Register, the Register shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)               Maintenance of Records. In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12	Payments Generally; Administrative Agent’s Clawback.

(a)               General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Except with respect to the payment of Obligations on the Maturity Date or as otherwise specifically provided for in this Agreement, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

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(b)               Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of ~~Eurodollar~~BSBY Contract Rate Loans (or, in the case of any Borrowing of Base Rate Loans or BSBY Daily Floating Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(i)                 Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due. ~~In such event, if~~With respect to any payment that the Administrative Agent makes for the account of the Lenders or the L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment~~,~~; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the ~~amount~~Rescindable Amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

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A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)               Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)               Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e)               Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)                Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing (other than Swingline Borrowings) shall be made from the Appropriate Lenders, each payment of fees under Section 2.09 and 2.03(h) and (i) shall be made for account of the Appropriate Lenders, and each termination or reduction of the amount of the Commitments shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (ii) each Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Revolving Loans) or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans by the Borrower shall be made for account of the Appropriate Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (iv) each payment of interest on Loans by the Borrower shall be made for account of the Appropriate Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Appropriate Lenders.

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2.13	Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of the Revolving Facility due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Revolving Facility due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Revolving Facility due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Revolving Facility owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Revolving Facility owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Revolving Facility owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then, in each case under clauses (a) and (b) above, the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swingline Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Revolving Facility then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(1)               if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(2)               the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.14, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans or subparticipations in L/C Obligations or Swingline Loans to any assignee or participant, other than an assignment to any Loan Party or any Affiliate thereof (as to which the provisions of this Section shall apply).

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Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14	Cash Collateral.

(a)               Certain Credit Support Events. If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrower shall be required to provide Cash Collateral pursuant to Section 2.05 or 8.02(c), or (iv) there shall exist a Defaulting Lender, the Borrower shall on the same day (in the case of clause (iii) above) or within one (1) Business Day (in all other cases) following any written request by the Administrative Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b)               Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon written demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more blocked, non-interest bearing deposit accounts at Bank of America. The Borrower shall pay on written demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

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(c)               Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.05, 2.15 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Revolving Lender that is a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d)               Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Revolving Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, (A) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (B) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

(e)               Release of Lenders’ Obligations. Notwithstanding anything to the contrary contained herein or in any other Loan Document, in the event that (i) the L/C Issuer shall have issued, in accordance with Section 2.03(a)(ii)(B), a Letter of Credit with an expiry date occurring after the Letter of Credit Expiration Date and (ii) the Borrower shall have Cash Collateralized the Outstanding Amount of all such L/C Obligations in respect of such Letter of Credit pursuant to Section 2.14(a) above, then, upon the provision of such Cash Collateral and without any further action, each Lender hereunder shall be automatically released from any further obligation to such L/C Issuer in respect of such Letter of Credit, including, without limitation, any obligation of any such Lender to reimburse such L/C Issuer for amounts drawn under such Letter of Credit or to purchase any risk participation therein; provided, however, that all such obligations of each Lender hereunder to such L/C Issuer in respect of such Letter of Credit shall be revived if any Cash Collateral provided by the Borrower in respect of such Letter of Credit is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or the L/C Issuer) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such Cash Collateral had not been provided. The obligations of the Lenders under this paragraph shall survive the Facility Termination Date.

2.15	Defaulting Lenders.

(a)               Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

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(i)                 Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.

(ii)              Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swingline Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (B) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise as may be required under the Loan Documents in connection with any Lien conferred thereunder or directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

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(iii)            Certain Fees.

(A)             Fees. No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)              Letter of Credit Fees. Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolving Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.

(C)              Defaulting Lender Fees. With respect to any fee payable under Section 2.09(a) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to the L/C Issuer and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(iv)             Reallocation of Applicable Revolving Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Revolving Percentages (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 11.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)               Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (A) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (B) second, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.14.

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(b)               Defaulting Lender Cure. If the Borrower, the Administrative Agent, Swingline Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.16	Increase in Commitments.

(a)               Increase in Revolving Facility.

(i)                 Provided there exists no Default or Event of Default, upon notice to the Administrative Agent (which shall promptly notify the Revolving Lenders), the Borrower may from time to time after the ~~Closing~~Third Amendment Effective Date, request an increase in the Revolving Facility by an aggregate amount (for all such requests) not to exceed $~~50,000,000~~75,000,000 (any such increase in the Revolving Facility, an “Incremental Revolving Facility”); provided that (i) any such request for an Incremental Revolving Facility shall be in a minimum amount of $10,000,000, and in increments of $5,000,000 in excess thereof, or, if less, the entire remaining amount available for such Incremental Revolving Facility, (ii) in no event shall the aggregate amount of increases in respect of the Revolving Facility ~~(after giving effect to all requested increases therein~~effected under this Section 2.16(a), plus the aggregate amount of Incremental Term Facilities established under Section 2.16(b) exceed $~~100,000,000~~75,000,000, and (iii) the Borrower may only make a maximum of five (5) requests in the aggregate for ~~an increase of~~both (x) increases in the Revolving Facility pursuant to this Section 2.16(a) and (y) Incremental Term Facilities pursuant to Section 2.16(b) during the term of this Agreement. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Revolving Lender is requested to respond to such requested Incremental Revolving Facility (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Revolving Lenders). Each notice from Borrower pursuant to this Section 2.16(a) shall set forth the requested amount and proposed terms of the requested Incremental Revolving Facility.

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(ii)              Revolving Lender Elections to Increase. Each Revolving Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Revolving Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Revolving Lender not responding within such time period shall be deemed to have declined to increase its Revolving Commitment.

(iii)            Notification by Administrative Agent; Additional Revolving Lenders. The Administrative Agent shall notify the Borrower and each Revolving Lender of the Revolving Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase (to the extent the existing Revolving Lenders do not agree to provide the entire amount of the requested increase), and subject to the approval of the Administrative Agent, the L/C Issuer and the Swingline Lender, the Borrower may also invite additional Eligible Assignees to become Revolving Lenders (together with any existing Revolving Lender participating in such increase, each, an “Increasing Revolving Lender”) pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of any Revolving Lender to participate in any increase in the Revolving Facility. Each Incremental Revolving Facility shall be effectuated under this Agreement pursuant to an amendment (an “Incremental Revolving Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Increasing Revolving Lender agreeing to provide such Incremental Revolving Facility, and the Administrative Agent.

(iv)             Effective Date and Allocations. If the Revolving Facility is increased in accordance with this Section, the Administrative Agent and the Borrower shall determine (x) the effective date of any such increase (the “Revolving Facility Increase Effective Date”) and (y) the final allocation of such increase among the Increasing Revolving Lenders and Schedule 1.01(b) attached hereto shall be automatically updated to reflect the same. The Administrative Agent shall promptly notify the Borrower and the Revolving Lenders of the final allocation of such increase and the Revolving Facility Increase Effective Date.

(b)              Establishment of Incremental Term Facility.

(i)                 Provided there exists no Default or Event of Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time after the Third Amendment Effective Date, request to establish one or more tranches of commitments (each such commitment, an “Incremental Term Commitment”) to make term loans (“Incremental Term Loans”) under this Agreement (and such Incremental Term Loans made pursuant to such Incremental Term Commitments, being hereinafter referred to, individually, as an “Incremental Term Facility”, and together, collectively as the “Incremental Term Facilities”) in an aggregate amount (for all such requests) not to exceed $75,000,000; provided that (i) any such request for an Incremental Term Facility shall be in a minimum amount of $10,000,000, and in increments of $5,000,000 in excess thereof, or, if less, the entire remaining amount available for such Incremental Term Facilities, (ii) in no event shall the aggregate amount of Incremental Term Facilities established under this Section 2.16(b), plus the aggregate amount of increases in respect of the Revolving Facility effected under Section 2.16(a) exceed $75,000,000, and (iii) the Borrower may only make a maximum of five (5) requests in the aggregate for (x) Incremental Term Facilities pursuant to this Section 2.16(b) and (y) increases in the Revolving Facility pursuant to Section 2.16(a) during the term of this Agreement. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond to such requested Incremental Term Facility (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Incremental Term Lenders). Each notice form the Borrower pursuant to this Section 2.16(b) shall set forth the requested amount and proposed terms of the requested Incremental Term Facility.

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(ii)              Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to participate in any such Incremental Term Facility and its offered Incremental Term Commitment with respect thereto. Any Lender not responding within such time period shall be deemed to have declined to participate in such Incremental Term Facility.

(iii)            Notification by Administrative Agent; Additional Term Lenders. The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested Incremental Term Facility (to the extent the existing Lenders do not agree to provide the entire amount of the requested Incremental Term Facility), and subject to the approval of the Administrative Agent, the Borrower may also invite additional Eligible Assignees to become Lenders (together with any existing Lender participating in such Incremental Term Facility, each, an “Incremental Term Lender”) pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to participate in any Incremental Term Facility. Each Incremental Term Facility shall be effectuated under this Agreement pursuant to an amendment (an “Incremental Term Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Incremental Term Lender agreeing to provide such Incremental Term Facility, and the Administrative Agent. Each Incremental Term Facility shall be established as a separate class of commitments and loans (except solely to the extent that any such Incremental Term Facility is provided on the same exact terms and conditions as any prior Incremental Term Facility, except customary arrangement or commitment fees payable to the Arranger or one or more Increasing Term Lenders may be different from those paid with respect to the any existing Incremental Term Commitments of any Increasing Term Lender in connection with any other Incremental Term Facility pursuant to this Section 2.16(b)).

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(iv)             Effective Date of Incremental Term Facility. If an Incremental Term Facility is established in accordance with this Section, the Administrative Agent and the Borrower shall determine (x) the effective date of any such Incremental Term Facility (the “Incremental Term Facility Effective Date”) and (y) the final allocation of such increase among the Increasing Term Lenders and Schedule 1.01(b) attached hereto shall be automatically updated to reflect the same.

(c)               ~~(b)~~ Conditions to Effectiveness of Increase. As a condition precedent to each such increase in the Revolving Facility and/or the establishment of any such Incremental Term Facilities pursuant to this Section 2.16:

(i)                 as of the Revolving Increase Effective Date or the Incremental Term Facility Effective Date, as applicable, before and after giving effect to such increase, (A) no Default or Event of Default shall then exist or would exist after giving effect thereto, (B) the Loan Parties shall demonstrate to the reasonable satisfaction of the Administrative Agent that, after giving effect to such increase or establishment of any such Incremental Term Facility on a Pro Forma Basis, the Loan Parties are in Pro Forma Compliance, including without limitation with the financial covenants set forth in Section 7.11, calculated using the same Measurement Period used to determine Pro Forma Compliance (and, assuming with respect to any Incremental Revolving Facility, that all such Commitments thereunder are fully funded), ~~and~~ (C) no Lender consent shall be required to implement the increase in the Revolving Facility and/or the Incremental Term Facilities, as applicable, except as provided with respect to the Incremental Revolving Amendment and/or the Incremental Term Amendment, as applicable, and (D) the representations and warranties contained in Article V and each other Loan ~~Documents~~Document shall be true and correct in all material respects (or in the case of a representation or warranty that is already subject to a materiality condition, in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in the case of a representation or warranty that is already subject to a materiality condition, in all respects) as of such earlier date, and except that for purposes of this Section 2.16, the representations and warranties contained in clauses (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

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(ii)              the Borrower shall have delivered to the Administrative Agent a certificate of each Loan Party dated as of the Revolving Facility Increase Effective Date or the Incremental Term Facility Effective Date, as applicable, signed by a Responsible Officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (y) certifying (and attaching calculations, as appropriate, in reasonable detail necessary to demonstrate) that, before and after giving effect to such increase each, of the conditions set forth in clause (i) above are satisfied; and

(iii)            the Borrower shall have delivered, or cause to be delivered, any other customary documents (including, without limitation, legal opinions) as reasonably requested by the Administrative Agent in connection with each such increase in the Revolving Facility and/or the Incremental Term Facilities, as applicable.

The Borrower shall prepay any Revolving Loans outstanding on the Revolving Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Applicable Revolving Percentages arising from any nonratable increase in the Revolving Commitments under this Section 2.16.

(d)              ~~(c)~~ Terms of Increase of Revolving Facility. Any increase in the Revolving Facility shall be made pursuant to an Incremental Revolving Amendment on the same terms (including, without limitation, interest, payment, amortization and maturity terms), and shall be subject to the same conditions as existing Revolving Commitments except customary arrangement or commitment fees payable to the Arranger or one or more Increasing Revolver Lenders may be different from those paid with respect to the existing Commitments of the existing Lenders on or prior to the ~~Closing~~Third Amendment Effective Date or with respect to any other Increasing Revolver Lender in connection with any other increase in the Revolving Facility pursuant to this Section 2.16.

(e)               Terms of Incremental Term Facility. Any Incremental Term Facility shall be established pursuant to an Incremental Term Amendment on such terms as shall be determined by the Borrower, the Administrative Agent and the Incremental Term Lenders agreeing to provide such Incremental Term Facility; provided that:

(i)                 such Incremental Term Facility shall rank pari passu or junior in right of payment with the existing Revolving Loans and the existing Incremental Term Facilities;

(ii)              such Incremental Term Facility may either be secured by liens on the Collateral that are pari passu or junior to the liens securing the existing Revolving Loans and the existing Incremental Term Facilities (and in the case of any junior liens shall be subject to the terms of a second lien intercreditor agreement reasonably satisfactory to the Administrative Agent);

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(iii)            such Incremental Term Facility shall share not greater than ratably in any voluntary or mandatory prepayments with the existing Incremental Term Facilities;

(iv)             to the extent the terms and documentation for any such Incremental Term Facility are not consistent with this Agreement (other than as specified in clauses (i) – (iii) above, they shall be reasonably satisfactory to the Administrative Agent (it being understood that terms of any representations, warranties, covenants, and events of default which are more restrictive for the Loan Parties and their Subsidiaries that are incorporated for the benefit of all Lenders, shall in each case be satisfactory to the Administrative Agent;

(v)               the Incremental Term Loans and related obligations in respect of such Incremental Term Facility shall not be guaranteed by any Person other than the Loan Parties and shall not by secured by any assets other than Collateral;

(vi)             such Incremental Term Facility shall have a maturity date no earlier than the maturity date of the Revolving Loans (or the then latest maturity date of each other Incremental Term Facility) and the weighted average life of such Incremental Term Facility shall be not shorter than the then longest remaining weighted average life of the then outstanding classes of Incremental Term Facilities.

(f)                ~~(d)~~ Conflicting Provisions. This Section 2.16 shall supersede any provisions in Section 2.13 or 11.01 to the contrary.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01	Taxes.

(a)               Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)                 Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

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(ii)              If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)            If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)               Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)               Tax Indemnifications.

(i)                 Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error. Each of the Loan Parties shall also, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

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(ii)              Each Lender and the L/C Issuer shall, and does hereby, severally indemnify and shall make payment in respect thereof within ten (10) days after demand therefor, (A) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (B) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (C) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d)               Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority, as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)               Status of Lenders; Tax Documentation.

(i)                 Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

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(ii)              Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)             any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)              any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)               in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)               executed originals of IRS Form W-8ECI;

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(3)               in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or

(4)               to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner;

(C)              any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies (or originals, as required) of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)             if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

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(iii)            Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)                Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to such Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g)               Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02	Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to perform any of its obligations hereunder or to make, maintain or fund or charge interest with respect to any Credit Extension or to determine or charge interest rates based upon the ~~Eurodollar~~BSBY Rate~~,~~ or ~~any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market~~the BSBY Daily Floating Rate, then, ~~on~~upon notice thereof by such Lender to the Borrower through the Administrative Agent, (a) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or continue ~~Eurodollar~~BSBY Rate Loans or to convert Base Rate Loans to ~~Eurodollar~~BSBY Rate Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the ~~Eurodollar~~BSBY Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~Eurodollar~~BSBY Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all ~~Eurodollar~~BSBY Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~Eurodollar~~BSBY Rate component of the Base Rate), (x) in the case of BSBY Contact Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such ~~Eurodollar~~BSBY Contract Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such ~~Eurodollar~~BSBY Rate Loans and (y) the case of BSBY Daily Floating Rate Loans, immediately and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the ~~Eurodollar~~BSBY Rate or BSBY Daily Floating Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the ~~Eurodollar~~BSBY Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the ~~Eurodollar~~BSBY Rate and the BSBY Daily Floating Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

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3.03	Inability to Determine Rates.

(a)               If in connection with any request for a ~~Eurodollar~~BSBY Rate Loan or a conversion to or continuation thereof, as applicable, (i) the Administrative Agent determines ~~that (A) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan,~~(which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.03(b), and the circumstances under clause (i) of Section 3.03(b) or the Scheduled Unavailability Date has occurred (as applicable) or (B) adequate and reasonable means do not otherwise exist for determining the BSBY Daily Floating Rate or the ~~Eurodollar~~BSBY Rate for any requested Interest Period with respect to a proposed ~~Eurodollar~~BSBY Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (i), “Impacted Loans”), or (ii) the Administrative Agent or the Required Lenders determine that for any reason ~~Eurodollar~~that the BSBY Daily Floating Rate or the BSBY Rate for any requested Interest Period with respect to a proposed ~~Eurodollar~~BSBY Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain ~~Eurodollar~~BSBY Rate Loans or to convert Base Rate Loans to BSBY Rate Loans shall be suspended (to the extent of the affected ~~Eurodollar~~BSBY Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the ~~Eurodollar~~BSBY Rate component of the Base Rate, the utilization of the ~~Eurodollar~~BSBY Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the appropriate Administrative Agent upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of ~~Eurodollar~~BSBY Rate Loans (to the extent of the affected ~~Eurodollar~~BSBY Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein and (ii) any outstanding BSBY Rate Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period (or, immediately, in the case of BSBY Daily Floating Rate Loans).

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~~(b)       Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this Section, the Administrative Agent, in consultation with the Borrower and the Required Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a)(i) of this Section, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.~~

(b)              ~~(c)~~ Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, but without limiting Sections ~~3.01~~3.03(a) and (b) above, if the Administrative Agent determines (which determination shall be conclusive and binding upon all parties hereto absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined (which determination likewise shall be conclusive and binding upon all parties hereto absent manifest error), that:

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(i)                 adequate and reasonable means do not exist for ascertaining ~~LIBOR for any requested Interest Period~~one month, three month and six month interest periods of BSBY, including, without limitation, because the ~~LIBOR~~BSBY Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)              ~~the~~Bloomberg or any successor administrator of the ~~LIBOR~~BSBY Screen Rate or a Governmental Authority having ~~or purporting to have~~ jurisdiction over the Administrative Agent or Bloomberg or such administrator with respect to its publication of BSBY, in each case acting in such capacity, has made a public statement identifying a specific date after which ~~LIBOR~~one month, three month and six month interest periods of BSBY or the ~~LIBOR~~BSBY Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of ~~loans~~U. S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide ~~LIBOR~~such interest periods of BSBY after such specific date (~~such specific~~the latest date on which one month, three month and six month interest periods of BSBY or the BSBY Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”); ~~or~~

~~(iii)       syndicated loans currently being executed, or that include language similar to that contained in this Section 3.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR,~~

~~then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable,~~

then, on a date and time determined by the Administrative Agent (any such date, the “BSBY Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, BSBY will be replaced hereunder and under any Loan Document with, subject to the proviso below, the first available alternative set forth in the order below for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”):

(x)       Term SOFR plus the SOFR Adjustment; and

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(y)       Daily Simple SOFR plus the SOFR Adjustment;

provided that, if initially BSBY is replaced with the rate contained in clause (y) above (Daily Simple SOFR plus the SOFR Adjustment) and subsequent to such replacement, the Administrative Agent determines that Term SOFR has become available and is administratively feasible for the Administrative Agent in its sole discretion, and the Administrative Agent notifies the Borrower and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Successor Rate shall be Term SOFR plus the SOFR Adjustment.

If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a quarterly basis.

Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that neither of the alternatives set forth in clauses (x) and (y) above are not available on or prior to the BSBY Replacement Date or (ii) if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for ~~purpose~~purposes of replacing ~~LIBOR~~BSBY or any then current Successor Rate in accordance with this ~~Section 3.03 with (x) one or more SOFR-Based Rates or (y)~~Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated ~~syndicated~~ credit facilities syndicated and agented in the United States for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated ~~syndicated~~ credit facilities syndicated and agented in the United States for such benchmarks which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated ~~(~~. For the ~~“Adjustment;” and~~avoidance of doubt, any such proposed rate~~,~~ and adjustments shall constitute a “~~LIBOR~~ Successor Rate”~~), and any~~. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders ~~(A) in the case of an amendment to replace LIBOR with a rate described in clause (x), object to the Adjustment;~~object to such amendment.

The Administrative Agent will promptly (in one or ~~(B~~more notices) ~~in~~notify the ~~case of an amendment to replace LIBOR with a rate described in clause (y), object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to object to~~Borrower and each Lender of the implementation of any ~~SOFR-Based~~Successor Rate ~~contained in any such amendment. Such LIBOR~~.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such ~~LIBOR~~ Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

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~~(d)       If no LIBOR Successor Rate has been determined and the circumstances under clause (c)(i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (i) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (ii) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (ii)) in the amount specified therein.~~

~~(e)~~ Notwithstanding anything else herein, if at any ~~definition of LIBOR~~time any Successor Rate ~~shall provide that in no event shall such LIBOR Successor Rate~~as so determined would otherwise be less than ~~one percent~~0%, the Successor Rate will be deemed to be 0% for the purposes of this Agreement and the other Loan Documents.

If the Successor Rate includes a SOFR-based rate, then, as of the BSBY Replacement Date, the Applicable Rate that applies to the commitment fee set forth in Section 2.09(a) shall increase by the percentage points equal to the SOFR Adjustment for an interest period of one month’s duration.

~~(f)~~ In connection with the implementation of a ~~LIBOR~~ Successor Rate, the Administrative Agent will have the right to make ~~LIBOR Successor Rate~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~LIBOR Successor Rate~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such ~~LIBOR Successor~~ Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

For purposes of this Section 3.03, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Required Lenders.

3.04	Increased Costs~~; Reserves on Eurodollar Rate Loans~~.

(a)               Increased Costs Generally. If any Change in Law shall:

(i)                 impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender ~~(except any reserve requirement contemplated by Section 3.04(d))~~ or the L/C Issuer;

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(ii)              subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)            impose on any Lender or the L/C Issuer ~~or the London interbank market~~ any other condition, cost or expense affecting this Agreement or ~~Eurodollar~~BSBY Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)               Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)               Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

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~~(d)       Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.~~

(d)              ~~(e)~~ Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05	Compensation for Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)               any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)               any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower ; or

(c)               any assignment of a ~~Eurodollar~~BSBY Contract Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13;

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including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

~~For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.~~

3.06	Mitigation Obligations; Replacement of Lenders.

(a)               Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower, such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b)               Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 11.13.

3.07	Survival.

All of the Borrower’s obligations under this Article III and the Lenders’ obligations under Section 3.01(c)(ii) shall, in each case, survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, resignation of the Administrative Agent and the Facility Termination Date.

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ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01	Conditions of Initial Credit Extension.

The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent (in each case, subject to Section 6.19):

(a)               Execution of Credit Agreement; Loan Documents. The Administrative Agent shall have received (i) counterparts of this Agreement, executed by a Responsible Officer of each Loan Party and a duly authorized officer of each Lender, (ii) for the account of each Lender requesting a Note, a Note executed by a Responsible Officer of the Borrower, (iii) counterparts of the Security Agreement, each Mortgage (if any) and any related Mortgaged Property Support Document (if any) and each other Collateral Document, executed by a Responsible Officer of the applicable Loan Parties and a duly authorized officer of each other Person party thereto, as applicable and (iv) counterparts of any other Loan Document, executed by a Responsible Officer of the applicable Loan Party and a duly authorized officer of each other Person party thereto, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent, the Arranger and each of the Lenders.

(b)               Officer’s Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of each Loan Party dated as of the Closing Date, certifying as to the Organization Documents of such Loan Party (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority), the resolutions of the governing body of such Loan Party, the good standing, existence or its equivalent of such Loan Party and of the incumbency (including specimen signatures) of the Responsible Officers of such Loan Party, each in form and substance reasonably satisfactory to the Administrative Agent.

(c)               Legal Opinions of Counsel. The Administrative Agent shall have received a favorable opinion of K&L Gates LLP, counsel for the Loan Parties, dated as of the Closing Date and addressed to the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent, covering such matters relating to the Loan Documents and the transactions contemplated thereby as the Administrative Agent and the Lenders shall reasonably request.

(d)               Financial Statements. The Administrative Agent and the Lenders shall have received copies of the financial statements referred to in Section 5.05, each in form and substance reasonably satisfactory to each of them.

(e)               Personal Property Collateral. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent:

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(i)                 (A) searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Loan Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and (B) tax lien, judgment and litigation searches;

(ii)              [reserved];

(iii)            completed UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral;

(iv)             stock or membership certificates, if any, evidencing the Pledged Equity and undated stock or transfer powers duly executed in blank; in each case to the extent such Pledged Equity is certificated;

(v)               [reserved];

(vi)             to the extent required to be delivered, filed, registered or recorded pursuant to the terms and conditions of the Collateral Documents, all instruments, documents and chattel paper in the possession of any of the Loan Parties, together with allonges or assignments as may be necessary or appropriate to create and perfect the Administrative Agent’s and the Lenders’ security interest in the Collateral;

(vii)          Qualifying Control Agreements satisfactory to the Administrative Agent to the extent required to be delivered pursuant to Section 6.14; and

(viii)        evidence satisfactory to the Administrative Agent that (x) all other actions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement have been taken (including receipt of duly executed payoff letters, UCC-3 termination statements, and bailee waivers and consent agreements) and (y) all filing and recording fees and taxes shall have been duly paid.

(f)                Liability, Casualty, Property, Terrorism and Business Interruption Insurance. The Administrative Agent shall have received copies of insurance policies, declaration pages, certificates, and endorsements of insurance or insurance binders evidencing liability, casualty, property, terrorism and business interruption insurance meeting the requirements set forth herein or in the Collateral Documents or as required by the Administrative Agent. The Loan Parties shall have delivered to the Administrative Agent an Authorization to Share Insurance Information.

(g)               Solvency Certificate. The Administrative Agent shall have received a Solvency Certificate signed by a Responsible Officer of the Borrower as to the financial condition, Solvency and related matters of (x) the Borrower, individually and (y) the Loan Parties and their Subsidiaries, on a consolidated basis, in each case, after giving effect to the initial borrowings under the Loan Documents and the other transactions contemplated hereby.

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(h)               Officer’s Certificate; Compliance Certificate; Perfection Certificate. The Administrative Agent shall have received (i) a certificate or certificates executed by a Responsible Officer of the Borrower as of the Closing Date, certifying as to the matters set forth in clauses (j) and (k) of this Section 4.01 and the matters set forth in Section 4.02(a) and (b), (ii) a Compliance Certificate dated as of the Closing Date, setting forth calculations demonstrating that (on a Pro Forma Basis) after giving effect to the incurrence of Indebtedness under the Loan Documents, the borrowing of Loans to be made on the Closing Date and the other transactions occurring on the Closing Date, that the Borrower is in Pro Forma Compliance with the financial covenants set forth in Section 7.11, (iii) the Perfection Certificate executed by a Responsible Officer of the Borrower and (iv) true and complete copies, certified by an officer of the Borrower as true and complete, of all Material Contracts, together with all exhibits and schedules.

(i)                 Loan Notice. The Administrative Agent shall have received a Loan Notice with respect to the Loans to be made on the Closing Date.

(j)                 Existing Indebtedness of the Loan Parties. All of the existing Indebtedness for borrowed money of the Borrower and its Subsidiaries (other than Indebtedness permitted to exist pursuant to Section 7.02) shall be repaid in full and all security interests related thereto shall be terminated substantially concurrently with the Closing Date.

(k)               Material Adverse Effect. (i) There shall have been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect and (ii) there shall exist no action, suit, investigation or proceeding pending or, to the actual knowledge of the Loan Parties, threatened in writing in any court or before any arbitrator or governmental authority that could reasonably be expected to have a Material Adverse Effect.

(l)                 Consents. The Administrative Agent shall have received a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required, in each case, excluding the consents of the board of directors (or equivalent governing body) that will be attached to the Officer’s Certificates referenced in Section 4.01(h).

(m)             Fees and Expenses. The Administrative Agent, the Lenders and the Arranger shall have received all fees and out-of-pocket expenses (including the reasonable fees and out-of-pocket expenses of outside counsel (including any local counsel) for the Administrative Agent), if any, owing pursuant to the Fee Letter, Section 2.09 and the other Loan Documents; provided that in the case of any such expenses, such expenses shall be invoiced at least two (2) business days prior to the Closing Date.

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(n)               Due Diligence. The Lenders and the Administrative Agent shall have completed a due diligence investigation of the Borrower, the other Loan Parties and their Subsidiaries and Affiliates, including customary “know your customer”, PATRIOT Act, sanctions, OFAC, and FCPA diligence, in scope, and with results, satisfactory to the Administrative Agent. The Loan Parties shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent and the Lenders in order to comply with applicable law, including without limitation, the PATRIOT Act.

(o)               Other Documents. All other documents provided for herein or which the Administrative Agent or any other Lender may reasonably request or require.

(p)               Additional Information. Such additional information and materials which the Administrative Agent and/or any Lender shall reasonably request or require.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02	Conditions to all Credit Extensions.

The obligation of each Lender and the L/C Issuer to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of ~~Eurodollar~~BSBY Contract Rate Loans) is subject to the following conditions precedent:

(a)               Representations and Warranties. The representations and warranties of the Borrower and each other Loan Party contained in Article II, Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct on and as of the date of such Credit Extension (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date) and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the date of such Credit Extension (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date), and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.

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(b)               Default. No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)               Request for Credit Extension. The Administrative Agent and, if applicable, the L/C Issuer or the Swingline Lender, shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of ~~Eurodollar~~BSBY Contract Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Administrative Agent and the Lenders, as of the date made or deemed made, that:

5.01	Existence, Qualification and Power.

Each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02	Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) result in the imposition or the creation of any Lien (other than any Liens permitted pursuant to the terms of this Agreement) on any asset of any Loan Party or any Subsidiary of a Loan Party, (c) conflict with or result in any breach or contravention, of or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, except, in each case, to the extent that any such conflict, breach, contravention or requirement of payment could not reasonably be expected to have a Material Adverse Effect or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (d) violate any Law in any material respect.

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5.03	Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof, subject only to non-consensual Permitted Liens having priority as a matter of law) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, other than (i) authorizations, approvals, actions, notices and filings which have been duly obtained and which are in full force and effect and (ii) filings (which filings and other actions have either (x) been made or taken, as applicable, on or prior to the ~~Closing~~Third Amendment Effective Date or (y) are being (or, will be) made in accordance with the terms of the Loan Documents) to perfect the Liens created by the Collateral Documents.

5.04	Binding Effect.

This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity.

5.05	Financial Statements; No Material Adverse Effect.

(a)               Audited Financial Statements. The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholder’s equity for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b)               Quarterly Financial Statements. The unaudited Consolidated balance sheet of the Borrower and its Subsidiaries dated ~~March 31, 2017 and~~ June 30, ~~2017~~2021 and September 30, 2021, and the related Consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter, as applicable, ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

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(c)               Material Adverse Effect. Since the date of the balance sheet included in the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d)               Forecasted Financials. The Consolidated forecasted balance sheets, statements of income and cash flows of the Borrower and its Subsidiaries delivered pursuant to Section 4.01 or Section 6.01 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower’s reasonable estimate of its future financial condition and performance (it being understood that such forecasts are subject to uncertainties and contingencies, and that actual results during any period or periods covered thereby may materially differ from the forecasted results).

5.06	Litigation.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties, after due and diligent investigation, threatened in writing or contemplated in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any Subsidiary of any Loan Party or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07	No Default.

Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08	Ownership of Property.

Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.09	Environmental Compliance.

(a)               The Loan Parties and their respective Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Loan Parties have reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(b)               Except as set forth on Schedule 5.09(b), (i) None of the properties currently or, to the knowledge of the Loan Parties, formerly owned or operated by any Loan Party or any of their respective Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and, to the knowledge of the Loan Parties, never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of their respective Subsidiaries or, to the knowledge of the Loan Parties, on any property formerly owned or operated by any Loan Party or any of their respective Subsidiaries; (iii) to the knowledge of the Loan Parties, there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of their respective Subsidiaries; and (iv) Hazardous Materials have not been released, discharged or disposed of on any property currently or, to the knowledge of the Loan Parties, formerly owned or operated by any Loan Party or any of their respective Subsidiaries, except to the extent such release, discharge or disposal could not be reasonably be expected to result in a Material Adverse Effect.

(c)               Neither any Loan Party nor any of their respective Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of their respective Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of their respective Subsidiaries.

5.10	Insurance.

The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates. Such insurance coverage complies with the requirements set forth in this Agreement and the other Loan Documents.

5.11	Taxes.

Each Loan Party and their respective Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Loan Party or any of their respective Subsidiaries that could, if made, have a Material Adverse Effect, nor is there any tax sharing agreement applicable to any Loan Party or any of their respective Subsidiaries.

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5.12	ERISA Compliance.

(a)               Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter or is subject to a favorable opinion letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS. To the best knowledge of the Loan Parties, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)               There are no pending or, to the knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)               (i) No ERISA Event has occurred, and no Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and no Loan Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iii) no Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iv) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d)               Neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (i) on the ~~Closing~~Third Amendment Effective Date, those listed on Schedule 5.12 hereto and (ii) thereafter, Pension Plans not otherwise prohibited by this Agreement.

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(e)               The Borrower represents and warrants as of the Second Amendment Effective Date that the Borrower is not and will not be using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to the Borrower’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement.

5.13	Margin Regulations; Investment Company Act.

(a)               Margin Regulations. The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than twenty-five percent (25%) of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.

(b)               Investment Company Act. None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.14	Disclosure.

The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries or any other Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished) contains any misstatement of fact or omits to state any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projected financial information is subject to uncertainties and contingencies, and that actual results during the periods covered thereby may materially differ from projected financial information).

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5.15	Compliance with Laws.

(a)               Each Loan Party and each Subsidiary thereof is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)               No director, manager, officer, employee or any agent of (or any consultant to) any Loan Party or any Subsidiary, or any other person authorized to act on behalf of any Loan Party or any Subsidiary, has unlawfully offered, paid or agreed to pay, directly or indirectly, any money or anything of value to or for the benefit of any individual who is or was an official or employee or candidate for office of the government of any country or any political subdivision, agency or instrumentality thereof or any employee or agent of any customer or supplier of any Loan Party or any Subsidiary.

(c)               Each Loan Party and each Subsidiary thereof is in compliance in all material respects with all applicable Laws, statutes, codes, rules, regulations or ordinances promulgated or enforced by the United States Food and Drug Administration (“FDA”) (or analogous foreign, state or local Governmental Authority), having regulatory authority over any Loan Party’s or any Subsidiary’s products or operations (the “Business”), including, but not limited to, the following: (i) the Federal Food, Drug, and Cosmetic Act, as amended (“FFDCA”), and the regulations promulgated thereunder; (ii) any applicable FDA premarket approval, or 510(k) premarket notification; (iii) the anti-kickback provisions of the Social Security Act, 42 U.S.C. § 1320a-7b(b), the Civil Monetary Penalty Statute (42 U.S.C. § 1320a-7a), the Stark Law (42 U.S.C. § 1395nn), the False Claims Act (31 U.S.C. § 3729 et seq.), or has been excluded or threatened with exclusion under state or federal statutes or regulations, including under 42 U.S.C. § 1320a-7 or relevant regulations in 42 C.F.R. Part 1001, or assessed or threatened with assessment of civil money penalties pursuant to 42 C.F.R. Part 1001; and (iv) applicable state Laws and regulations governing the distribution of medical devices (collectively, the “Regulatory Laws”).

(d)               Each Loan Party and each Subsidiary holds all permits, licenses, certificates, consents, product listings, registrations and other authorizations issued by any Governmental Authority necessary and material to operate the Business as currently conducted in compliance with the Regulatory Laws (collectively, the “Permits”) and all such Permits are in full force and effect, and none of such Permits have been withdrawn, revoked, suspended or cancelled, and no withdrawal, revocation, suspension or cancellation is pending or threatened in writing, except for any such withdrawal, revocation, suspension or cancellation that has not had and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and each Loan Party and each Subsidiary is in compliance in all material respects with the terms of such Permits and any conditions placed thereon.

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(e)               No Governmental Authority has issued any written notice, warning letter, untitled letter, FDA Form 483 or other written communication or correspondence in the past five (5) years to any Loan Party or any Subsidiary and/or, to any of such Loan Party’s or such Subsidiary’s suppliers, contract manufacturers, and/or third-party manufacturers in connection with the Loan Parties’ and their Subsidiaries’ products alleging that any Loan Party or any Subsidiary and/or any such Loan Party’s or such Subsidiary’s suppliers, contract manufacturers, and/or third-party manufacturers in connection with the Loan Parties’ and their Subsidiaries’ products are or were in violation of any Regulatory Law applicable to the Business, or alleging that any Loan Party, any Subsidiary and/or any of such Loan Party’s or Subsidiary’s suppliers, contract manufacturers, and/or third-party manufacturers in connection with the Loan Parties’ and their Subsidiaries’ products are or were the subject of any pending, threatened or anticipated administrative agency or Governmental Authority investigation, proceeding, review or inquiry, or that there are circumstances currently existing which might reasonably be expected to lead to any loss of or refusal to renew any Permits.

(f)                No Loan Party, nor any Subsidiary nor any employee nor any agent of any Loan Party or any Subsidiary acting on any Loan Party’s or any Subsidiary’s behalf has made a material untrue statement or fraudulent statement to, or filed a false claim or report with, any Governmental Authority, or failed to disclose a material fact required to be disclosed to any Governmental Authority, or, (solely as it relates to any employee or any agent of any Loan Party or any Subsidiary, limited to the knowledge of each Loan Party), has ever been investigated by the FDA (or analogous foreign, state or local Governmental Authority), Office of the Inspector General for the Department of Health and Human Services, Department of Justice or other comparable federal or foreign governmental authority for data or healthcare program fraud.

(g)               To the knowledge of each Loan Party, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, data integrity review, or other review or inquiry relating to the Business has been filed, or is pending against any Loan Party or any Subsidiary, and no such action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or has been threatened in writing, except, in each case, for any such action, suit, proceeding, hearing, investigation, charge, compliant, claim, demand, data integrity review, or other review or inquiry that could not reasonably be expected to have a Material Adverse Effect.

(h)               No Loan Party, nor any Subsidiary nor any of their members, managers, officers or employees has been convicted of a crime or engaged in any conduct that has resulted, or would reasonably be expected to result, in debarment under the FFDCA, including 21 U.S.C. §§ 335a, 335b, or 335c. No Loan Party and no Subsidiary of the any Loan Party: (i) is employing or contracting with any person who is currently debarred under the FFDCA; and (ii) is employing or contracting with any person who is the subject of a proceeding that would reasonably be expected to lead to becoming debarred under the FFDCA.

(i)                 No Loan Party, nor any Subsidiary nor any individual employed by any Loan Party or any Subsidiary is (i) debarred, disqualified, suspended or excluded from participation in Medicare, Medicaid or any other state or federal health care program or is listed on the excluded individuals list published by the United States Department of Health and Human Services Office of the Inspector General and the System for Award Management’s excluded parties data, nor is any such debarment, disqualification, suspension or exclusion threatened or pending, or (ii) convicted of a criminal offense that falls within the scope of 42 U.S.C. § 1320a-7b(b) but has not yet been excluded, debarred, suspended or otherwise declared ineligible to participate in any state or federal healthcare program.

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(j)                 There is no pending, proposed or final Medicare national or local coverage determination that, if finalized, would restrict coverage for any Loan Party’s or any Subsidiary’s products, except for any such determination that could not reasonably be expected to result in a Material Adverse Effect. Neither any Loan Party nor any Subsidiary of any Loan Party has established any reimbursement support program such that payment for any product is contingent upon a purchaser’s receipt of payment from a third party payer. No Loan Party or any Subsidiary of any Loan Party has or does furnish any coverage, coding, or billing advice to any health care professionals regarding off-label indications of any of its products.

5.16	Solvency.

The Borrower is, individually and together with its Subsidiaries on a Consolidated basis, Solvent.

5.17	Casualty, Etc.

Neither the businesses nor the properties of any Loan Party or any of their Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18	Sanctions Concerns and Anti-Corruption Laws.

(a)               Sanctions Concerns. No Loan Party, nor any Subsidiary, nor, to the knowledge of the Loan Parties and their Subsidiaries, any director, officer, employee, agent, Affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

(b)               Anti-Corruption Laws. The Loan Parties and their Subsidiaries have conducted their business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

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5.19	Responsible Officers.

Set forth on Schedule 1.01(c) are Responsible Officers of each Loan Party, holding the offices indicated next to their respective names, as of the ~~Closing~~Third Amendment Effective Date and as of the last date such Schedule was required to be updated in accordance with Section 6.02 and such Responsible Officers are duly elected and qualified officers of such Loan Party and are duly authorized to execute and deliver, on behalf of the respective Loan Party, this Agreement, the Notes and the other Loan Documents to which such Loan Party is a party.

5.20	Subsidiaries; Equity Interests; Loan Parties.

(a)               Subsidiaries, Joint Ventures, Partnerships and Equity Investments. Set forth on Schedule 5.20(a), is the following information which is true and complete in all respects as of the ~~Closing~~Third Amendment Effective Date and as of the last date such Schedule was required to be updated in accordance with Section 6.02: (i) a complete and accurate list of all Subsidiaries, joint ventures and partnerships and other equity investments of the Loan Parties as of the ~~Closing~~Third Amendment Effective Date and as of the last date such Schedule was required to be updated in accordance with Section 6.02, (ii) the number of shares of each class of Equity Interests in each Subsidiary outstanding, (iii) the number and percentage of outstanding shares of each class of Equity Interests owned by the Loan Parties and their Subsidiaries and (iv) the class or nature of such Equity Interests (i.e. voting, non-voting, preferred, etc.). The outstanding Equity Interests in all Subsidiaries of the Borrower are validly issued, fully paid and non-assessable and are owned free and clear of all Liens. There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to the Equity Interests of any Loan Party or any Subsidiary thereof (other than the Borrower), except as contemplated in connection with the Loan Documents.

(b)               Loan Parties. Set forth on Schedule 5.20(b) is a complete and accurate list of all Loan Parties, showing as of the ~~Closing~~Third Amendment Effective Date, or as of the last date such Schedule was required to be updated in accordance with Section 6.02, (as to each Loan Party) (i) the exact legal name, (ii) any former legal names of such Loan Party in the four (4) months prior to the ~~Closing~~Third Amendment Effective Date (or as of the last date such Schedule was required to be updated in accordance with Section 6.02), (iii) the jurisdiction of its incorporation or organization, as applicable, (iv) the type of organization, (v) the jurisdictions in which such Loan Party is qualified to do business, (vi) the address of its chief executive office, (vii) the address of its principal place of business, (viii) its U.S. federal taxpayer identification number, (ix) the organization identification number, (x) ownership information (e.g. publicly held or if private or partnership, the owners and partners of each of the Loan Parties) and (xi) the industry or nature of business of such Loan Party.

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5.21	Collateral Representations.

(a)               Collateral Documents. The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Permitted Liens) on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for filings completed prior to the ~~Closing~~Third Amendment Effective Date and as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens.

(b)               [Reserved].

(c)               Documents, Instrument, and Tangible Chattel Paper. Set forth on Schedule 5.21(c), as of the ~~Closing~~Third Amendment Effective Date and as of the last date such Schedule was required to be updated in accordance with Section 6.02, is a description of all Documents, Instruments, and Tangible Chattel Paper of the Loan Parties (including the Loan Party owning such Document, Instrument and Tangible Chattel Paper and such other information as reasonably requested by the Administrative Agent).

(d)               Deposit Accounts, Electronic Chattel Paper, Letter-of-Credit Rights, and Securities Accounts.

(i)                 Set forth on Schedule 5.21(d)(i), as of the ~~Closing~~Third Amendment Effective Date and as of the last date such Schedule was required to be updated in accordance with Section 6.02, is a description of all Deposit Accounts and Securities Accounts of the Loan Parties, including the name of (A) the applicable Loan Party, (B) in the case of a Deposit Account, the depository institution and whether such account is a zero balance account or a payroll account, and (C) in the case of a Securities Account, the Securities Intermediary or issuer.

(ii)              Set forth on Schedule 5.21(d)(ii), as of the ~~Closing~~Third Amendment Effective Date and as of the last date such Schedule was required to be updated in accordance with Section 6.02, is a description of all Electronic Chattel Paper (as defined in the UCC) and Letter-of-Credit Rights (as defined in the UCC) of the Loan Parties, including the name of (A) the applicable Loan Party, (B) in the case of Electronic Chattel Paper (as defined in the UCC), the account debtor and (C) in the case of Letter-of-Credit Rights (as defined in the UCC), the issuer or nominated person, as applicable.

(e)               Commercial Tort Claims. Set forth on Schedule 5.21(e), as of the ~~Closing~~Third Amendment Effective Date and as of the last date such Schedule was required to be updated in accordance with Section 6.02, is a description of all Commercial Tort Claims of the Loan Parties (detailing such Commercial Tort Claim in such detail as reasonably requested by the Administrative Agent).

(f)                Pledged Equity Interests. Set forth on Schedule 5.21(f), as of the ~~Closing~~Third Amendment Effective Date and as of the last date such Schedule was required to be updated in accordance with Section 6.02, is a list of (i) all Pledged Equity and (ii) all other Equity Interests required to be pledged to the Administrative Agent pursuant to the Collateral Documents (in each case, detailing the Loan Party pledging such Equity Interests, the Person whose Equity Interests are pledged, the number of shares of each class of Equity Interests, the certificate number and percentage ownership of outstanding shares of each class of Equity Interests and the class or nature of such Equity Interests (i.e. voting, non-voting, preferred, etc.).

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(g)               Properties. Set forth on Schedule 5.21(g)(i), as of the ~~Closing~~Third Amendment Effective Date and as of the last date such Schedule was required to be updated in accordance with Section 6.02, is a list of all Mortgaged Properties (including (i) the name of the Loan Party owning such Mortgaged Property, (ii) the number of buildings located on such Mortgaged Property, (iii) the property address, and (iv) the city, county, state and zip code which such Mortgaged Property is located. Set forth on Schedule 5.21(g)(ii), as of the ~~Closing~~Third Amendment Effective Date and as of the last date such Schedule was required to be updated in accordance with Section 6.02, is a list of (A) each headquarter location of the Loan Parties, (B) each other location where any significant administrative functions are performed, (C) each other location where the Loan Parties maintain any books or records (electronic or otherwise) and (D) each location where any material personal property Collateral is located at any premises owned or leased by a Loan Party (in each case, including (1) an indication if such location is leased or owned, (2), if leased, the name of the lessor, and if owned, the name of the Loan Party owning such property, (3) the address of such property (including, the city, county, state and zip code) and (4) to the extent owned, the approximate fair market value of such property).

5.22	Compliance with Material Contracts.

Each Loan Party (a) has performed and observed all the terms and provisions of each Material Contract to be performed or observed by it, subject to any waiver of, or immaterial deviation from, any term or provision of such Material Contract to the extent such waiver or other deviation is commercially reasonable under the circumstances and in the ordinary course of business consistent with past practices or otherwise consistent with a commercially reasonable course of dealing between such Loan Party and the counterparty to such Material Contract, and (b) has maintained each such Material Contract in full force and effect.

5.23	Intellectual Property; Licenses, Etc.

(a)       Each Loan Party and each of its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except for any failure to do so that does not have a material impact on the fair market value of the Intellectual Property as a whole. To the knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any of their Subsidiaries infringes upon any rights held by any other Person, except for any such infringement that does not have a material impact on the fair market value of the Intellectual Property as a whole. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Loan Parties, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

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(b)       Each Loan Party owns or has the right to use all Material Intellectual Property used in the operation of their respective businesses and all material economic rights derived therefrom.

5.24	Warning Letters.

Neither the Borrower, nor any of its Subsidiaries has received any so called “Warning Letters”, “Untitled Letter”, FDA Form 483 or similar notifications, from the FDA (or any analogous foreign, state or local Governmental Authority) for which such Borrower or such Subsidiary has not provided a response to or which has not otherwise been satisfied.

5.25	EEA Financial Institutions; Beneficial Ownership Certification.

(a)               No Loan Party is an EEA Financial Institution.

(b)               The information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

5.26	Covered Entities

No Loan Party is a Covered Entity.

5.27	~~5.26~~ Regulation H.

No Mortgaged Property is a Flood Hazard Property unless the Administrative Agent shall have received the following: (a) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Administrative Agent (i) as to the fact that such Mortgaged Property is a Flood Hazard Property, (ii) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (iii) such other flood hazard determination forms, notices and confirmations thereof as requested by the Administrative Agent and (b) copies of insurance policies or certificates of insurance of the applicable Loan Party evidencing flood insurance reasonably satisfactory to the Administrative Agent and naming the Administrative Agent as loss payee on behalf of the Lenders. All flood hazard insurance policies required hereunder have been obtained and remain in full force and effect, and the premiums thereon have been paid in full.

ARTICLE VI
AFFIRMATIVE COVENANTS

Each of the Loan Parties hereby covenants and agrees that on the Closing Date and thereafter until the Facility Termination Date, such Loan Party shall, and shall cause each of its Subsidiaries to:

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6.01	Financial Statements.

Deliver to the Administrative Agent (for distribution to each Lender), in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)               Audited Financial Statements. As soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower a Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related Consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

(b)               Quarterly Financial Statements. As soon as available, but in any event within fifty (50) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ended September 30, ~~2017~~2021), a Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related Consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such Consolidated statements to be certified by the chief executive officer, chief financial officer or treasurer who is a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries, subject only to normal year-end audit adjustments and the absence of footnotes.

(c)               Business Plan and Budget. As soon as available, but in any event within sixty (60) days after the end of each fiscal year of the Borrower, an annual business plan and budget of the Borrower and its Subsidiaries on a Consolidated basis, including forecasts prepared by management of the Borrower, in form satisfactory to the Administrative Agent and the Required Lenders, of Consolidated balance sheets and statements of income or operations and cash flows of the Borrower and its Subsidiaries on a quarterly basis for the immediately following fiscal year.

As to any information contained in materials furnished pursuant to Section 6.02(g), the Borrower shall not be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein.

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6.02	Certificates; Other Information.

Deliver to the Administrative Agent (for distribution to each Lender), in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)               [Reserved].

(b)               Compliance Certificate. Concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer or treasurer which is a Responsible Officer of the Borrower, and in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 7.11, a statement of reconciliation conforming such financial statements to GAAP. Unless the Administrative Agent requests executed originals, delivery of the Compliance Certificate may be by electronic communication including fax or email and shall be deemed to be an original and authentic counterpart thereof for all purposes.

(c)               Updated Schedules. Within fifteen (15) days of the Administrative Agent’s request therefor, the following updated Schedules to this Agreement (which may be attached to the Compliance Certificate) to the extent required to make the representation related to such Schedule true and correct in all material respects as of the date of such update is provided: 5.10, 5.20(a), 5.20(b), 5.21(b), 5.21(c), 5.21(d)(i), 5.21(d)(ii), 5.21(e), 5.21(f), 5.21(g)(i), and 5.21(g)(ii).

(d)               Anti-Money-Laundering; Beneficial Ownership. Promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act. To the extent any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, an updated Beneficial Ownership Certification promptly following any change in the information provided in the Beneficial Ownership Certification delivered to any Lender in relation to such Loan Party that would result in a change to the list of beneficial owners identified in such certification.

(e)               Changes in Entity Structure. Within twenty (20) days prior to any merger, consolidation, dissolution or other change in entity structure of any Loan Party or any of its Subsidiaries permitted pursuant to the terms hereof, provide notice of such change in entity structure to the Administrative Agent, along with such other information as reasonably requested by the Administrative Agent. Provide notice to the Administrative Agent, not less than twenty (20) days prior (or such extended period of time as agreed to by the Administrative Agent) of any change in any Loan Party’s legal name, state of organization, or organizational existence.

(f)                Management Letters; Recommendations. Promptly after any request by the Administrative Agent or any Lender, copies of any management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party within the preceding five (5) years by independent accountants in connection with the accounts or books of any Loan Party or any of its Subsidiaries, or any audit of any of them.

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(g)               Annual Reports; Etc. Promptly after the same are publicly available, copies of each annual report, proxy or financial statements sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto.

(h)               Debt Securities Statements and Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section.

(i)                 Regulatory Notices. Promptly, and in any event within three (3) Business Days after receipt thereof by any Loan Party or any of their Subsidiaries, copies of (i) each notice or other correspondence of a non-routine nature received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof or (ii) each notice from the FDA (or comparable agency in any applicable non-U.S. jurisdiction or state or local Governmental Authority) concerning any investigation or other material inquiry, or adverse finding or determination with respect to any product manufactured, sold or distributed by any Loan Party or any of their Subsidiaries (including any notification seeking a recall, removal or corrective action affecting the products manufactured, sold or distributed by such Loan Party or such Subsidiary), including, without limitation, the receipt by any Loan Party or any of their Subsidiaries of any so called “warning letter”, “untitled letter”, FDA Form 483 or similar notification, in each case, from the FDA (or analogous foreign, state or local Governmental Authority).

(j)                 Material Contracts. Promptly after occurrence thereof or after any Loan Party or any of their Subsidiary’s receipt thereof, as applicable, copies of any notice of default, notice of termination or termination under any Material Contract.

(k)               Additional Information. Promptly, such additional information regarding the business, financial, or corporate affairs of any Loan Party or any of their Subsidiaries, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(g) (to the extent any such documents are included in materials otherwise filed with the SEC) shall be deemed to have been furnished if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on a Platform to which the Lenders have been granted access or shall be available on the website of the SEC at http://www.sec.gov, and shall be deemed to have been delivered on the date (a) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 1.01(a), provided that the Borrower shall have notified the Administrative Agent in writing of the posting thereof or (b) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), provided that the Borrower shall have notified the Administrative Agent in writing of the posting thereof. Notwithstanding the foregoing, the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

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The Borrower hereby acknowledges that (A) the Administrative Agent and/or an Affiliate thereof may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”) and (B) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (1) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (2) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, any Affiliate thereof, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (3) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (4) the Administrative Agent and any Affiliate thereof and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.

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6.03	Notices.

Promptly, but in any event within three (3) Business Days, notify the Administrative Agent (which will promptly furnish such information to each Lender):

(a)               of the occurrence of any Default;

(b)               of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c)               of the occurrence of any ERISA Event;

(d)               of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof, including any determination by the Borrower referred to in Section 2.10(b).

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and, to the extent applicable, stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04	Payment of Obligations.

Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary, and solely to the extent that (x) such Liens do not (and will not) have priority over the Liens on the assets of the Loan Parties securing the Secured Obligations and (y) no enforcement action on account of any such Lien has been taken by (or on behalf of) the holder of such Lien; and (c) all Indebtedness in excess of $5,000,000 or all other Indebtedness where the failure to so pay and discharge could reasonably be expected to have a Material Adverse Effect, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

6.05	Preservation of Existence, Etc.

(a)               Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05;

(b)               take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and

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(c)               preserve or renew all of the registered patents, trademarks, trade names and service marks of the Borrower and its respective Subsidiaries, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06	Maintenance of Properties.

(a)               Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted;

(b)               make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(c)               use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07	Maintenance of Insurance.

(a)               Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including, without limitation, (i) terrorism insurance and (ii) flood hazard insurance on all Mortgaged Properties that are Flood Hazard Properties, on such terms and in such amounts as required by the National Flood Insurance Reform Act of 1994 or as otherwise required by the Administrative Agent.

(b)               Evidence of Insurance. Cause the Administrative Agent to be named as lenders’ loss payable, loss payee or mortgagee, as its interest may appear, and/or additional insured with respect of any such insurance providing liability coverage or coverage in respect of any Collateral, and cause, unless otherwise agreed to by the Administrative Agent, each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent that is reasonably satisfactory to the Administrative Agent. Upon the written request of the Administrative Agent on an annual basis with respect to each respective insurance policy, the Loan Parties shall provide, or cause to be provided, to the Administrative Agent, such evidence of insurance as reasonably required by the Administrative Agent, including, but not limited to: (i) copies of such insurance policies, (ii) evidence of such insurance policies (including, without limitation and as applicable, ACORD Form 28 certificates (or similar form of insurance certificate), and ACORD Form 25 certificates (or similar form of insurance certificate)), (iii) declaration pages for each insurance policy and (iv) lender’s loss payable endorsement if the Administrative Agent for the benefit of the Secured Parties is not on the declarations page for such policy. As requested by the Administrative Agent, the Loan Parties agree to deliver to the Administrative Agent an Authorization to Share Insurance Information.

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(c)               Redesignation. Promptly notify the Administrative Agent of any Mortgaged Property that is, or becomes, a Flood Hazard Property.

6.08	Compliance with Laws.

Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except (to the extent not constituting a breach of any representation or warranty made pursuant to Section 5.15) in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09	Books and Records.

(a)               Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Loan Party or such Subsidiary, as the case may be; and

(b)               maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Loan Party or such Subsidiary, as the case may be.

6.10	Inspection Rights.

Permit the Administrative Agent and representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that (a) absent an Event of Default, the Borrowers shall only be required to pay for one such visit and/or inspection in any twelve month period and there shall only be one such visit and/or inspection in any twelve month period and (b) when an Event of Default exists the Administrative Agent (or any of its representatives or independent contractors) or any Lender (who is accompanied by the Administrative Agent) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice. At any time prior to an Event of Default, any Lender may accompany the Administrative Agent or its representatives and independent contractors with any inspection at such Lender’s expense.

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6.11	Use of Proceeds.

Use the proceeds of the Credit Extensions for general corporate purposes (including, without limitation, Permitted Acquisitions) not in contravention of any Law or of any Loan Document.

6.12	Material Contracts.

(a) Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, subject to any waiver of, or other immaterial deviation from, any term or provision of such Material Contract to the extent such waiver or other deviation is commercially reasonable under the circumstances and in the ordinary course of business consistent with past practices or otherwise consistent with a commercially reasonable course of dealing between such Loan Party and the counterparty to such Material Contract, and (b) maintain each such Material Contract in full force and effect.

6.13	Covenant to Guarantee Obligations.

The Loan Parties will cause each of their Subsidiaries (other than any CFC) whether newly formed, after acquired or otherwise existing to promptly (and in any event within thirty (30) days after such Subsidiary is formed or acquired (or such longer period of time as agreed to by the Administrative Agent in its reasonable discretion)) become a Guarantor hereunder by way of execution of a Joinder Agreement; provided, however, no Foreign Subsidiary shall be required to become a Guarantor. In connection therewith, the Loan Parties shall give notice to the Administrative Agent not less than ten (10) days prior to creating a Subsidiary (or such shorter period of time as agreed to by the Administrative Agent in its reasonable discretion), or acquiring the Equity Interests of any other Person. In connection with the foregoing, the Loan Parties shall deliver to the Administrative Agent (unless otherwise waived by the Administrative Agent in its sole discretion in the case of Section 4.01(c)), with respect to each new Subsidiary Guarantor to the extent applicable, substantially the same documentation required pursuant to Sections 4.01(b), (c), (e), (f), (n) (including, “know your customer”, PATRIOT Act, sanctions, OFAC, and FCPA diligence, in scope, and with results, satisfactory to the Administrative Agent) and 6.14 and such other documents or agreements as the Administrative Agent may reasonably request.

6.14	Covenant to Give Security.

Except with respect to Excluded Property:

(a)               Equity Interests and Personal Property. Subject to the provisions of the last sentence of this Section 6.14(a), each Loan Party will cause the Pledged Equity and all of its tangible and intangible personal property now owned or hereafter acquired by it to be subject at all times to a first priority, perfected Lien (subject to Permitted Liens to the extent permitted by the Loan Documents) in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations pursuant to the terms and conditions of the Collateral Documents. At the request of the Administrative Agent, each Loan Party shall provide opinions of counsel and any filings and deliveries reasonably necessary in connection therewith to perfect the security interests therein, all in form and substance reasonably satisfactory to the Administrative Agent. In the event that solely as a result of any failure by the Administrative Agent to take action within its control to maintain the perfected status of its Lien (other than to the extent resulting from ~~of~~ any action or inaction by any Loan Party not permitted under the Loan Documents), including without limitation, (A) failure to maintain possession of any stock certificate, promissory note or other instrument delivered to it under the Security Agreement or (B) failure to file continuation statements under the applicable UCC (or similar provisions under applicable law), the Loan Parties shall, within five (5) Business Days of the occurrence of any such event, take all such action as may be reasonably necessary to cause all such Collateral to be subject to a first priority, perfected Lien (subject to Permitted Liens to the extent permitted by the Loan Documents) in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations pursuant to the terms and conditions of the Collateral Documents.

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(b)               Real Property. Upon the Administrative Agent’s request therefor after the occurrence and during the continuance of any Event of Default, any Loan Party that owns or acquires a fee ownership interest in any real property with a fair market value in excess of $1,000,000 (“Real Estate”) at the time of such request shall provide to the Administrative Agent, at such Loan Party’s expense, within thirty (30) days (or such extended period of time as agreed to by the Administrative Agent) a Mortgage and such Mortgaged Property Support Documents as the Administrative Agent may request to cause such Real Estate to be subject at all times to a first priority, perfected Lien (subject in each case to Permitted Liens) in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations pursuant to the terms and conditions of the Collateral Documents.

(c)               Landlord Waivers. In the case of (i) each headquarter location of the Loan Parties~~, each other location where any significant administrative functions are performed and each other location where the Loan Parties maintain any material books or records (electronic or otherwise)~~ and (ii) any personal property Collateral located at any other ~~premises leased~~ warehouse locations utilized by a Loan Party containing a material amount of personal property Collateral, the Loan Parties will use commercially reasonable efforts to provide the Administrative Agent, ~~on or prior to the date that is~~within 60 days after the ~~Closing~~Third Amendment Effective Date (to the extent not previously delivered) or the date such ~~later date~~locations are first utilized (or, in each case, such extended period of time as agreed to by the Administrative Agent ~~may agree~~ in its sole discretion), with such consents and waivers from the landlords on such real property ~~to the extent (A) requested by the Administrative Agent and (B) the Loan Parties are able to secure such consents and waivers after using commercially reasonable efforts~~ (such consents and waivers shall be in form and substance reasonably satisfactory to the Administrative Agent, it being acknowledged and agreed that any Landlord Waiver is satisfactory to the Administrative Agent).

(d)               Account Control Agreements. From and after 90 days after the ~~Closing~~Third Amendment Effective Date (or such later date as the Administrative Agent may agree in its sole discretion), each of the Loan Parties shall not open, maintain or otherwise have any deposit or other accounts (including securities accounts) at any bank or other financial institution, or any other account where money or securities are or may be deposited or maintained with any Person, other than (a) deposit accounts that are maintained at all times with Bank of America or ~~a~~ depositary institutions as to which the Administrative Agent shall have received a Qualifying Control Agreement, (b) securities accounts that are maintained at all times with financial institutions as to which the Administrative Agent shall have received a Qualifying Control Agreement, (c) deposit accounts established solely as payroll and other zero balance accounts and such accounts are held at Bank of America and (d) other deposit accounts, so long as at any time (x) the balance in any one such account does not exceed $500,000 and (y) the aggregate balance in all such accounts do not exceed $1,000,000. ~~Notwithstanding the foregoing to the contrary, with respect to deposit accounts and securities accounts acquired in connection with the Specified Acquisitions, the Loan Parties shall not be required to comply with the provisions of this Section 6.14(d) for such deposit accounts and securities accounts until June 1, 2020 (or such later date as the Administrative Agent may agree in its sole discretion).~~

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(e)               Further Assurances. At any time upon request of the Administrative Agent, each Loan Party and each of their respective Subsidiaries shall promptly execute and deliver any and all further instruments and documents and take all such other action (including promptly completing any registration or stamping of documents as may be applicable) as the Administrative Agent may deem reasonably necessary or desirable to maintain in favor of the Administrative Agent, for the benefit of the Secured Parties, Liens and insurance rights on the Collateral that are duly perfected in accordance with the requirements of, or the obligations of the Loan Parties under, the Loan Documents and all applicable Laws.

Notwithstanding anything to the contrary contain in this Section 6.14, the Loan Parties and their Subsidiaries shall not be required to grant a Lien in specific Collateral or perfect a Lien on specific Collateral, if the Administrative Agent determines in writing, in its reasonable discretion, that the costs and burdens to the Loan Parties and their Subsidiaries of obtaining or perfecting a Lien in such Collateral are excessive in relation to value to the Secured Parties afforded by the grant of a Lien in or perfection of a Lien on such specific Collateral.

6.15	Further Assurances.

Promptly upon written request by the Administrative Agent, or any Lender through the Administrative Agent, each Loan Party and each of their respective Subsidiaries shall (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments (including promptly completing any registration or stamping of documents as may be applicable) as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable Law, subject any Loan Party’s or any of their respective Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of their respective Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

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6.16	Reserved.

6.17	Compliance with Environmental Laws.

Comply and take reasonable actions to cause other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits material for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

6.18	Anti-Corruption Laws.

Conduct its business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions and maintain policies and procedures designed to promote and achieve compliance with such laws.

6.19	Post-Closing Covenants.

(a)               Within thirty (30) days of the ~~Closing~~Third Amendment Effective Date (or such later date as the Administrative Agent may agree in its sole discretion), the Borrower shall deliver to the Administrative Agent copies of insurance policies, declaration pages, certificates, and endorsements of insurance or insurance binders evidencing liability, casualty, property, terrorism and business interruption insurance meeting the requirements set forth herein or in the Collateral Documents or as required by the Administrative Agent.

~~(b)       Within forty-five (45) days of the Closing Date (or such later date as the Administrative Agent may agree in its sole discretion), the Administrative Agent shall have received evidence that all actions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement in respect of the stock or membership interests of the Borrower in Anika Therapeutics S.r.l., if any, shall have been taken or made.~~

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(b)              ~~(c)~~ Within sixty (60) days of the ~~Closing Date~~Third Amendment Effective (or such later date as the Administrative Agent may agree in its sole discretion), the Borrower shall (to the extent not previously delivered) deliver to the Administrative Agent with respect to each headquarters location of the Loan Parties and each other location required by Section 6.14(c), a landlord waiver and consent (in form and substance reasonably satisfactory to the Administrative Agent) from the landlords on such real property to the extent the Loan Parties are able to secure such landlord waiver and consent after using commercially reasonable efforts.

(c)               ~~(d)~~ Within ninety (90) days of the ~~Closing Date~~Third Amendment Effective (or such later date as the Administrative Agent may agree in its sole discretion), the Borrower shall (to the extent not previously delivered) to deliver to the Administrative Agent Qualifying Control Agreements with respect to each of the deposit accounts and securities accounts of the Loan Parties, in compliance with Section 6.14(d).

ARTICLE VII

NEGATIVE COVENANTS

Each of the Loan Parties hereby covenants and agrees that on the Closing Date and thereafter until the Facility Termination Date, no Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly:

7.01	Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for the following (collectively, “Permitted Liens”):

(a)               Liens pursuant to any Loan Document;

(b)               Liens existing on the ~~Closing~~Third Amendment Effective Date and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.02(b), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.02(b);

(c)               Liens for Taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)               statutory liens such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

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(e)               pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)                deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)               easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)               Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 8.01(h);

(i)                 Liens securing Indebtedness permitted under Section 7.02(c); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(j)                 bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Loan Party or any Subsidiary thereof, in each case in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing solely the customary amounts owing to such bank with respect to cash management and operating account arrangements; provided, that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(k)               Liens arising out of judgments or awards not resulting in an Event of Default; provided the applicable Loan Party or Subsidiary shall in good faith be prosecuting an appeal or proceedings for review;

(l)                 any interest or title of a lessor, licensor or sublessor under any lease, license or sublease entered into by any Loan Party or any Subsidiary thereof in the ordinary course of business and covering only the assets so leased, licensed or subleased;

(m)             Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection;

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(n)               any zoning, building or similar laws or rights reserved to or vested in any Governmental Authority;

(o)               Liens arising from precautionary uniform commercial code financing statements (or equivalent filings or registrations in foreign jurisdictions) filed under any operating lease not prohibited by this Agreement;

(p)               Liens arising out of consignment or similar arrangements for the sale of goods entered into by any Loan Party or any Subsidiary thereof in the ordinary course of business;

(q)               Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(r)                Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by any Loan Party or any Subsidiary thereof in connection with any letter of intent or purchase agreement for a Permitted Acquisition or other Investment permitted under Section 7.03;

(s)                Liens on property of a Person acquired in connection with a Permitted Acquisition existing at the time such Person merged into or consolidated with any Loan Party or any Subsidiary thereof or becomes a Subsidiary of any Loan Party; provided (i) such Liens were not created in contemplation of such merger, consolidation, Investment or acquisition, (ii) such Liens do not encumber any property other than the property encumbered at the time of such merger, consolidation, Investment or acquisition, and the proceeds and products thereof, and (iii) such Liens do not extend to any assets other than those assets initially subject to such Liens of the Person merged into or consolidated with any Loan Party or any Subsidiary thereof or acquired by any Loan Party; and

(t)                 other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed $2,000,000.

Notwithstanding the foregoing to the contrary, no Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien upon any of its Intellectual Property to secure any Indebtedness.

7.02	Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness, except:

(a)               Indebtedness under the Loan Documents;

(b)               Indebtedness outstanding on the date hereof and listed on Schedule 7.02 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension; and, still further, that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination, standstill and related terms (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

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(c)               Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $6,000,000;

(d)               Unsecured Indebtedness of a Subsidiary of the Borrower owed to the Borrower or a wholly-owned Subsidiary of the Borrower, (i) such Indebtedness shall be evidenced by promissory notes (which may be in the form of a single global intercompany note) and shall be pledged to the Administrative Agent as Collateral for the Secured Obligations in accordance with the terms of the Security Agreement, (ii) such Indebtedness shall be on terms and conditions reasonably acceptable to the Administrative Agent, including, without limitation, being subordinated to the Obligations on terms and conditions reasonably acceptable to the Administrative Agent and (iii) which Indebtedness shall be otherwise permitted under the provisions of Section 7.03 (“Intercompany Debt”);

(e)               (i) Guarantees of the Borrower or any Subsidiary Guarantor in respect of Indebtedness otherwise permitted hereunder of the Borrower or any other Subsidiary Guarantor and (ii) Guarantees of any Loan Party in respect of Indebtedness otherwise permitted hereunder of any non-Loan Party (provided that any such Guarantee shall also be an Investment permitted under Section 7.03(c));

(f)                obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates or other non-speculative purposes and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(g)               contingent obligations arising with respect to customary indemnification obligations in favor of buyers in connection with Dispositions permitted under Section 7.05;

(h)               Indebtedness relating to premium financing arrangements for property and casualty insurance plans and health and welfare benefit plans (including health and workers compensation insurance, employment practices liability insurance and directors and officers insurance), if incurred in the ordinary course of business;

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(i)                 Indebtedness incurred and owed in respect of any overdrafts or similar protections and related liabilities arising from treasury, depository and cash management services and related obligations or in connection with any automated clearing-house transfers of funds, in each case, in connection with deposit accounts in the ordinary course of business;

(j)                 Indebtedness in respect of surety and appeal bonds, performance and reclamation bonds and obligations of a like nature in respect of contracts entered into by the Borrower or any Subsidiary in the ordinary course of business consistent with past practice, including, without limitation, performance guarantees by the Borrower or any Subsidiary in the ordinary course of business consistent with past practice;

(k)               Subordinated Debt (other than Intercompany Debt) in an aggregate principal amount not to exceed $10,000,000;

(l)                 other Indebtedness of one or more Loan Parties not contemplated by the above provisions (or clause (m) below) in an aggregate principal amount not to exceed $20,000,000 at any time outstanding; provided that (w) no Default shall exist or would result therefrom, (x) the Loan Parties are in Pro Forma Compliance with each of the financial covenants set forth in Section 7.11, (y) any Liens securing such indebtedness shall be permitted by Section 7.01(t), and (z) the terms and conditions of such Indebtedness shall be reasonably acceptable to the Administrative Agent; and

(m)             Indebtedness in respect of earnout payments incurred in connection with the Specified Acquisitions, provided, that no payments in respect of any such earnouts shall be permitted except to the extent that, at the time of such payment, no Default shall exist or would result therefrom.

(n)              Indebtedness in respect of employee compensation issued in the form of stock appreciation rights (and related obligations) granted in the ordinary course pursuant to a stock appreciation rights program approved by the board of directors of the Borrower.

7.03	Investments.

Make or hold any Investments, except:

(a)               Investments held by the Borrower and its Subsidiaries in the form of cash or Cash Equivalents or other Investments permitted by the Borrower’s Investment Policy;

(b)               loans and advances to officers, directors and employees of the Borrower and its Subsidiaries in an aggregate amount not to exceed $1,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

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(c)               (i) Investments by the Borrower and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (ii) additional Investments by the Borrower and its Subsidiaries in Loan Parties, (iii) additional Investments by Subsidiaries of the Borrower that are not Loan Parties in other Subsidiaries that are not Loan Parties and (iv) so long as no Event of Default has occurred and is continuing or would result from such Investment, additional Investments by the Loan Parties in wholly-owned Subsidiaries of the Borrower that are not Loan Parties in an aggregate amount invested from the date hereof not to exceed $20,000,000;

(d)               Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e)               Guarantees permitted by Section 7.02;

(f)                Investments existing on the ~~Closing~~Third Amendment Effective Date (other than those referred to in Section 7.03(c)(i)) and set forth on Schedule 7.03;

(g)               Permitted Acquisitions (other than of (x) CFCs and Subsidiaries held directly or indirectly by a CFC or (y) Foreign Subsidiaries that would not be required to be a Subsidiary Guarantor pursuant to Section 6.13, which Investments are covered by Section 7.03(c)(iv)));

(h)               Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(i)                 bank deposits in the ordinary course of business;

(j)                 Investments consisting of non-cash loans made by the Borrower to directors, officers, employees or consultants of any Loan Party which are used by such Persons to simultaneously purchase Equity Interests of the Borrower in an aggregate outstanding amount not to exceed $3,000,000;

(k)               to the extent constituting Investments, Capital Expenditures permitted hereunder;

(l)                 Swap Contracts permitted by this Agreement; and

(m)             other Investments of the Borrower and its Subsidiaries not contemplated by the above provisions not exceeding $5,000,000 at any time outstanding; provided that no Event of Default shall exist or would result therefrom.

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7.04	Fundamental Changes.

Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a)               any Subsidiary of the Borrower may merge with (i) the Borrower; provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that (x) when any Loan Party is merging with another Subsidiary, a Loan Party shall be the continuing or surviving Person and (y) no such merger shall cause any then existing Loan Party to become a CFC or Foreign Subsidiary that would not be required to be a Subsidiary Guarantor pursuant to Section 6.13;

(b)               any Loan Party (other than the Borrower) may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Loan Party;

(c)               any Subsidiary of the Borrower that is not a Loan Party may dispose of all or substantially all its assets (including any Disposition that is in the nature of a liquidation) to (i) another Subsidiary of the Borrower that is not a Loan Party or (ii) to a Loan Party;

(d)               so long as no Default or Event of Default exists or would result therefrom, in connection with any Permitted Acquisition, any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that (i) the Person surviving such merger shall be a wholly-owned Subsidiary of the Borrower, (ii) in the case of any such merger to which any Loan Party (other than the Borrower) is a party, such Loan Party is the surviving Person and (iii) no such merger shall cause any then existing Loan Party to become a CFC or Foreign Subsidiary that would not be required to be a Subsidiary Guarantor pursuant to Section 6.13; and

(e)               so long as no Default or Event of Default exists or would result therefrom, each of the Borrower and any of its Subsidiaries may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided, however, that in each case, immediately after giving effect thereto (i) in the case of any such merger to which the Borrower is a party, the Borrower is the surviving Person and (ii) in the case of any such merger to which any Loan Party (other than the Borrower) is a party, such Loan Party is the surviving Person.

7.05	Dispositions.

Make any Disposition or enter into any agreement to make any Disposition, except:

(a)               Dispositions of inventory in the ordinary course of business;

(b)               Dispositions of surplus, obsolete or worn out property, whether now owned or hereafter acquired;

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(c)               Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d)               Dispositions permitted by Section 7.04;

(e)               Dispositions of property by any Subsidiary of the Borrower to the Borrower or to a wholly-owned Subsidiary of the Borrower; provided that if the transferor of such property is a Subsidiary Guarantor, the transferee thereof must either be the Borrower or a Subsidiary Guarantor;

(f)                the non-exclusive licensing or sublicensing (except for exclusivity as to specific fields and/or jurisdictions in the ordinary course of business consistent with past practices) of rights in any Intellectual Property pursuant to licensing, joint marketing, distribution, or development arrangements in the ordinary course of business in the life science industry and substantially consistent with past practice (provided that none of the foregoing (either individually or in the aggregate) (x) could reasonably be expected to result in a Material Adverse Effect or (y) materially interfere with the business of the Loan Parties and their Subsidiaries, taken as a whole);

(g)               sales, forgiveness or discounting, on a non-recourse basis and in the ordinary course of business, of past due accounts or other Contractual Obligations in connection with the collection or compromise thereof or the settlement of delinquent accounts or in connection with the bankruptcy or reorganization of suppliers or customers;

(h)               Dispositions in the ordinary course of business consisting of the abandonment or allowing to lapse of Intellectual Property (other than Material Intellectual Property), which in the reasonable good faith determination of the Borrower are uneconomical to maintain, non-strategic, negligible, obsolete or otherwise not material in the conduct of its business;

(i)                 Dispositions by the Borrower and its Subsidiaries of any Non-Core Assets so long as (x) the proceeds of any such Disposition are either retained by the Borrower or are reasonably promptly reinvested by the Borrower in its reasonable business judgment and (y) assets so disposed of in reliance on this Section 7.05(i) during the term of this agreement shall not account for (at the time of such disposition, when aggregated with all prior dispositions made in reliance on this Section 7.05(i)) either (1) twenty percent (20%) of the Consolidated total revenues of the Borrower and its Subsidiaries or (2) twenty percent (20%) of the Consolidated total assets of the Borrower and its Subsidiaries, in each case measured as of the last day of the Measurement Period most recently ended prior to such disposition; and

(j)                 Dispositions by the Borrower and its Subsidiaries not otherwise permitted under this Section 7.05 (other than any Intellectual Property); provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition, (ii) the aggregate book value of all property Disposed of in reliance on this clause (f) in any fiscal year shall not exceed $2,500,000 and (iii) the purchase price for such asset shall be paid to the Borrower or such Subsidiary solely in cash;

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provided, however, that any Disposition pursuant to this Section 7.05 (other than Section 7.05(d) and (e)) shall be for fair market value.

7.06	Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests or accept any capital contributions, except that:

(a)               so long as no Default shall exist or would result therefrom, each Subsidiary of the Borrower may make Restricted Payments to any Person that owns Equity Interests in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b)               the Borrower may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of the Borrower;

(c)               the Borrower may issue and sell its common Equity Interests or any warrants or options with respect thereto pursuant to any executive compensation or stock option plan;

(d)               the Borrower may issue and sell its Equity Interests solely to the extent constituting Qualified Stock;

(e)               the Borrower may declare and make Restricted Payments, provided that (i) (i) at the time of such Restricted Payment, no Default shall exist or would result from such Restricted Payment, (ii) immediately after giving effect to any such Restricted Payment (and the incurrence of any Credit Extensions to fund such Restricted Payment), on a Pro Forma Basis (x) the Consolidated Leverage Ratio shall not be greater than 2.75 to 1.00 and (y) the Borrower shall be in Pro Forma Compliance with each other financial covenant set forth in Section 7.11, in each case, determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 6.01(a) or (b) as though such Restricted Payment had been made as of the first day of the Measurement Period covered thereby and (iii) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying compliance with, and/or attaching calculations demonstrating compliance, as applicable, with each of the requirements of set forth above;

(f)                the Borrower may make cash payments (i) to satisfy an employee’s withholding tax obligations incurred in connection with the exercise, vesting or acquisition of warrants, options or other securities convertible into or exchangeable for Equity Interests in the Borrower and (ii) in lieu of the issuance of fractional shares representing insignificant interests in the Borrower in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests in the Borrower, in an aggregate amount in respect of this clause (ii) not to exceed $500,000 during the term of this Agreement; and

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(g)               the Borrower may acquire on a cashless basis, Equity Interests of the Borrower (i) upon the exercise of stock options for its Equity Interests to the extent representing a portion of the exercise price thereof or (ii) in connection with tax withholding obligations arising in connection with the exercise of options by, or the vesting of restricted Equity Interests held by, any current or former director, officer or employee of the Borrower or its Subsidiaries.

7.07	Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

7.08	Transactions with Affiliates.

Enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than (a) advances of working capital to any Loan Party, (b) transfers of cash and assets to any Loan Party, (c) intercompany transactions expressly permitted by this Agreement, (d) and the making of Restricted Payments permitted by Section 7.06, (e) normal and reasonable compensation and reimbursement of expenses of officers, directors and employees, (f) the transactions listed on Schedule 7.08 and (g) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person’s business on fair and reasonable terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arm’s length transaction with a Person other than an officer, director or Affiliate.

7.09	Burdensome Agreements.

Enter into, or permit to exist, any Contractual Obligation (except for this Agreement and the other Loan Documents) that (a) encumbers or restricts the ability of any Loan Party or its Subsidiaries to (i) make Restricted Payments to any Loan Party, (ii) pay any Indebtedness or other obligation owed to any Loan Party, (iii) make loans or advances to any Loan Party, or (iv) create any Lien upon any of their properties or assets, whether now owned or hereafter acquired or (b) requires the grant of any Lien on property for any obligation if a Lien on such property is given as security for the Secured Obligations, except (A) in the case of clause (a)(iv) only, for any document or instrument governing Indebtedness incurred pursuant to Section 7.02(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (B) any negative pledge contained in Indebtedness incurred in accordance with Section 7.02(k) and (l) so long as such negative pledge permits Liens on the assets of the Loan Parties securing the Secured Obligations, (C) customary provisions contained in agreements entered into in the ordinary course of business restricting the assignment thereof and (D) Contractual Obligations that are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.03, so long as such Contractual Obligations are applicable only to such joint venture.

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7.10	Use of Proceeds.

Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11	Financial Covenants.

(a)               Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any Measurement Period ending as of the end of any fiscal quarter of the Borrower to be greater than 3.00 to 1.00 (the “Stated Ratio”); provided, however, that upon consummation of a Permitted Acquisition with a Cost of Acquisition equal to or greater than $30,000,000 (“Permitted Material Acquisition”) and upon the written election of the Borrower (which may be exercised not more than three (3) times during the term of this Agreement) to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may increase the maximum Consolidated Leverage Ratio to 3.50 to 1.00 (the “Adjusted Consolidated Leverage Ratio”). The Adjusted Consolidated Leverage Ratio shall be effective as of the date of consummation of the Permitted Material Acquisition (including, without limitation, for determining Pro Forma Compliance with the requirements of this Agreement for such Permitted Material Acquisition) and shall step down by 0.50x (i.e., a half turn) after four (4) full fiscal quarters following the date of the consummation of such Permitted Material Acquisition. Notwithstanding anything in the foregoing to the contrary, in the event that the Borrower makes any such election to adjust the Consolidated Leverage Ratio as set forth above during concurrent periods for Permitted Material Acquisitions occurring within any period of four full fiscal quarters following the date of the consummation of such Permitted Material Acquisitions, the step down (as set forth above) shall occur after the end of the four full fiscal quarters following the date of consummation of the most recent Permitted Material Acquisition (on account of which the Consolidated Leverage Ratio was adjusted).

(b)               Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any Measurement Period ending as of the end of any fiscal quarter of the Borrower to be less than 3.00 to 1.00.

7.12	Amendments of Organization Documents; Fiscal Year; Legal Name, State of Formation; Form of Entity and Accounting Changes.

(a)               Amend any Organization Documents of the Borrower or any of its Subsidiaries, in a manner adverse in any material respect to the Lenders or the Administrative Agent;

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(b)               change the fiscal year of the Borrower or any of its Subsidiaries;

(c)               without providing twenty (20) days prior written notice to the Administrative Agent (or such extended period of time as agreed to by the Administrative Agent), change the name, state of formation or organization, form of organization or principal place of business of the Borrower or any of its Subsidiaries; or

(d)               make any other change in accounting policies or reporting practices of the Borrower or any of its Subsidiaries, except as required by GAAP.

7.13	Sale and Leaseback Transactions.

Enter into any Sale and Leaseback Transaction.

7.14	Prepayments, Etc. of Indebtedness.

Prepay, redeem, purchase, defease or otherwise satisfy or obligate itself to do so prior to the scheduled maturity thereof in any manner (including by the exercise of any right of setoff), or make any payment in violation of any subordination, standstill or collateral sharing terms of or governing any Indebtedness in excess of $500,000, except (a) the prepayment of the Credit Extensions in accordance with the terms of this Agreement, (b) regularly scheduled or mandatory repayments of Indebtedness (other than Subordinated Debt, in violation of any subordination, standstill or collateral sharing terms of or governing any such Indebtedness) permitted under this Agreement and refinancings and refundings of applicable Indebtedness in compliance with Section 7.02(b) and Section 7.02(g), and (c) payments of Intercompany Debt, subject to the applicable subordination terms related thereto (if any). No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, pay, redeem, purchase, defease or otherwise satisfy any earnout payments incurred in connection with the Specified Acquisitions if, at the time of such payment, any Default shall exist or would result therefrom.

7.15	Amendment, Etc. of Indebtedness.

Amend, modify or change in any manner any term or condition of any Subordinated Debt Document in violation of subordination terms applicable thereto.

7.16	Sanctions.

Directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension or the proceeds of any Credit Extension to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swingline Lender, or otherwise) of Sanctions.

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7.17	Massachusetts Security Corporation.

With regard to any Subsidiary of a Loan Party that is a Massachusetts Security Corporation, conduct, transact or otherwise engage in any material operating or business activities other than investment activities that would not reasonably be expected to result in the loss of the Massachusetts Security Corporation’s qualification as a Massachusetts security corporation under Mass. Gen. L. c. 63, §38B.

7.18	Anti-Corruption Laws.

Directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01	Events of Default.

Any of the following shall constitute an Event of Default:

(a)               Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, (ii) within three (3) days after the same becomes due, any interest on any Loan or on any L/C Obligation, or (iii) within five (5) days after the same becomes due, any fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

(b)               Specific Covenants. (i) Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.07, 6.10, 6.11, 6.13, 6.14, 6.19, Article VII or Section 10.01 or (ii) any of the Loan Parties fails to perform or observe any term, covenant or agreement contained in Sections 4 or 7 of the Security Agreement; or

(c)               Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier of (i) delivery of written notice thereof to such Loan Party by the Administrative Agent or the Required Lenders or (ii) a Responsible Officer of such Loan Party gains knowledge thereof; or

(d)               Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (except that such materiality qualifier shall not be applicable to any representations, warranties, certificates or statement of fact that already are qualified or modified by materiality in the text thereof) when made or deemed made; or

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(e)               Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)                Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g)               Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(h)               Judgments. There is entered against any Loan Party or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and acknowledges coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

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(i)                 ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)                 Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or it is or becomes unlawful for a Loan Party to perform (in all material respects) any of its obligations under the Loan Documents; or

(k)               Collateral Documents. Collateral Document after delivery thereof pursuant to the terms of the Loan Documents shall for any reason cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on the Collateral purported to be covered thereby, or any Loan Party shall assert the invalidity of such Liens, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) as a result of the release thereof as provided in Section 9.10 or any other Loan Document, or (iii) solely as a result of the Administrative Agent’s failure to take action within its control (other than to the extent resulting from of any action or inaction by any Loan Party not permitted under the Loan Documents) with respect to Collateral with an aggregate value not in excess of $5,000,000; or

(l)                 Change of Control. There occurs any Change of Control; or

(m)             Uninsured Loss. Any uninsured damage to or loss, theft or destruction of any assets of the Loan Parties or any of their Subsidiaries shall occur that is in excess of the Threshold Amount; or

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(n)               Subordination. (i) Any of the subordination, standstill, pay-over and insolvency related provisions of any of the Subordinated Debt Documents (the “Subordinated Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Debt; or (ii) the Borrower, any other Loan Party or any holder of such Subordinated Debt shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Administrative Agent and the Secured Parties or (C) that all payments of principal of or premium and interest on the applicable Subordinated Debt, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions.

(o)               Product Recall. Any mandatory product recall shall be required pursuant to any order or directive of any Governmental Authority affecting the products manufactured, sold or distributed by the Borrower or any of its Subsidiaries, if the aggregate revenue to the Borrower or any of its Subsidiaries generated by the products so recalled shall, individually or together with all other similar recalls of such products during any twelve consecutive month period, equal or exceed the Threshold Amount.

Without limiting the provisions of Article IX, if a Default shall have occurred under the Loan Documents, then such Default will continue to exist until it either is cured (to the extent specifically permitted) in accordance with the Loan Documents or is otherwise expressly waived by Administrative Agent (with the approval of requisite Appropriate Lenders (in their sole discretion) as determined in accordance with Section 11.01; and once an Event of Default occurs under the Loan Documents, then such Event of Default will continue to exist until it is expressly waived by the requisite Appropriate Lenders or by the Administrative Agent with the approval of the requisite Appropriate Lenders, as required hereunder in Section 11.01.

8.02	Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)               declare the Commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)               declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)               require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and

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(d)               exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents or applicable Law or equity;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03	Application of Funds.

After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02) or if at any time insufficient funds are received by and available to the Administrative Agent to pay in full in cash all Secured Obligations then due hereunder, any amounts received on account of the Secured Obligations shall, subject to the provisions of Sections 2.14 and 2.15, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (including, to the extent permitted under this Agreement, fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders, and the L/C Issuer (including, to the extent permitted under this Agreement, fees, charges and disbursements of counsel to the respective Lenders, and the L/C Issuer arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Secured Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans and L/C Borrowings and to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.14, in each case ratably among the Administrative Agent, the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;

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Fifth, to payment of that portion of the Secured Obligations then owing under the Secured Hedge Agreements and Secured Cash Management Agreements, in each case ratably among the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fifth held by them; and

Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above. Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth above in this Section.

Notwithstanding the foregoing, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01	Appointment and Authority.

(a)               Appointment. Each of the Lenders and the L/C Issuer hereby irrevocably appoints, designates and authorizes Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions (except, as it relates to the Loan Parties, with respect to Section 9.06). It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

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(b)               Collateral Agent. The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02	Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.

9.03	Exculpatory Provisions.

The Administrative Agent or the Arranger, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or the Arranger, as applicable, and its Related Parties:

(a)               shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

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(b)               shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)               shall not~~, except as expressly set forth herein and in the other Loan Documents,~~ have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or the L/C Issuer any credit or other information ~~relating to~~concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan ~~Party~~Parties or any of ~~its~~their Affiliates that is communicated to, or ~~obtained by~~in the ~~Person serving as~~possession of, the Administrative Agent, Arranger or any of ~~its Affiliates~~their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein.

Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary), or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02 or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

Neither the Administrative Agent nor any of its Related Parties have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

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9.04	Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying upon and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying thereon and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed ~~Closing~~Third Amendment Effective Date specifying its objections.

9.05	Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06	Resignation of Administrative Agent.

(a)               Notice. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

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(b)               Defaulting Lender. If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)               Effect of Resignation or Removal. With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including, without limitation, (A) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Secured Parties and (B) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

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(d)               L/C Issuer and Swingline Lender. Any resignation by or removal of Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swingline Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04(c). Upon the appointment by the Borrower of a successor L/C Issuer or Swingline Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as applicable, (ii) the retiring L/C Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

9.07	Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and the L/C Issuer expressly acknowledges that none of the Administrative Agent nor the Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or the Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Arranger to any Lender or the L/C Issuer as to any matter, including whether the Administrative Agent or the Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender and the L/C Issuer represents to the Administrative Agent and the Arranger that it has, independently and without reliance upon the Administrative Agent ~~or~~, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis ~~and~~of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent ~~or~~, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and the L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and the L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and the L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

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9.08	No Other Duties, Etc.

Anything herein to the contrary notwithstanding, none of the titles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Arranger, a Lender or the L/C Issuer hereunder.

9.09	Administrative Agent May File Proofs of Claim; Credit Bidding.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)               to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09, 2.10(b) and 11.04) allowed in such judicial proceeding; and

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(b)               to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, out-of-pocket expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09, 2.10(b) and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (j) of Section 11.01 of this Agreement, and (iii) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Secured Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

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9.10	Collateral and Guaranty Matters.

Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)               to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the Facility Termination Date, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 11.01;

(b)               to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); and

(c)               to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary or a Loan Party as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

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9.11	Secured Cash Management Agreements and Secured Hedge Agreements.

Except as otherwise expressly set forth herein, no Cash Management Bank or Hedge Bank that obtains the benefit of the provisions of Section 8.03, the Guaranty or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to provide notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements except to the extent expressly provided herein and unless the Administrative Agent has received a Secured Party Designation Notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements in the case of a Facility Termination Date.

9.12	Certain ERISA Matters.

(a)               Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)                 such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, or this Agreement,

(ii)              the transaction exemption set forth in one or more PTEs, such as PTE 84–14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95–60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90–1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91–38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96–23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

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(iii)            (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84–14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84–14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84–14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)             such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

9.13	Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.

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ARTICLE X

CONTINUING GUARANTY

10.01	Guaranty.

Each Guarantor hereby absolutely and unconditionally, jointly and severally guarantees, as primary obligor and as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all Secured Obligations (for each Guarantor, subject to the proviso in this sentence, its “Guaranteed Obligations”); provided that (a) the Guaranteed Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor and (b) the liability of each Guarantor individually with respect to this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law or other applicable Law. Without limiting the generality of the foregoing, the Guaranteed Obligations shall include any such indebtedness, obligations, and liabilities, or portion thereof, which may be or hereafter become unenforceable or compromised or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any Debtor under any Debtor Relief Laws. The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Secured Obligations (absent manifest error). This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Secured Obligations or any instrument or agreement evidencing any Secured Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Secured Obligations which might otherwise constitute a defense to the obligations of the Guarantors, or any of them, under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

10.02	Rights of Lenders.

Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Secured Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Secured Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuer and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Secured Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

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10.03	Certain Waivers.

Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower or any other Loan Party; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower or any other Loan Party; (c) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder; (d) any right to proceed against the Borrower or any other Loan Party, proceed against or exhaust any security for the Secured Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Secured Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Secured Obligations.

10.04	Obligations Independent.

The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Secured Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.

10.05	Subrogation.

No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Secured Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments and the Revolving Facility are terminated. If any amounts are paid to a Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Secured Obligations, whether matured or unmatured.

10.06	Termination; Reinstatement.

This Guaranty is a continuing and irrevocable guaranty of all Secured Obligations now or hereafter existing and shall remain in full force and effect until the Facility Termination Date. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or a Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Secured Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.

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10.07	Stay of Acceleration.

If acceleration of the time for payment of any of the Secured Obligations is stayed, in connection with any case commenced by or against a Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Guarantor, jointly and severally, immediately upon demand by the Secured Parties.

10.08	Condition of Borrower.

Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to it any information relating to the business, operations or financial condition of the Borrower or any other guarantor (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

10.09	Appointment of Borrower.

Each of the Loan Parties hereby appoints the Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Borrower may execute such documents and provide such authorizations on behalf of such Loan Parties as the Borrower deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Administrative Agent, L/C Issuer or a Lender to the Borrower shall be deemed delivered to each Loan Party and (c) the Administrative Agent, L/C Issuer or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Borrower on behalf of each of the Loan Parties.

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10.10	Right of Contribution.

The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable Law.

10.11	Keepwell.

Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of a Lien under the Loan Documents, in each case, by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article X voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Secured Obligations have been indefeasibly paid and performed in full. Each Loan Party intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

ARTICLE XI

MISCELLANEOUS

11.01	Amendments, Etc.

~~No~~Subject to Section 3.03 and the last paragraph of this Section 11.01, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)               waive any condition set forth in Section 4.01, or, in the case of the initial Credit Extension, Section 4.02, without the written consent of each Lender;

(b)               without limiting the generality of clause (a) above, waive any condition set forth in Section 4.02 without the written consent of the Required Lenders;

(c)               extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent in Section 4.02 or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

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(d)               postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;

(e)               reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(f)                change Section 8.03, or Section 2.13 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (ii) 2.12(f) in a manner that would alter the pro rata application required thereby without the written consent of each Lender directly affected thereby;

(g)               change (i) any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or thereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(h)               release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(i)                 release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone); or

(j)                 release the Borrower or permit the Borrower to assign or transfer any of its rights or obligations under this Agreement or the other Loan Documents without the consent of each Lender;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, (A) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender, may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (1) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (2) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender, that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender; (B) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein and (C) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

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Notwithstanding anything to the contrary herein (including the other provisions of this Section 11.01) (a) the Administrative Agent may, with the prior written consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency, and (b) this Agreement may be amended, amended and restated or otherwise supplemented or modified without the consent of any Lender (but with the consent of Borrower and the Administrative Agent) if, upon giving effect to such amendment, amendment and restatement or other supplement or modification, such Lender shall no longer be a party to this Agreement (as so amended, amended and restated or otherwise supplemented or modified), the Commitments of such Lender shall have terminated (but such Lender shall be entitled to the benefits of the provisions of this Agreement which expressly survive the termination of such Lender’s Commitments), such Lender shall have no other obligation to provide additional Credit Extensions to the Borrower under this Agreement and such Lender shall have been paid in full all Obligations owing to it or accrued for its account under this Agreement.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrower may replace such Non-Consenting Lender in accordance with Section 11.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).

11.02	Notices; Effectiveness; Electronic Communications.

(a)               Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax transmission or e-mail transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

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(i)                 if to the Borrower or any other Loan Party, the Administrative Agent, the L/C Issuer or the Swingline Lender, to the address, fax number, e-mail address or telephone number specified for such Person on Schedule 1.01(a); and

(ii)              if to any other Lender, to the address, fax number, e-mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)               Electronic Communications. Notices and other communications to the Administrative Agent, the Lenders, the Swingline Lender and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail, FPML messaging and Internet or intranet websites) pursuant to an electronic communications agreement (or such other procedures approved by the Administrative Agent in its sole discretion); provided that the foregoing shall not apply to notices to any Lender, the Swingline Lender or the L/C Issuer pursuant to Article II if such Lender, Swingline Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swingline Lender, the L/C Issuer or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices and other communications posted to an Internet or intranet website shall be deemed received by the intended recipient upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) indicating that such notice or communication is available and identifying the website address therefor; provided that for both clauses (i) and (ii), if such notice or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

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(c)               The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.

(d)               Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swingline Lender may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swingline Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and e-mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one (1) individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities laws.

(e)               Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including, without limitation, telephonic or electronic notices, Loan Notices, Letter of Credit Applications, Notice of Loan Prepayment and Swingline Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party, except to the extent that such losses, costs, expenses and liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Person. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

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11.03	No Waiver; Cumulative Remedies; Enforcement.

No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

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11.04	Expenses; Indemnity; Damage Waiver.

(a)               Costs and Expenses. Notwithstanding any other provision of this Agreement or the other Loan Documents, the Loan Parties shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent ~~and~~, its Affiliates and the Arranger (including the reasonable fees, charges and out-of-pocket disbursements of outside counsel for the Administrative Agent and the Arranger, limited to one primary outside legal counsel and one outside local counsel in any relevant jurisdiction taken as a whole), in connection with the syndication of the credit facilities provided for herein, the preparation, due diligence, negotiation, execution, delivery, closing and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the reasonable fees, charges and out-of-pocket disbursements of any outside counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)               Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), the Arranger, each Lender, the Swingline Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and out-of-pocket disbursements of outside counsel for any Indemnitee, provided it shall be limited to one primary outside legal counsel and one outside local counsel in any relevant jurisdiction taken as a whole and, solely, in the event of a conflict of interest, one additional primary legal counsel to each group of similarly situated Indemnitees, as well as any necessary outside local or special counsel), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including, without limitation, the Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for a breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document at a time when the Loan Parties and their Subsidiaries have not breached their respective obligations hereunder or in any other Loan Document in any material respect, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from a dispute solely among Indemnitees that does not involve, result from, or relate to, directly or indirectly, any act or omission by the Loan Parties or their respective Affiliates (other than a Claim against a party hereto solely in its capacity as the ~~Lead~~ Arranger or Administrative Agent). Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

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(c)               Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Revolving Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

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(d)               Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no Loan Party shall assert, and each Loan Party hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, exemplary, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided, that, nothing contained in this sentence will limit an indemnifying party’s indemnity obligations to the extent such special, exemplary, indirect, consequential or punitive damages are included in any third party claim in connection with which an Indemnitee is entitled to indemnification hereunder. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence of willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)               Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after written demand therefor.

(f)                Survival. The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swingline Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Secured Obligations.

11.05	Payments Set Aside.

To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

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11.06	Successors and Assigns.

(a)               Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section 11.06 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)               Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment(s) and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swingline Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)                 Minimum Amounts.

(A)             in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such Assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)              in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

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(ii)              Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and the other Loan Documents with respect to the Loans and/or the Commitment assigned, except that this clause shall not apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans.

(iii)            Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)             the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B)              the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Revolving Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C)              the consent of the L/C Issuer and the Swingline Lender shall be required for any assignment in respect of the Revolving Facility.

(iv)             Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)               No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person) or (D) any holder of Subordinated Debt.

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(vi)             Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)               Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender (with respect to such Lender’s interest only), at any reasonable time and from time to time upon reasonable prior notice.

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(d)               Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participations.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(e) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

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(e)               Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note or Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)                Resignation as L/C Issuer or Swingline Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Commitment and Revolving Loans pursuant to subsection (b) above, Bank of America may, (i) upon thirty (30) days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon thirty (30) days’ notice to the Borrower, resign as Swingline Lender. In the event of any such resignation as L/C Issuer or Swingline Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swingline Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swingline Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swingline Lender, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as the case may be, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

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~~(g)       Assignments by MLPF&S. Notwithstanding anything to the contrary contained herein, the parties hereby agree that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) may, without notice to any Loan Party, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement.~~

11.07	Treatment of Certain Information; Confidentiality.

(a)               Treatment of Certain Information. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates, auditors and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and shall only be disclosed on a need-to-know basis), (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder (but, to the extent feasible and not otherwise detrimental to the interests of the Secured Parties, only limited to the Information that is necessary in connection therewith), (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.16 or Section 11.01 or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) on a confidential basis to (A) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (B) the provider of any Platform or other electronic delivery service used by the Administrative Agent, the L/C Issuer and/or the Swingline Lender to deliver Borrower Materials or notices to the Lenders or (C) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, or (viii) with the consent of the Borrower or to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower (which source is not known by the Secured Party receiving such Information to be subject to an obligation of confidentiality to the Borrower). For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments.

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(b)               Non-Public Information. Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (i) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.

(c)               Press Releases.

(i)                 The Loan Parties and their Affiliates agree that they will not in the future issue any press releases or other public disclosure using the name of the Administrative Agent or any Lender or their respective Affiliates or referring to this Agreement or any of the Loan Documents without the prior written consent of the Administrative Agent, unless (and only to the extent that) the Loan Parties or such Affiliate is required to do so under law and then, in any event the Loan Parties or such Affiliate will consult with such Person before issuing such press release or other public disclosure.

(ii)              Subject to the provisions of Section 11.07(d) below, the Administrative Agent, the Lenders and their respective Affiliates agree that they will not in the future issue any press releases or other public disclosure using the name of any Loan Party or any of their respective Affiliates or referring to this Agreement or any of the Loan Documents without the prior written consent of the Borrower, unless (and only to the extent that) the Administrative Agent, such Lender or such Affiliate is required to do so under law and then, in any event the Administrative Agent, such Lender or such Affiliate will consult with such Person before issuing such press release or other public disclosure.

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(d)               Customary Advertising Material. The Loan Parties consent to the publication by the Administrative Agent or any Lender of customary advertising material relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of the Loan Parties.

11.08	Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, the L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured, secured or unsecured, or are owed to a branch, office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. Notwithstanding the provisions of this Section 11.08, if at any time any Lender, the L/C Issuer or any of their respective Affiliates maintains one or more deposit accounts for the Borrower or any other Loan Party into which Medicare and/or Medicaid receivables are deposited, such Person shall waive the right of setoff set forth herein.

11.09	Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

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11.10	Counterparts; Integration; Effectiveness.

This Agreement and each of the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document, or any certificate delivered thereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document or certificate. Without limiting the foregoing, to the extent a manually executed counterpart is not specifically required to be delivered under the terms of any Loan Document, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

11.11	Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12	Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

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11.13	Replacement of Lenders.

If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)               the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);

(b)               such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)               in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)               such assignment does not conflict with applicable Laws; and

(e)               in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(f)                Each party hereto agrees that (i) an assignment required pursuant to this Section 11.13 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided, that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided further that any such documents shall be without recourse to or warranty by the parties thereto.

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(g)               Notwithstanding anything in this Section 11.13 to the contrary, (A) the Lender that acts as the L/C Issuer may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to the L/C Issuer or the depositing of Cash Collateral into a Cash Collateral account in amounts and pursuant to arrangements reasonably satisfactory to the L/C Issuer) have been made with respect to such outstanding Letter of Credit and (B) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.

11.14	Governing Law; Jurisdiction; Etc.

(a)               GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)               SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

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(c)               WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)               SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15	Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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11.16	Subordination.

Each Loan Party (a “Subordinating Loan Party”) hereby subordinates the payment of all obligations and indebtedness of any other Loan Party owing to it, whether now existing or hereafter arising, including but not limited to any obligation of any such other Loan Party to the Subordinating Loan Party as subrogee of the Secured Parties or resulting from such Subordinating Loan Party’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Secured Parties so request, any such obligation or indebtedness of any such other Loan Party to the Subordinating Loan Party shall be enforced and performance received by the Subordinating Loan Party as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Secured Obligations, but without reducing or affecting in any manner the liability of the Subordinating Loan Party under this Agreement. Without limitation of the foregoing, so long as no Default has occurred and is continuing, the Loan Parties may make and receive payments with respect to Intercompany Debt; provided, that in the event that any Loan Party receives any payment of any Intercompany Debt at a time when such payment is prohibited by this Section, such payment shall be held by such Loan Party, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to the Administrative Agent.

11.17	No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent and any Affiliate thereof, the Arranger and the Lenders are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and, as applicable, its Affiliates (including the Arranger) and the Lenders and their Affiliates (collectively, solely for purposes of this Section, the “Lenders”), on the other hand, (ii) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Administrative Agent and its Affiliates (including the Arranger) and each Lender each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (ii) neither the Administrative Agent, any of its Affiliates (including the Arranger) nor any Lender has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent and its Affiliates (including the Arranger) and the Lenders may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, any of its Affiliates (including the Arranger) nor any Lender has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, any of its Affiliates (including the Arranger) or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

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11.18	Electronic Execution.

~~The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in~~This Agreement, any Loan Document ~~or~~and any other ~~document executed in connection herewith (including without limitation Assignment and Assumptions, amendments or other Loan Notices, Swingline Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records~~Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent, the L/C Issuer, the Swingline Lender, and each Lender (collectively, each a “Credit Party”) agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid, and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Credit Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in ~~electronic~~the form~~, each~~ of ~~which shall be of~~an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity ~~or~~and enforceability as a ~~manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding~~paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, L/C Issuer nor Swingline Lender is under ~~no~~any obligation to ~~agree to~~ accept ~~electronic signatures~~an Electronic Signature in any form or in any format unless expressly agreed to by ~~the Administrative Agent~~such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent, L/C Issuer and/or Swingline Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Credit Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Credit Party without further verification and (b) upon the request of the Administrative Agent or any Credit Party, any ~~electronic signature~~Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

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Neither the Administrative Agent, L/C Issuer nor Swingline Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, L/C Issuer’s or Swingline Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, L/C Issuer and Swingline Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Each of the Loan Parties and each Credit Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) waives any claim against the Administrative Agent, each Credit Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Credit Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

11.19	USA PATRIOT Act Notice.

Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the other Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. The Borrower and the Loan Parties agree to, promptly following a request by the Administrative Agent or any Lender, provide all such other documentation and information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

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11.20	Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Solely to the extent any Lender or L/C Issuer that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the ~~write-down~~Write-Down and ~~conversion powers of the applicable Resolutions~~Conversion Powers of an Affected Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)       the application of any Write-Down and Conversion Powers by the applicable ~~Resolutions~~Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and

(b)       the effects of any Bail-In Action on any such liability, including, if applicable:

(i)        a reduction in full or in part or cancellation of any such liability;

(ii)        a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)        the variation of the terms of such liability in connection with the exercise of the ~~write-down~~Write-Down and ~~conversion powers of the applicable Resolutions~~Conversion Powers of an Affected Resolution Authority.

11.21	ENTIRE AGREEMENT.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

177

11.22	Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions above applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.”

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178

ANNEX B-1

Amended Schedules

[Please See Attached]

Schedule 1.01(b)

Commitments and Applicable Percentages

Lender	Revolving Commitment	Applicable Percentage
Bank of America, N.A.	$45,000,000.00	60.000000000%
Citizens Bank, N.A.	$15,000,000.00	20.000000000%
Bank of the West	$15,000,000.00	20.000000000%
TOTAL	$75,000,000.00	100.000000000%

Schedule 5.20(b)

Loan Parties

•	Anika Therapeutics, Inc.:

(i)	Exact Legal Name: Anika Therapeutics, Inc.

(ii)	Former Legal Names In Preceding Four (4) Months: None

(iii)	Jurisdiction of Incorporation: Delaware

(iv)	Type of Organization: Corporation

(v)	Other Jurisdictions Where Qualified To Do Business: None

(vi)	Address of Chief Executive Office: 32 Wiggins Avenue, Bedford, MA 01730

(vii)	Address of Principal Place of Business: 32 Wiggins Avenue, Bedford, MA 01730

(viii)	U.S. Federal Taxpayer Identification Number: 04-3145961

(ix)	Organizational Number: 6919234

(x)	Ownership Information: Publicly Held

(xi)	Industry: Life Sciences, Medical Devices, Pharmaceuticals

•	ArthroSurface Incorporated:

(xii)	Exact Legal Name: ArthroSurface Incorporated

(xiii)	Former Legal Names In Preceding Four (4) Months: None

(xiv)	Jurisdiction of Incorporation: Delaware

(xv)	Type of Organization: Corporation

(xvi)	Other Jurisdictions Where Qualified To Do Business: Massachusetts, Pennsylvania, South Carolina, Maine

(xvii)	Address of Chief Executive Office: 28 Forge Parkway, Franklin, MA 02038

(xviii)	Address of Principal Place of Business: 28 Forge Parkway, Franklin, MA 02038

(xix)	U.S. Federal Taxpayer Identification Number: [***]

(xx)	Organizational Number: 3428113

(xxi)	Ownership Information: Wholly-owned subsidiary of Anika Therapeutics, Inc.

(xxii)	Industry: Life Sciences, Medical Devices

•	Parcus Medical, LLC:

(xxiii)	Exact Legal Name: Parcus Medical, LLC

(xxiv)	Former Legal Names In Preceding Four (4) Months: None

(xxv)	Jurisdiction of Incorporation: Wisconsin

(xxvi)	Type of Organization: Limited Liability Company

(xxvii)	Other Jurisdictions Where Qualified To Do Business: Wisconsin, Florida

(xxviii)	Address of Chief Executive Office: 6423 Parkland Drive, Suites 101 and 102, Sarasota, FL 34243

(xxix)	Address of Principal Place of Business: 6423 Parkland Drive, Suites 101 and 102, Sarasota, FL 34243

(xxx)	U.S. Federal Taxpayer Identification Number: [***]

(xxxi)	Organizational Number: P049565

(xxxii)	Ownership Information: Wholly-owned subsidiary of Anika Therapeutics, Inc.

(xxxiii)	Industry: Life Sciences, Medical Devices, Pharmaceuticals

ANNEX B-2

Amended Exhibits

[Please See Attached]

Annex B-2 to Third Amendment

EXHIBIT A

[Form of]

Administrative Questionnaire

On file with Administrative Agent.

EXHIBIT B

[Form of]

Assignment and Assumption

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other Loan Documents in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swingline Loans included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Documents or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (a) and (b) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.        Assignor[s]:

2.        Assignee[s]:

1         For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

2         For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

3        Select as appropriate.

4        Include bracketed language if there are either multiple Assignors or multiple Assignees.

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower: Anika Therapeutics, Inc., a Delaware corporation

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: Credit Agreement, dated as of October 24, 2017, among the Borrower, the Subsidiary Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, L/C Issuer, and Swingline Lender

6.       Assigned Interest:

Assignor[s][5]	Assignee[s][6]	Facility Assigned[7]	Aggregate Amount of Commitment/ Loans for all Lenders[8]	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans[9]	CUSIP Number

			$	$	%
			$	$	%
			$	$	%

[7.     Trade Date:     __________________]10

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

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5        List each Assignor, as appropriate.

6        List each Assignee, as appropriate.

7        Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment”).

8        Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

9        Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

10     To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and]11 Accepted:

BANK OF AMERICA, N.A., as
   Administrative Agent

By:
Name:
Title:

[Consented to:

Anika Therapeutics, Inc., as

Borrower]12

By:
Name:
Title:

[Consented to:

BANK OF AMERICA, N.A., as L/C Issuer
and Swingline Lender]13

By:
Name:
Title:

11 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

12 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

13 To be added only if the consent of the LC Issuer and/or Swingline Lender is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

Standard Terms and Conditions for Assignment and Assumption

1.	Representations and Warranties.

1.1.       Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.       Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under the terms of the Credit Agreement (subject to such consents, if any, as may be required under the terms of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to the terms of the Credit Agreement, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.       Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.       General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT C

[Form of]

Compliance Certificate

Financial Statement Date: [________, ____]

TO:	Bank of America, N.A., as Administrative Agent

RE:	Credit Agreement, dated as of October 24, 2017, by and among Anika Therapeutics, Inc., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors party thereto from time to time, the Lenders party thereto from time to time and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:                [Date]

The undersigned Responsible Officer1 hereby certifies as of the date hereof that [he/she] is the [_____________________] of the Borrower, and that, as such, [he/she] is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on behalf of the Borrower and the other Loan Parties, and that:

[Use the following paragraph 1 for fiscal year-end financial statements]

1.       The Borrower has delivered the year-end audited financial statements required by Section 6.01(a) of the Credit Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use the following paragraph 1 for fiscal quarter-end financial statements]

1.       The Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of the Borrower ended as of the above date. Such Consolidated financial statements fairly present the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.       The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under [his/her] supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower and its Subsidiaries during the accounting period covered by such financial statements.

3.       A review of the activities of the Borrower and its Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower and each of the other Loan Parties performed and observed all its obligations under the Loan Documents, and

1 This certificate should be from the chief executive officer, president, chief financial officer, treasurer or controller of the Borrower.

[select one:]

[to the actual knowledge of the undersigned, during such fiscal period each of the Loan Parties performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

--or—

[to the best knowledge of the undersigned, the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.       The representations and warranties of the Borrower and each other Loan Party contained in Article II of the Credit Agreement, Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith are (i) with respect to representations and warranties that contain a materiality qualification, true and correct on and as of the date hereof and (ii) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.       The financial covenant analyses and information set forth on Schedule A attached hereto are true and accurate in all material respects on and as of the date of this Compliance Certificate.

Delivery of an executed counterpart of a signature page of this Compliance Certificate by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Compliance Certificate.

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IN WITNESS WHEREOF, this Compliance Certificate has been duly executed and delivered as of the date first set forth above.

ANIKA THERAPEUTICS, INC., Borrower

By:
Name:
Title:

(iv)

Schedule A

Financial Statement Date: [________, ____] (“Statement Date”)

All calculations are to be made for the Borrower and its Subsidiaries on a Consolidated basis in accordance with GAAP

  Section 7.11(a) – Consolidated Leverage Ratio.
A.	Consolidated Funded Indebtedness (each as of the Statement Date):

1.	The outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations under the Credit Agreement) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments:	$

2.	All purchase money Indebtedness:	$

3.	The maximum amount available to be drawn under issued and outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments:	$

4.	All obligations in respect of the deferred purchase price of property or services (other than (x) trade accounts payable in the ordinary course of business and (y) except to the extent not paid when due, all earnouts, milestone payments, working capital adjustments and other similar contingent payment obligations in connection with Permitted Acquisitions):	$

5.	All Attributable Indebtedness:	$

6.	All obligations to purchase, redeem, retire, defease or otherwise make any payment prior to the Maturity Date in respect of any Equity Interests or any warrant, right or option to acquire such Equity Interest (valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends):	$

7.	Without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in items A.1 through A.6 above of Persons other than the Borrower or any Subsidiary thereof:	$

8.	All Indebtedness of the types referred to in items A.1 through A.7 above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary thereof is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary:	$

9.	Consolidated Funded Indebtedness (the sum of Lines I.A.1 through I.A.8):	$

B.	Consolidated EBITDA for such Measurement Period:

1.	Consolidated Net Income for the most recently completed Measurement Period:	$

To the extent deducted in calculating Consolidated Net Income (without duplication):

2.	Consolidated Interest Charges:	$

3.	The provision for federal, state, local and foreign income taxes payable:	$

4.	Depreciation and amortization expense:	$

5.	Non-cash stock-based compensation expense (net of any cash payments related to stock-based compensation):	$

6.	Non-cash charges and losses, including, without limitation, non-cash charges and losses relating to accounts receivable, inventory and intangibles and other asset charges and/or write-offs (but excluding any such non-cash charges or losses to the extent (A) there were cash charges with respect to such charges and losses in past accounting periods or (B) there is a reasonable expectation that there will be cash charges with respect to such charges and losses in future accounting periods):	$

7.	Transaction fees and expenses incurred on or prior to the Third Amendment Effective Date in connection with the transactions contemplated under the Credit Agreement and the other Loan Documents in an aggregate amount not to exceed $500,000:	$

8.	Transaction fees and expenses incurred in connection with any Permitted Acquisition, provided that the aggregate amount added back for any Measurement Period shall not exceed 10% of Consolidated EBITDA for such Measurement Period (prior to giving effect to this add-back):	$

9.	Transaction fees and expenses incurred in connection with any amendment, modification or waiver in respect of the Credit Agreement or any other Loan Document:	$

To the extent reflected as a gain or otherwise included in the calculation of Consolidated Net Income (without duplication) and for such Measurement Period:

10.	Non-cash gains (excluding any such non-cash gains to the extent (A) there were cash gains with respect to such gains in past accounting periods or (B) there is a reasonable expectation that there will be cash gains with respect to such gains in future accounting periods):	$

11.	Consolidated EBITDA (the sum of Lines I.B.1 through I.B.9 minus Line I.B.10):	$

12.	Consolidated Leverage Ratio (Line I.A.9 divided by Line I.B.11):	$

C.	Maximum Consolidated Leverage Ratio:	3.00:1.00[2]

	Compliance	Yes/No

  Section 7.11(b) – Consolidated Interest Coverage Ratio.
A.	Consolidated EBITDA for such Measurement Period (Line I.B.11 above):	$

2 Provided, however, that upon consummation of a Permitted Material Acquisition and upon the written election of the Borrower (which may be exercised not more than three (3) times during the term of the Credit Agreement) to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may increase the maximum Consolidated Leverage Ratio to the Adjusted Consolidated Leverage Ratio. The Adjusted Consolidated Leverage Ratio shall be effective as of the date of consummation of the Permitted Material Acquisition (including, without limitation, for determining Pro Forma Compliance with the requirements of the Credit Agreement for such Permitted Material Acquisition) and shall step down by 0.50x (i.e., a half turn) after four (4) full fiscal quarters following the date of the consummation of such Permitted Material Acquisition. Notwithstanding anything in the foregoing to the contrary, in the event that the Borrower makes any such election to adjust the Consolidated Leverage Ratio as set forth above during concurrent periods for Permitted Material Acquisitions occurring within any period of four full fiscal quarters following the date of the consummation of such Permitted Material Acquisitions, the step down (as set forth above) shall occur after the end of the four full fiscal quarters following the date of consummation of the most recent Permitted Material Acquisition (on account of which the Consolidated Leverage Ratio was adjusted).

B.	Consolidated Interest Charges for such Measurement Period:

1.	All interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP:	$

2.	The portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, in each case, of or by the Borrower and its Subsidiaries on a Consolidated basis for the most recently completed Measurement Period:	$

3.	Consolidated Interest Charges (sum of Lines II.B.1 and II.B.2):	$

C.	Consolidated Interest Coverage Ratio (Line II.A. divided by Line II.B.3):	$

D.	Minimum Consolidated Interest Coverage Ratio permitted for such Measurement Period:	3.00:1.00

	Compliance	Yes/No

EXHIBIT D

[Form of]

Joinder Agreement

THIS JOINDER AGREEMENT (this “Agreement”), dated as of [__________, ____], is by and among [_____________________, a ______________________] (the “New Subsidiary Guarantor”), Anika Therapeutics, Inc. a Delaware corporation (the “Borrower”), the existing Subsidiary Guarantors party to the Credit Agreement referred to below as of the date hereof and Bank of America, N.A., in its capacity as administrative agent (in such capacity, the “Administrative Agent”) under that certain Credit Agreement, dated as of October 24, 2017, (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”), by and among the Borrower, the Subsidiary Guarantors party thereto from time to time, the Lenders party thereto from time to time and the Administrative Agent. Capitalized terms used herein but not otherwise defined shall have the meanings provided in the Credit Agreement.

The New Subsidiary Guarantor is a Subsidiary of the Borrower that is required by Section 6.13 of the Credit Agreement to become a “Subsidiary Guarantor” thereunder.

Accordingly, the New Subsidiary Guarantor and the Borrower and the other Subsidiary Guarantors hereby agree as follows with the Administrative Agent, for the benefit of the Secured Parties:

1.       The New Subsidiary Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary Guarantor will be deemed to be a party to and a “Subsidiary Guarantor” under the Credit Agreement and shall have all of the obligations of a Subsidiary Guarantor thereunder as if it had executed the Credit Agreement and the other Loan Documents as a Subsidiary Guarantor. The New Subsidiary Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all representations and warranties, covenants and other terms, conditions and provisions of the Credit Agreement and the other applicable Loan Documents. Without limiting the generality of the foregoing terms of this Paragraph 1, the New Subsidiary Guarantor hereby guarantees, jointly and severally together with the other Guarantors, the prompt payment of the Secured Obligations in accordance with Article X of the Credit Agreement.

2.       After giving effect to the Supplements to the Disclosure Schedules on Exhibit A, each of the New Subsidiary Guarantor and the Borrower and the other Subsidiary Guarantors hereby agree that all of the representations and warranties contained in Article II of the Credit Agreement, Article V of the Credit Agreement and each other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are (i) with respect to representations and warranties that contain a materiality qualification, true and correct on and as of the date hereof and (ii) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and except that for purposes of this Joinder Agreement, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement.

3.       The New Subsidiary Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary Guarantor will be deemed to be a party to the Security Agreement, and shall have all the rights and obligations of an “Grantor” (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement. The New Subsidiary Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. Without limiting the generality of the foregoing terms of this Paragraph 3, the New Subsidiary Guarantor hereby grants, pledges and assigns to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in, and a right of set off, to the extent applicable, against any and all right, title and interest of the New Subsidiary Guarantor in and to the Collateral (as such term is defined in Section 2 of the Security Agreement) of the New Subsidiary Guarantor.

4.       The New Subsidiary Guarantor acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto and each Loan Document and Collateral Document and the schedules and exhibits thereto. The information on the schedules to the Credit Agreement and the Collateral Documents are hereby supplemented (to the extent permitted under the Credit Agreement or Collateral Documents) to reflect the information shown on the attached Schedule A.

5.       The Borrower and each other Subsidiary Guarantor confirm that the Credit Agreement is, and upon the New Subsidiary Guarantor becoming a Subsidiary Guarantor, shall continue to be, in full force and effect. The parties hereto confirm and agree that immediately upon the New Subsidiary Guarantor becoming a Subsidiary Guarantor the term “Obligations,” as used in the Credit Agreement, shall include all obligations of the New Subsidiary Guarantor under the Credit Agreement and under each other Loan Document.

6.       Each of the Borrower, the Subsidiary Guarantors and the New Subsidiary Guarantor agrees that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts as the Administrative Agent may reasonably request in accordance with the terms and conditions of the Credit Agreement and the other Loan Documents in order to effect the purposes of this Agreement.

7.       This Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Agreement by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

8.       This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. The terms of Sections 11.14 and 11.15 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

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IN WITNESS WHEREOF, each of the Borrower, the Subsidiary Guarantors and the New Subsidiary Guarantor has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Secured Parties, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

NEW SUBSIDIARY GUARANTOR:	[NEW SUBSIDIARY GUARANTOR], a [__________]

By:
Name:
Title:

BORROWER:	ANIKA THERAPEUTICS, INC., the Borrower

By:
Name:
Title:

OTHER SUBSIDIARY GUARANTORS:	[__________________________], as Subsidiary Guarantor

By:
Name:
Title:

Acknowledged, accepted and agreed:

BANK OF AMERICA, N.A.,

as Administrative Agent

By:
Name:
Title:

Schedule A

Schedules to Credit Agreement and Collateral Documents

[To be completed and attached by the Borrower and New Subsidiary Guarantor.]

EXHIBIT E

[Form of]

Loan Notice

TO:	Bank of America, N.A., as Administrative Agent

RE:	Credit Agreement, dated as of October 24, 2017, by and among Anika Therapeutics, Inc., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors party thereto from time to time, the Lenders party thereto from time to time and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

The undersigned hereby requests (select one):

A Borrowing of Revolving Loans

A [conversion] or [continuation] of Revolving Loans

---

1.     On                                    (the “Credit Extension Date”).

2.     In the amount of $                                            .

3.      Comprised of:              Base Rate Loans

BSBY Contract Rate Loans

BSBY Daily Floating Rate Loans

4.       For BSBY Contract Rate Loans: with an Interest Period of __ months1.

[The Revolving Borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Credit Agreement.]2

The Borrower hereby represents and warrants that the conditions specified in Section 4.02 of the Credit Agreement shall be satisfied on and as of the date of the Credit Extension Date.

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

1       Interest Period for BSBY Contract Rate Loans can only be a period of one (1), three (3), or six (6) months.

2       Include this sentence in the case of a Revolving Borrowing.

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Duly executed and delivered as of the date first written above.

ANIKA THERAPEUTICS, INC., the Borrower

By:
Name:
Title:

EXHIBIT F

Form of

Permitted Acquisition Certificate

TO:	Bank of America, N.A., as Administrative Agent

RE:	Credit Agreement, dated as of October 24, 2017, by and among Anika Therapeutics, Inc., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors party thereto from time to time, the Lenders party thereto from time to time and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

[Loan Party] intends to make an Acquisition (the “Proposed Acquisition”) of [______] (the “Target”). The undersigned Responsible Officer of the Borrower, hereby certifies that:

(a)       The Proposed Acquisition is an acquisition of a type of business (or assets used in a type of business) permitted to be engaged in by the Borrower and its Subsidiaries pursuant to the terms of the Credit Agreement.

(b)       No Default or Event of Default exists now or would exist after giving effect to the Proposed Acquisition.

(c)       After giving effect to the Proposed Acquisition, on a Pro Forma Basis, the Loan Parties are in Pro Forma Compliance, including, without limitation, with each financial covenant set forth in Section 7.11 of the Credit Agreement, and the Consolidated Leverage Ratio on a Pro Forma Basis does not exceed the maximum permitted ratio then in effect pursuant to Section 7.11 of the Credit Agreement (including if applicable, the Adjusted Consolidated Leverage Ratio) less .25x (i.e., a quarter-turn) (in each case, as demonstrated on Schedule A attached hereto).

(d)       The Loan Parties [have complied][shall comply] with Sections 6.13 and 6.14 of the Credit Agreement, to the extent required to do so thereby.

(e)       [The Target has earnings before interest, taxes, depreciation and amortization for the twelve (12) fiscal month period prior to the acquisition date, and after giving effect to any pro forma adjustments (which shall be set forth in detail on Schedule A) reasonably acceptable to the Administrative Agent, in an amount greater than $0.]1

(f)       The Proposed Acquisition is not a “hostile” acquisition and has been approved by the board of directors (or equivalent) and/or shareholders (or equivalents) of the applicable Loan Party and the Target.

1 Condition may be eliminated to the extent agreed to by the Administrative Agent.

[(g)     Attached hereto as Schedule B is (i) a description of any proposed earn-outs, milestone payments, royalty payments, working capital adjustments and other similar payments or other deferred or contingent liabilities to be incurred by (including any such liabilities of the “Target” to be assumed by) the Borrower and its Subsidiaries in connection with such Acquisition, and (ii) historical financial statements relating to the business of the Target and financial projections relating to the Borrower and its Subsidiaries after giving effect to such Acquisition (as reasonably requested by the Administrative Agent).]2

Delivery of an executed counterpart of a signature page of this Certificate by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Certificate.

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2 To be included if the Cost of Acquisitions of the Proposed Acquisition is greater than $30,000,000 or if the Acquisition on a Pro Forma Basis results in a decrease in the Consolidated EBITDA calculated in the most recently delivered Compliance Certificate pursuant to Section 6.02 of the Credit Agreement.

This Permitted Acquisition Certificate has been duly executed and delivered as of the date first set forth above.

ANIKA THERAPEUTICS, INC., the Borrower

By:
Name:
Title:

Schedule A

Financial Covenant Calculations

[To be completed and attached by the Borrower.]

[Schedule B

Description of Contingent Liabilities and Historical Financial Calculations

[To be completed by the Borrower.]]1

1 To be included, if necessary.

EXHIBIT G

[Form of]

Revolving Note

[___________, ____]

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to [_____________________] or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Revolving Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of October 24, 2017, (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. Except as otherwise provided in Section 2.04(f) of the Credit Agreement with respect to Swingline Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder (subject to applicable grace periods), such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Revolving Note is one of the Revolving Notes referred to in the Credit Agreement, and the holder is entitled to the benefits thereof. The Obligations of the Borrower under this Revolving Note are secured by the Collateral under the Collateral Documents and are entitled to the benefits of the Guaranty. Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Note and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Note.

Delivery of an executed counterpart of a signature page of this Revolving Note by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Revolving Note.

THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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This Revolving Note has been duly executed and delivered as of the date first set forth above.

ANIKA THERAPEUTICS, INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT H

[Form of]

Secured Party Designation Notice

TO:	Bank of America, N.A., as Administrative Agent

RE:	Credit Agreement, dated as of October 24, 2017, by and among Anika Therapeutics, Inc., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors party thereto from time to time, the Lenders party thereto from time to time and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

[Name of Cash Management Bank/Hedge Bank] (the “Secured Party”) hereby notifies you, pursuant to the terms of the Credit Agreement, that the Secured Party meets the requirements of a [Cash Management Bank] [Hedge Bank] under the terms of the Credit Agreement and is a [Cash Management Bank] [Hedge Bank] under the Credit Agreement and the other Loan Documents.

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

A duly authorized officer of the undersigned has executed this notice as of the day and year set forth above.

,
as a [Cash Management Bank] [Hedge Bank]

By:
Name:
Title:

,

EXHIBIT I

[Form of]

Solvency Certificate

TO:	Bank of America, N.A., as Administrative Agent

RE:	Credit Agreement, dated as of October 24, 2017, by and among Anika Therapeutics, Inc., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors party thereto from time to time, the Lenders party thereto from time to time and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

The undersigned Responsible Officer of the Borrower is familiar with the properties, businesses, assets and liabilities of the Loan Parties and is duly authorized to execute this certificate on behalf of the Borrower and the other Loan Parties.

The undersigned certifies that [he/she] has made such investigation and inquiries as to the financial condition of the Loan Parties and their Subsidiaries as the undersigned deems necessary and prudent for the purpose of providing this Solvency Certificate. The undersigned acknowledges that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Solvency Certificate in connection with the making of Credit Extensions and the other transactions contemplated under the Credit Agreement.

The undersigned certifies that the financial information, projections and assumptions which underlie and form the basis for the representations made in this Solvency Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

BASED ON THE FOREGOING, the undersigned certifies that, both before and after giving effect to the transactions contemplated by the Credit Agreement:

(a)       The fair value of the property of the Borrower, individually, and the Loan Parties, together with their Subsidiaries on a Consolidated basis, is, in each case, greater than the total amount of liabilities, including contingent liabilities, of the Borrower, individually, and the Loan Parties, together with their Subsidiaries on a Consolidated basis.

(b)       The present fair salable value of the assets of the Borrower, individually, and the Loan Parties, together with their Subsidiaries on a Consolidated basis, is, in each case, not less than the amount that will be required to pay the probable liability of the Borrower, individually, and the Loan Parties, together with their Subsidiaries on a Consolidated basis, on their respective debts as they become absolute and matured.

(c)       None of the Borrower, individually, or the Loan Parties, together with their Subsidiaries on a Consolidated basis, intends to, or believes that it will, incur debts or liabilities beyond such respective Person’s ability to pay such debts and liabilities as they mature.

(d)       None of the Borrower, individually, or the Loan Parties, together with their Subsidiaries on a Consolidated basis, is engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital.

(e)       The Borrower, individually, and the Loan Parties, together with their Subsidiaries on a Consolidated basis, is able, individually or on a Consolidated basis, as applicable, to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.

(f)       The amount of contingent liabilities at any time have been computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Delivery of an executed counterpart of a signature page of this Solvency Certificate by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Solvency Certificate.

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This Solvency Certificate has been duly executed and delivered by the undersigned as of the date first written above.

ANIKA THERAPEUTICS, INC., the Borrower

By:
Name:
Title:

EXHIBIT J

[Form of]

Swingline Loan Notice

TO:	Bank of America, N.A., as Administrative Agent and Swingline Lender

RE:	Credit Agreement, dated as of October 24, 2017, by and among Anika Therapeutics, Inc., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

The undersigned hereby requests a Swingline Loan:

1.     On                                                                                                            (the “Credit Extension Date”)

2.     In the amount of $                                                                .

The Swingline Borrowing requested herein complies with the requirements of the proviso contained in the second sentence of Section 2.04(a) of the Credit Agreement.

The Borrower hereby represents and warrants that the conditions specified in Section 4.02 shall be satisfied on and as of the date of the Credit Extension Date.

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

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Duly executed and delivered as of the date first written above.

ANIKA THERAPEUTICS, INC., the Borrower

By:
Name:
Title:

EXHIBIT K-1

[Form of]

U.S. Tax Compliance Certificate

(For Foreign Lenders That Are Not Partnerships
For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of October 24, 2017, by and among Anika Therapeutics, Inc., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement). Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any Revolving Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (b) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF FOREIGN LENDER]

By:
Name:
Title:

Date: ________ __, ___

EXHIBIT K-2

[Form of]

U.S. Tax Compliance Certificate

(For Foreign Participants That Are Not Partnerships

For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of October 24, 2017, by and among Anika Therapeutics, Inc., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement). Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, ___

EXHIBIT K-3

[Form of]

U.S. Tax Compliance Certificate

(For Foreign Participants That Are Partnerships

For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of October 24, 2017, by and among Anika Therapeutics, Inc., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement). Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, ___

EXHIBIT K-4

[Form of]

U.S. Tax Compliance Certificate

(For Foreign Lenders That Are Partnerships

For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of October 24, 2017, by and among Anika Therapeutics, Inc., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement). Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any Revolving Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Revolving Note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (ii) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, ___

EXHIBIT L

Intentionally Omitted.

EXHIBIT M-1

[Form of]

Landlord Waiver (Books and Records Location)

This LANDLORD WAIVER AND CONSENT (this “Waiver and Consent”) is entered into as of this ___ day of _______________, 20___, by ________________, a _____________________ (the “Landlord”), the sole owner of the Premises (as defined below) in favor of BANK OF AMERICA, N.A., in its capacity as administrative agent (the “Agent”) for itself and certain other secured parties (the “Secured Parties”) providing the financing arrangements referenced below.

______________________, a _______________ (including any of its successors and assigns, the “Company”) is the lessee under a lease attached hereto as Exhibit A (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Lease”) between the Company and the Landlord covering a portion of the premises located at ______________________ (the “Premises”) of which the Landlord is the sole owner. Anika Therapeutics, Inc., a Delaware corporation (the “Borrower”) and certain of its affiliates (including, without limitation, the Company) are entering into, or have entered into, certain financing arrangements with the Agent and the Secured Parties which require, among other things, that the Borrower, the Company and such affiliates grant a security interest in favor of the Agent, for the benefit of the Secured Parties, in substantially all of the goods, documents, books and records and any other personal property of the Borrower, the Company and such affiliates, whether now owned or hereafter acquired, at any time located on the Premises (collectively, the “Collateral”).

To induce the Secured Parties to extend credit to the Company, the Landlord agrees that: (a) none of the Collateral located on the Premises shall be deemed to be fixtures, and all of the Collateral shall remain the personal property of the Company and its affiliates; (b) the Landlord will notify the Agent if the Company defaults under the Lease and allow the Agent at least 45 days from its receipt of such notice in which to cure or cause the Company to cure any such default; (c) if the Landlord intends to take possession of the Premises during the term of the Lease, it will notify the Agent at least 45 days before taking such action; (d) the Landlord will not assert against any of the Collateral any security interest, landlord’s lien, claim or any other statutory or possessory lien or right, including, without limitation, any right of levy or distraint for rent; and (e) if the Company defaults on its obligations to the Secured Parties (a “Default”) and, as a result, the Agent or the Secured Parties undertake to enforce its security interest in the Collateral, the Landlord will permit the Agent for a period of up to 60 days after the Agent notifies the Landlord of such Default, to enter onto the Premises to preserve and remove any Collateral from the Premises, the Agent, on behalf of the Secured Parties, agreeing (i) to repair, at Agent’s expense, or reimburse Landlord for any physical damage to the Premises actually caused by the conduct of any removal of Collateral by or through the Agent (ordinary wear and tear excluded) and (ii) to pay to the Landlord the per diem “Base Rent” that the Company is obligated to pay under the lease for the period the Agent, for purposes of such removal, occupies the Premises. Landlord and Company represent and warrant that the Lease, together with all assignments, modifications, supplementations and amendments thereto set forth in Exhibit A, represents, as of the date hereof, the entire agreement between the parties with respect to the lease of the Premises.

Any notices under this Waiver and Consent shall be sent by certified mail, addressed to the Agent or the Landlord, as applicable, at its address set forth below. The Landlord will notify all successor claimants to an interest in the Premises of this Waiver and Consent which shall be binding upon the Landlord’s successors and assigns. Upon any permitted transfer or assignment of the Lease by the Company to a successor or assign, the term “Company” shall automatically be deemed to refer to any such successor or assignee.

Delivery of an executed counterpart of this Waiver and Consent by facsimile or electronic mail in portable document format (.pdf) shall be equally effective as delivery of an original executed counterpart of this Waiver and Consent. This Waiver and Consent may be executed in any number of several counterparts. This Waiver and Consent shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. This Waiver and Consent may not be amended, modified or waived except by a written amendment or instrument signed by each of the Landlord, the Company and the Agent. The effectiveness of this Waiver and Consent and the Agent’s rights hereunder shall not be affected by and shall extend to any amendment or modification of the documents governing the financing arrangements. This Waiver and Consent shall terminate upon the earlier of (i) such time as all the obligations owing from the Borrower, the Company and their affiliates to Agent have been paid in full and the financing arrangements have been terminated and (ii) the Landlord’s receipt of written notice from the Agent terminating this Waiver and Consent.

THE LANDLORD WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THE LANDLORD MAY HAVE TO CLAIM OR RECOVER FROM THE AGENT IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES. THE LANDLORD AND THE AGENT HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE BETWEEN THE LANDLORD AND THE AGENT IN ANY WAY RELATED TO THIS WAIVER AND CONSENT.

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IN WITNESS WHEREOF, the Landlord and Agent have each caused this Waiver and Consent to be duly executed by their respective authorized representatives as of the date first set forth above.

LANDLORD:

_______________________________

By: __________________________

Name:

Its:

Address for Notices:

______________________

______________________

______________________

COMPANY:

_______________________________

By: __________________________

Name:

Its:

Address for Notices:

______________________

______________________

______________________

AGENT:

BANK OF AMERICA, N.A., as Agent

By:__________________________

Name:

Title:

Address for Notices:

Bank of America, N.A.

[___________]

Attn:

Exhibit A

Lease

Please see attached.

EXHIBIT M-2

[Form of]

Landlord Waiver (Inventory Location)

LANDLORD WAIVER

THIS LANDLORD WAIVER (this “Agreement”) is entered into as of this [____] day of [___________], 2017 by [______________________], a [_________________] (“Landlord”), the owner of certain real property, buildings and improvements located at [_______________], and Bank of America, N.A., as administrative agent (the “Administrative Agent”) for itself and the other Lenders from time to time party to that certain Credit Agreement, dated as of October 24, 2017 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement) by and among Anika Therapeutics, Inc., a Delaware corporation (the “Borrower”), the guarantors from time to time party thereto (the “Subsidiary Guarantors” and together with the Borrower, the “Loan Parties”), the Lenders from time to time party thereto (the “Lenders”) and the Administrative Agent.

Recitals:

A.       The Lenders have agreed to provide the Borrower with certain financial accommodations (the “Loans”) under the terms and conditions of the Credit Agreement. The Loan Parties have secured the repayment of the Loans and certain other obligations (collectively, the “Obligations”) by granting the Administrative Agent, for the benefit of the Secured Parties, a security interest in substantially all of the Loan Parties’ personal property, whether now owned or hereafter acquired, including all proceeds of any of the foregoing (collectively, the “Collateral”).

B.       Whereas Landlord is the lessor under the lease attached hereto as Exhibit A (the “Lease”) with [_________________] (the “Tenant”) as lessee pursuant to which Landlord has leased certain premises to Tenant located at [____________________] (the “Premises”).

C.       As a condition to extending the Loans, the Administrative Agent has requested that the Loan Parties obtain, and cause the Landlord to provide, a waiver and subordination, pursuant to the terms of this Agreement, of all of its rights against any of the Collateral until the Facility Termination Date.

NOW, THEREFORE, in consideration of the foregoing, and the mutual benefits accruing to the Administrative Agent and Landlord as a result of the Loans provided by the Lenders pursuant to the Credit Agreement, the sufficiency and receipt of such consideration being hereby acknowledged, the parties hereto agree as follows:

1.       Landlord hereby subordinates in favor of the Administrative Agent, for the benefit of the Secured Parties, any and all rights or interests that Landlord, or its successors and assigns, may now or hereafter have in or to the Collateral, including, without limitation, any lien, claim, charge or encumbrance of any kind or nature, arising by statute, contract, common law or otherwise.

2.       Landlord hereby agrees that the liens and security interests existing in favor of the Administrative Agent, for the benefit of the Secured Parties, shall be prior and superior to (a) any and all rights of distraint, levy, and execution which Landlord may now or hereafter have against the Collateral, (b) any and all liens and security interests which Landlord may now or hereafter have on and in the Collateral, and (c) any and all other rights, demands and claims of every nature whatsoever which Landlord may now or hereafter have on or against the Collateral for any reason whatsoever, including, without limitation, rent, storage charge, or similar expense, cost or sum due or to become due Landlord by Tenant under the provisions of any lease, storage agreement or otherwise, and Landlord hereby subordinates all of its foregoing rights and interests in the Collateral to the security interest of the Administrative Agent in the Collateral. Landlord deems the Collateral to be personal property, not fixtures.

3.       Upon written notice from the Administrative Agent that an event of default has occurred and is continuing under the Credit Agreement, Landlord agrees that the Administrative Agent or its delegates or assigns may enter upon the Premises at any time or times, during normal business hours, to inspect or remove the Collateral, or any part thereof, from the Premises, without charge, either prior to or subsequent to the termination of the Lease, provided that in any event such removal shall occur no later than forty-five (45) days after the termination of the Lease. The Administrative Agent shall repair or pay reasonable compensation to Landlord for damage, if any, to the Premises caused by the removal of the Collateral. In addition to the above removal rights, the Landlord will permit the Administrative Agent to remain on the Premises for forty-five (45) days after the Administrative Agent gives the Landlord notice of its intention to do so and to take such action as the Administrative Agent deems necessary or appropriate in order to liquidate the Collateral, provided that the Administrative Agent shall pay to the Landlord the basic rent due under the Lease pro-rated on a per diem basis determined on a 30-day month (provided, that such rent shall exclude any rent adjustments, indemnity payments or similar amounts payable under the Lease for default, holdover status or similar charges).

4.       Landlord represents and warrants: (a) that it has not assigned its claims for payment, if any, nor its right to perfect or assert a lien of any kind whatsoever against Tenant’s Collateral; (b) that it has the right, power and authority to execute this Agreement; (c) that it holds legal title to the Premises; (d) that it is not aware of any breach or default by the Tenant of its obligations under the Lease with respect to the Premises; and (e) the Lease, together with all assignments, modifications, supplementations and amendments set forth in Exhibit A, represents, as of the date hereof, the entire agreement between the parties with respect to the lease of the Premises. Landlord further agrees to provide the Administrative Agent with prompt written notice in the event that Landlord sells the Premises or any portion thereof.

5.       The Landlord shall send to the Administrative Agent (in the manner provided herein) a copy of any notice or statement sent to the Tenant by the Landlord asserting a default under the Lease. Such copy shall be sent to the Administrative Agent at the same time such notice or statement is sent to the Tenant. Notices shall be sent to the Administrative Agent by prepaid, registered or certified mail, addressed to the Administrative Agent at the address listed on its signature page hereto, or such other address as the Administrative Agent shall designate to the Landlord in writing.

6.       The Landlord shall not terminate the Lease or pursue any other right or remedy under the Lease by reason of any default of the Tenant under the Lease, until the Landlord shall have given a copy of such written notice to the Administrative Agent as provided above and, in the event any such default is not cured by the Tenant within any time period provided for under the terms and conditions of the Lease, the Landlord will allow the Administrative Agent (a) thirty (30) days from the expiration of the Tenant’s cure period under the Lease within which the Administrative Agent shall have the right, but shall not be obligated, to remedy such act, omission or other default and Landlord will accept such performance by the Administrative Agent and (b) up to an additional sixty (60) days to occupy the Premises; provided that during such period of occupation the Administrative Agent shall pay to the Landlord the basic rent due under the Lease pro-rated on a per diem basis determined on a thirty (30) day month (provided that such rent shall exclude any rent adjustments, indemnity payments or similar amounts payable under the Lease for default, holdover or similar charge). The Administrative Agent shall not (a) be liable to the Landlord for any diminution in value caused by the absence of any removed Collateral or for any other matter except as specifically set forth herein or (b) have any duty or obligation to remove or dispose of any Collateral or other property left on the Premises by the Tenant.

7.       The undersigned will notify all successor owners, transferees, purchasers and mortgagees of the Premises of the existence of this Agreement. The agreements contained herein may not be modified or terminated orally and shall be binding upon the successors, assigns and personal representatives of the undersigned, upon any successor owner or transferee of the Premises, and upon any purchasers, including any mortgagee, from the undersigned.

8.       This Agreement shall continue in effect until the Facility Termination Date and any substitutions therefor, shall be binding upon the successors, assigns and transferees of Landlord, and shall inure to the benefit of the transferees of Landlord, and shall inure to the benefit of the Administrative Agent, each Secured Party and their respective successors and assigns. Landlord hereby waives notice of the Administrative Agent’s acceptance of and reliance on this Agreement.

9.       This Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Agreement by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

10.       This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. All judicial proceedings brought by the Landlord, the Administrative Agent or the Tenant with respect to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York, and, by execution and delivery of this Agreement, each of the Landlord, Administrative Agent and the Tenant accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available.

11.       This Agreement represents the agreement of the Landlord, Administrative Agent and the Tenant with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Landlord, Administrative Agent and the Tenant relative to the subject matter hereof not expressly set forth or referred to herein.

12.       This Agreement may not be amended, modified or waived except by a written amendment or instrument signed by each of the Landlord, the Administrative Agent and the Tenant.

13.       WAIVER OF SPECIAL DAMAGES. THE LANDLORD WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THE LANDLORD MAY HAVE TO CLAIM OR RECOVER FROM THE AGENT IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

14.       JURY WAIVER. THE LANDLORD AND THE ADMINISTRATIVE AGENT HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE BETWEEN THE LANDLORD AND THE ADMINISTRATIVE AGENT IN ANY WAY RELATED TO THIS WAIVER.

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IN WITNESS WHEREOF, Landlord and the Administrative Agent have each caused this Agreement to be duly executed by their respective authorized representatives as of the date first above written.

____________________________, as Landlord

By:
Name:
Title:

Address for Notices:

Acknowledged and Agreed:

________________________________,

as Tenant

By:

Name:

Title:

Address for Notices:

Acknowledged and Agreed:

BANK OF AMERICA, N.A.,

as Administrative Agent

By:

Name:

Title:

Address for Notices:

Exhibit A

Lease

[TO BE ATTACHED]

EXHIBIT N1

[Form of]

Authorization to Share Insurance Information

TO:	Insurance Agent

RE:	Credit Agreement, dated as of October 24, 2017, by and among Anika Therapeutics, Inc., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors party thereto from time to time, the Lenders party thereto from time to time and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	__________________ ___, _______

Grantor:	[Insert Applicable Loan Party Name] (the “Grantor”)

Administrative Agent:	Bank of America, N.A., as Administrative Agent for the Secured Parties, I.S.A.O.A., A.T.I.M.A.
Attn: MAC Legal, Mail Code: NC1-001-05-45
101 N Tryon St
Charlotte, NC, 28255-0001

Policy Number:	[Insert Applicable Policy Number]

Insurance Company/Agent:	[Insert Applicable Insurance Company/Agent] (the “Insurance Agent”)

Insurance Company Address:	[Insert Insurance Company’s Address]

Insurance Company Telephone No.:	[Insert Insurance Company’s Telephone No.]

Insurance Company Fax No.:	[Insert Insurance Company’s Fax No.]

The Grantor hereby authorizes the Insurance Agent to send evidence of all insurance to the Administrative Agent, as may be requested by the Administrative Agent, together with requested insurance policies, certificates of insurance, declarations and endorsements.

Delivery of an executed counterpart of a signature page of this Authorization to Share Insurance Information by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Authorization to Share Insurance Information.

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1 Note to Draft: Delivery is subject to review and discussion.

IN WITNESS WHEREOF, this Authorization to Share Insurance Information has been duly executed and delivered as of the date first set forth above.

[GRANTOR NAME],
a [Jurisdiction and Type of Organization]

By:
Name:
Title:

EXHIBIT O

[Form of]

Notice of Loan Prepayment

TO:	Bank of America, N.A., as [Administrative Agent][Swingline Lender]

RE:	Credit Agreement, dated as of October 24, 2017, by and among Anika Therapeutics, Inc., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors party thereto from time to time, the Lenders party thereto from time to time and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

The Borrower hereby notifies the Administrative Agent that on __________ ___, 20___1 pursuant to the terms of Section 2.05 (Prepayments) of the Credit Agreement, the Borrower intends to prepay/repay the following Loans as more specifically set forth below:

Optional prepayment of Revolving Loans in the following amount(s):

BSBY Contract Rate Loans: $                                 2

                   Applicable Interest Period:

BSBY Daily Floating Rate Loans: $

Base Rate Loans: $                                 3

Optional prepayment of Swingline Loans in the following amount: $                                 4

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

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1 Specify date of such prepayment.

2 Any prepayment of BSBY Contract Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or if less, the entire principal amount thereof outstanding).

3 Any prepayment of Base Rate Loans or BSBY Daily Floating Rate Loans shall be in a principal amount of $250,000 or a whole multiple of $100,000 in excess thereof (or if less, the entire principal amount thereof outstanding).

4 Any prepayment of Swingline Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof (or if less, the entire principal amount thereof outstanding).

IN WITNESS WHEREOF, this Notice of Loan Prepayment has been duly executed and delivered as of the date first set forth above.

ANIKA THERAPEUTICS, inc., the Borrower

By:
Name:
Title: